                                                                   EXHIBIT 10(g)








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                               CREDIT AGREEMENT


                             dated April 20, 1988

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                                 R.D.T., INC.

                                     AND

                            NBD GRAND RAPIDS, N.A.

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
                              TABLE OF CONTENTS




ARTICLE                                                                 PAGE
-------                                                                 ----
  I.    DEFINITIONS .................................................      1

 II.    WORKING CAPITAL REVOLVING CREDIT ............................      4

        2.1  Loan ...................................................      4
        2.2  Use of Proceeds ........................................      5
        2.3  Payment of Working Capital Revolving Credit Note .......      5
        2.4  Interest ...............................................      5
        2.5  Arrangement Fee and Commitment Fee .....................      5
        2.6  Facility Fee ...........................................      5

III.    FIXED ASSET REVOLVING CREDIT ................................      6

        3.1  Loan ...................................................      6
        3.2  Use of Proceeds ........................................      6
        3.3  Payment of Fixed Asset Revolving Credit Note ...........      6
        3.4  Interest ...............................................      6
        3.5  Commitment Fee .........................................      7
        3.6  Conversion to Term Loan ................................      7

 IV.    SECURITY ....................................................      7

  V.    WARRANTIES AND REPRESENTATIONS ..............................      8

        5.1  Corporate Existence and Power ..........................      8
        5.2  Subsidiaries ...........................................      8
        5.3  Corporate Authority ....................................      8
        5.4  Binding Effect .........................................      9
        5.5  Litigation .............................................      9
        5.6  Consents, Etc ..........................................      9
        5.7  Taxes ..................................................      9
        5.8  Title to Properties ....................................      9
        5.9  Financial Condition ....................................      9
        5.10 Use of Loan Proceeds ...................................     10
        5.11 Other Agreements .......................................     10
        5.12 Employee Retirement Income Security Act ................     10

 VI.    COVENANTS ...................................................     11

        6.1   Affirmative Covenants .................................     11
             (a)  Preservation of Corporate Existence ...............     11
             (b)  Maintenance and Access to Books and Records .......     11
             (c)  Compliance with Laws, Etc .........................     11
             (d)  Maintenance of Insurance ..........................     11
             (e)  Reporting Requirements ............................     11

        6.2  Negative Covenants .....................................     13
             (a)  Indebtedness ......................................     13
             (b)  Liens .............................................     13

ARTICLE                                                                  PAGE
-------                                                                  ----
                (c)  Sale or Purchase of Assets; Merger, Etc.........      13
                (d)  Advances........................................      14
                (e)  Tangible Net Worth..............................      14
                (f)  Leverage Ratio..................................      14
                (g)  Working Capital.................................      14
                (h)  Dividend Distributions, Etc.....................      14
                (i)  Conduct of Business; Management.................      15
                (j)  Repayment of Advances from Riviera..............      15

 VII.   CONDITIONS PRECEDENT.........................................      15

        7.1  Conditions for Disbursements of Initial Loan............      15
        7.2  Conditions for Disbursement of Each Loan................      17

VIII.   DEFAULT......................................................      18

        8.1  Events of Default.......................................      18
        8.2  Remedies................................................      20

 IX.    MISCELLANEOUS................................................      21

        9.1  Amendments..............................................      21
        9.2  No Waiver; Cumulative Remedies..........................      21
        9.3  Notices.................................................      21
        9.4  Expenses................................................      22
        9.5  Reliance on and Survival of Various Provisions..........      22
        9.6  Successors and Assigns..................................      22
        9.7  Governing Law...........................................      22
        9.8  Interest Rate Limitation................................      22
        9.9  Integration and Severability............................      23
        9.10 Table of Contents and Headings..........................      23


EXHIBITS
--------

Working Capital Revolving Credit Note                                       A
Fixed Asset Revolving Credit Note                                           B
Term Note                                                                   C
Permitted Liens, Security Interests and Indebtedness                        D


                                CREDIT AGREEMENT



     THIS AGREEMENT is made this 20th day of April, 1988 between R.D.T., INC., a Michigan corporation (hereinafter referred to as "Borrower"), having its principal offices at 3859 Roger B. Chaffee Drive, S.E., Grand Rapids, Michigan 49508 and NBD GRAND RAPIDS, N.A., a National Banking Association, having its principal offices at 200 Ottawa Avenue, N.W., Grand Rapids, Michigan 49503 (hereinafter referred to as the "Bank").

                                  WITNESSETH:

     WHEREAS the Borrower desires to obtain revolving bank credits in the aggregate original principal sum not to exceed $7,900,000 in order to repay existing indebtedness and to provide funds for the Borrower's corporate purposes; and

     WHEREAS the Bank is willing to establish such credit facilities in favor of the Borrower on the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained the parties hereto agree as follows:

                                   ARTICLE I
                                  Definitions

     As used herein, the following terms shall have the following meanings:

     "Acceptable Accounts Receivable" shall mean those trade accounts receivable of the Borrower, valued at the face amount thereof, other than those accounts receivable that are (a) more than 120 days past due, (b) due from any Affiliate of the Borrower, except that for periods during which an agreement pursuant to Section 7.1(j) hereof is in effect, accounts receivable from Motor Wheel Corporation shall not be excluded by reason of this subsection (b), (c) subject to any known offset, (d) related to goods or services sold which have been rejected or with respect to which the amount is in dispute, (e) payable by any person located outside the United States or Canada, or (f) reasonably deemed by the Bank to be otherwise unacceptable.

     "Acceptable Inventory" shall mean inventory of Borrower, valued at the lower of cost or market, other than inventory that is (a) not readily saleable or usable in the business of the Borrower, (b) located outside the United States or Canada, or (c) reasonably deemed by the Bank to be otherwise unacceptable.

     "Value of Acceptable Contracts in Progress" shall mean the costs incurred by the Borrower that, in accordance with generally accepted accounting principles, are allocable to tool and die projects in progress for which there are binding purchase orders issued to the Borrower by an automotive manufacturing company, an accepted supplier thereof, or another manufacturing company acceptable to the Bank, other than projects (a) for or on behalf of an Affiliate of the Borrower, except that (i) for periods during which an agreement pursuant to Section 7.1(j) hereof is in effect, purchase orders from Motor Wheel Corporation shall not be excluded by reason of this subsection (a) and (ii) purchase orders from Riviera Plastic Products Company shall not be excluded hereunder where Riviera Plastic Products Company has a binding purchase order from its customer for said tooling; (b) which have been rejected or are in dispute; (c) the accounts receivable with respect to which is payable by any person located outside the United States or Canada; or (d) that are reasonably deemed by the Bank to be otherwise unacceptable.

     "Affiliate" when used with respect to any person, shall mean (a) any person which, directly or indirectly, controls or is controlled by or is under common control with such person; (b) any person owning or controlling 10% or more of the outstanding voting securities of such person; or (c) any officer or director of such person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise. For purposes of this definition, Motor Wheel Corporation and Riviera Plastics Products Company shall be considered Affiliates of the Borrower.

     "Borrowing Base" shall mean the sum of (a) 85% of Acceptable Accounts Receivable; (b) 50% of Acceptable Inventory; and (c) 50% of the Value of Acceptable Contracts in Progress, but in no event shall this component exceed $2,000,000.

     "Cumulative Net Income" shall mean the net income after taxes of the Borrower for the period commencing on September l, 1987 through the end of the most recently completed fiscal year of the Borrower, taken as one accounting period, all as determined in accordance with generally accepted accounting principles.

     "Current Assets" and "Current Liabilities" shall mean all assets or liabilities, respectively, which in accordance with generally accepted accounting principles, should be classified as current assets or current liabilities, respectively, on a balance sheet.

     "Event of Default" shall mean any of the events or conditions described in
Section 8.1.

     "Fixed Asset Revolving Credit Commitment" shall mean the commitment of the Bank to lend pursuant to Section 3.1.

     "generally accepted accounting principles" shall mean generally accepted accounting principles applied on a basis consistent with that reflected in the financial statements referred to in Section 5.8.

     "Indebtedness" of the Borrower shall mean, as of any date, (a) all obligations of the Borrower for borrowed money, (b) all obligations which are secured by any lien or encumbrance existing on property owned by the Borrower whether or not the obligation secured thereby shall have been assumed by the Borrower, (c) all obligations as lessee under any lease which, in accordance with generally accepted accounting principles, is or should be capitalized on the books of the lessee, (d) the deferred purchase price for goods, property or services acquired by the Borrower, and all obligations of the Borrower to purchase goods, property or services where payment therefor is required regardless of whether or not delivery of such goods or property or the performance of such services is ever made or tendered, (e) all obligations of the Borrower to advance funds to, or to purchase property or services from, any other person in order to maintain the financial condition of the Borrower, (f) liabilities in respect of unfunded vested benefits under any Plan of the Borrower, and (g) all obligations of others for which the Borrower is liable, contingently or otherwise, as obligor, guarantor or in any other capacity, or in respect of which obligations the Borrower assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business).

     "Leverage Ratio" shall mean the ratio of Total Liabilities to Tangible Net Worth.

     "Loan" or "Loans" shall mean any borrowing under Section 2.1 or Section
3.1.

     "Notes" shall mean the promissory notes of the Borrower evidencing the Loans, in substantially the form of Exhibits A, B and C attached hereto, as amended or modified from time to time together with any promissory note or notes issued in exchange or replacement therefor. "Note" shall mean any one of the Notes.

     "person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a government (foreign or domestic), and any agency or political subdivision thereof, or any other entity.

     "Plan" shall mean any employee benefit or other plan maintained by the Borrower for its employees and covered by Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time or to which
Section 412 of the Internal Revenue Code of 1986, as amended, applies.

     "Prime Rate" shall mean that rate of interest per annum announced by the Bank from time to time as its prime rate, regardless of the rates of interest, including the lowest rate of interest, actually charged to any of its customers. The Prime Rate shall change simultaneously with any change in such "prime rate."

     "Riviera" shall mean Riviera Die and Tool, Inc. (formerly known as New 3, Inc.), a Michigan corporation, the owner of all of the issued and outstanding capital stock of the Borrower.

     "Tangible Net Worth" shall mean, as of any date, (a) the amount of any capital stock or similar ownership liability plus (or minus in the case of a deficit) capital surplus and retained earnings, less (b) the net book value of all items of the following character which are included in the assets: (i) goodwill, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) stock discount and expense, (v) patent, trademark, trade names and copyrights, (vi) treasury stock, (vii) franchises, licenses and permits, and (viii) other assets which are deemed intangible assets under generally accepted accounting principles.

     "Total Liabilities" shall mean, as of any date, all obligations which are or should be classified as liabilities on a balance sheet in accordance with generally accepted accounting principles.

     "Working Capital" shall mean, as of any date, the amount, if any, by which the sum of the Current Assets and the unused available credit under the Fixed Assets Revolving Credit Commitment exceeds the sum of the Current Liabilities and the then outstanding principal balance of borrowings under the Working Capital Revolving Credit Commitment.

     "Working Capital Revolving Credit Commitment" shall mean the commitment of the Bank to lend pursuant to Section 2.1.



                                   ARTICLE II

                        Working Capital Revolving Credit

     2.1 Loan. Subject to all of the terms and conditions hereof, the Bank agrees to lend to the Borrower from time to time through the third anniversary date of this Agreement or termination of the Bank's obligation to lend under this Agreement, whichever is the first to occur, such sums in multiples of Twenty-Five Thousand Dollars ($25,000.00) as may be requested from time to time by the Borrower in a manner specified by the Bank, provided that the aggregate principal amount outstanding at any time pursuant to the provisions of this
Section 2.1 shall not exceed the lesser of Four Million Five Hundred Thousand Dollars ($4,500,000.00) (the "Working Capital Revolving Credit") or the Borrowing Base. In the event the principal amount outstanding at any time shall exceed the lesser of said amounts, the Borrower shall forthwith pay to the Bank an amount sufficient to eliminate such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, prepay pursuant to Section 2.3, and reborrow under this Section 2.1. Upon the execution of this Agreement, Borrower shall execute and deliver to the Bank a revolving note in the form of Exhibit A attached hereto (the "Working Capital Revolving Credit Note"), the terms of which are incorporated herein by reference. All commitments by the Bank on behalf of the Borrower by way of instrument certification, letter of credit or similar device shall be considered loans pursuant to this Section 2.1.

     2.2 Use of Proceeds. The proceeds of the loans pursuant to this Article II shall be used to refinance existing revolving credit debt and to assist with the working capital needs of the Borrower.

     2.3 Payment of Working Capital Revolving Credit Note; Prepayment. Except as payment of part or all of the principal amount of the loans outstanding pursuant to this Article II is sooner required to be made under Section 2.1 or
Article VIII hereof, the full principal amount of the loans outstanding under this Article II and all accrued interest thereon shall be paid by Borrower on or before the third anniversary date of this Agreement. The Borrower may prepay all or any part of the indebtedness under Section 2.1 at any time without penalty provided any prepayment shall be in a multiple of One Thousand Dollars ($1,000.00).

     2.4 Interest. Except as provided in Article VIII hereof, the Working Capital Revolving Credit Note shall bear interest at the annual rate of three-quarters of one percent (3/4%) over the Prime Rate. Interest shall be computed daily on the basis of a Three Hundred Sixty (360) day year and shall be billed to the Borrower monthly based upon the principal balance outstanding and the actual number of days in the preceding month. Interest shall be due and payable no later than the first day of each month.

     2.5 Arrangement Fee and Commitment Fee. The Borrower agrees to pay to the Bank upon the execution of this Agreement a one-time, non-refundable loan arrangement fee of Fifty Thousand Dollars ($50,000.00). The Borrower also agrees to pay to the Bank a Commitment Fee at a rate equal to three-eighths of one percent (3/8%) per annum on the average daily unused portion of the Working Capital Revolving Credit for the period from the date of this Agreement to and including the third anniversary date of this Agreement, and thereafter until full payment of the Working Capital Revolving Credit Note. Accrued commitment fees shall be payable quarterly in arrears on the 1st day of each January, April, July and October commencing on the first such day after the date of this Agreement.

     2.6 Facility Fee. The Borrower agrees to pay to the Bank a facility fee at a rate equal to one-eighth of one percent (1/8%) per annum on the Working Capital Revolving Credit, whether used or unused, for the period from the date of this Agreement to and including the third anniversary date of this Agreement, and thereafter until payment of the Working Capital Revolving Credit Note. The facility fee shall be payable quarterly in arrears on the 1st day of each January, April, July and October commencing on the first such day after the date of this Agreement.

                                  ARTICLE III

                          Fixed Asset Revolving Credit

     3.1 Loan. Subject to all of the terms and conditions hereof, the Bank agrees to lend to the Borrower from time to time through the first anniversary date of Agreement or termination of the Bank's obligation to lend under this Agreement, whichever is the first to occur, such sums in multiples of Twenty-Five Thousand Dollars ($25,000.00) as may be requested from time to time by the Borrower in a manner specified by the Bank, provided that the aggregate principal amount outstanding at any time pursuant to the provisions of this
Section 3.1 shall not exceed Three Million Four Hundred Thousand Dollars ($3,400,000.00). In the event the principal amount outstanding at any time shall exceed the said amount, the Borrower shall forthwith pay to the Bank an amount sufficient to eliminate such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, prepay and reborrow under this
Section 3.1. Upon the execution of this Agreement, the Borrower shall execute and deliver to the Bank a revolving credit note of even date herewith in the form of Exhibit B attached here (the "Fixed Asset Revolving Credit Note"), the terms of which are incorporated herein by reference.

     3.2 Use of Proceeds. The proceeds of the loans pursuant to this Article III shall be used to repay existing Indebtedness of the Borrower and to purchase machinery and equipment.

     3.3 Payment of Fixed Asset Revolving Credit Note. Except as payment of part or all of the principal amount of the loans outstanding is sooner required under Section 3.1 or Article VIII, the full principal amount of the loans outstanding under this Article III and all accrued interest thereon shall be paid by the Borrower on the first anniversary date of this Agreement, at which time the then outstanding principal balance of the loans under Section 3.1 shall automatically be converted to a term loan pursuant to Section 3.6 below, whereupon the provisions of Section 3.1 concerning the extensions of loans shall terminate.

     3.4 Interest. Except as provided in Article VIII hereof, the Fixed Asset Revolving Credit Note shall bear interest at the annual rate of one and one-quarter percent (1 1/4%) over the Prime Rate. Interest shall be computed daily on the basis of a Three hundred Sixty (360) day year and shall be billed to the Borrower monthly based upon the principal balance outstanding and the actual number of days in the preceding month. Interest shall be due and payable no later than the first day of each month.

     3.5 Commitment Fee. The Borrower agrees to pay to the Bank a commitment fee on the average daily unused portion of the Fixed Asset Revolving Credit Commitment for the period from the date of this Agreement to and including the first anniversary date of this Agreement, at a rate equal to three-eighths of one percent (3/8%) per annum. Accrued commitment fees shall be payable quarterly in arrears on the 1st day of each January, April, July and October commencing on the first such day after the date of this Agreement.

     3.6 Conversion to Term Loan. Subject to the terms and conditions of this Agreement, on the first anniversary date of this Agreement, the then outstanding principal balance of the loans under Section 3.1, up to Three Million Four Hundred Thousand Dollars ($3,400,000.00), shall automatically be converted to a five-year term loan (the "Term Loan"). The Term Loan shall be evidenced by a term note in substantially the form of Exhibit C attached (the "Term Note"), which shall be executed by the Borrower as of the first anniversary date of this Agreement and, except as provided in Article VIII hereof, shall bear interest at a rate of one and one-quarter percent (1 1/4%) per annum over the Prime Rate. Interest on the Term Note shall be computed daily on the basis of a Three Hundred Sixty (360) day year and shall be billed and payable quarterly based upon the principal balance outstanding and the actual number of days in the preceding quarter. The principal of the Term Note shall be paid in 20 equal quarterly installments in an amount equal to five percent (5%) of the original principal balance of the Term Note, commencing on the first (1st) day of the third (3rd) month after the date of Term Note and continuing on the first (1st) day of each third (3rd) month thereafter. The Borrower may prepay the principal portion of the Term Note in whole or in part at any time and from time to time without penalty only after the first anniversary date of the Term Note.

                                   ARTICLE IV

                                    Security

     The Notes shall be secured by:

     4.1 A first and fully perfected security interest in all of the Borrower's tangible and intangible personal property of any kind or nature, now owned or hereafter acquired, including without limitation, all accounts receivable, accounts, contract rights, instruments, chattel paper, general intangibles, inventory, machinery, equipment, fixtures, leasehold improvements, furnishings, vehicles, tools and dies, and all additions, substitutions and replacements thereto and all proceeds thereof, "which security interest shall be evidenced by separate Security Agreements (the "Security Agreements") of even date between the Borrower and the Bank covering the several types of collateral described above, except that the Bank shall have a second and fully perfected security interest in those assets of the Borrower listed in Exhibit D subordinate only to the permitted security interests and permitted indebtedness of the Borrower identified therein.

     4.2 A collateral assignment of a life insurance policy or policies in the face amount of $2,500,000 insuring the life of Kenneth Rieth, which assignment shall be evidenced by a separate assignment of even date herewith between the Borrower as the owner of the policy or policies and the Bank. The policy or policies shall contain an appropriate provision prohibiting borrowing against the policy.

     4.3 The unconditional guaranty of payment by Riviera, which guaranty shall be evidenced by a separate Guaranty of even date herewith between Riviera and the Bank (the "Guaranty").

                                   ARTICLE V

                         Warranties and Representations

     The Borrower represents and warrants to the Bank that:

     5.1 Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and is duly qualified to transact business in each additional jurisdiction where such qualification is necessary under applicable law. The Borrower has all requisite corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement and the Notes and to engage in the transactions contemplated by this Agreement.

     5.2 Subsidiaries. The Borrower is a wholly-owned subsidiary of Riviera. The Borrower owns no shares of stock of any corporation and has no ownership or other interest in any partnership, joint venture or other legal entity.

     5.3 Corporate Authority. The execution, delivery and performance of this Agreement and the Notes by the Borrower are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Articles of Incorporation or bylaws of the Borrower, or of any contract or undertaking to which the Borrower is a party or by which the Borrower or its property may be bound or affected.

     5.4 Binding Effect. This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relative to or affecting the enforcement of creditors' rights generally.

     5.5 Litigation. There are no actions, suits or proceedings pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower before any court, governmental authority, or arbitrator which, if adversely decided, might result, either individually or collectively, in any material adverse change in the business, properties, operations or conditions, financial or otherwise, of the Borrower and, to the best of the Borrower's knowledge, there is no basis for any such action, suit or proceeding.

     5.6 Consents, Etc. No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of the Borrower is required on the part of the Borrower in connection with the execution, delivery and performance of this Agreement and the Notes or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement or the Notes.

     5.7 Taxes. The Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes shown thereon to be due, including interest and penalties, or has established adequate financial reserves on its books and records for payment thereof.

     5.8 Title to Properties. The Borrower has good and marketable title to, and a valid indefeasible ownership interest in, all of its respective properties and assets, free and clear of any lien, charge, security interest or other encumbrance of any kind, except such liens, charges, security interests or encumbrances as are listed in Exhibit D attached hereto.

     5.9 Financial Condition. The balance sheet of the Borrower and the statements of income, retained earnings and changes in financial position of the Borrower for the fiscal year ended August 31, 1987, certified by Plante, Moran & Co., independent certified public accountants, and the balance sheet of the Borrower as of February 29, 1988 and the related statements of income, retained earnings and changes in financial position for the six-month period ended February 29, 1988, unaudited but certified as correct by a financial officer of the Borrower, copies of which have been furnished to the Bank, fairly present the financial condition of the Borrower as at the date thereof, and the results of operations of the Borrower for the periods indicated, all in accordance with generally accepted accounting principles consistently applied. There has been no material adverse change in the business, properties, operations, or condition, financial or otherwise of the Borrower since February 29, 1988.

     5.10 Use of Loan Proceeds. None of the proceeds of the loans hereunder shall be used for the purpose of purchasing or carrying any margin stock as defined in Regulation U of the Board of Governors of the Federal Reserve System.

     5.11 Other Agreements. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material contract, agreement or instrument to which the Borrower is a party or by which the Borrower or its property may be bound or affected.

     5.12 Employee Retirement Income Security Act. The Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended, and the regulations and published interpretations thereunder. Neither a Reportable Event as set forth in Section 4043 of ERISA or the regulations thereunder ("Reportable Event") nor a prohibited transaction as set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, has occurred and is continuing with respect to any employee benefit or other plan established, maintained, or to which contributions have been made by the Borrower or any trade or business (whether or not incorporated) which together with the Borrower would be treated as a single employer under Section 4001 of ERISA ("ERISA Affiliate") for its employees which is covered by Title IV of ERISA ("Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist that constitute grounds under
Section 4042 of ERISA entitling the Pension Benefit Guaranty Corporation (PBGC) to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from any Plan described in Section 4001(a)(3) of ERISA which covers employees of the Borrower or any ERISA Affiliate ("Multiemployer Plan"); and the Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans and the present value of all Plan assets exceeds the present value of all vested benefits under each Plan as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA; and neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

                                   ARTICLE VI
                                   Covenants

     6.1 Affirmative Covenants. The Borrower covenants and agrees that until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrower under this Agreement, unless the Bank shall otherwise consent in writing, the Borrower shall:

         (a) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, privileges, licenses, franchises and permits and qualify and remain qualified as a validly existing corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law.

         (b) Maintenance of and Access to Books and Records. Maintain and keep adequate and accurate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied reflecting all financial transactions of the Borrower. Permit the Bank or any of its agents or representatives at any reasonable time and from time to time to examine and make copies of and abstracts from the records and books of account of, and visit the properties of the Borrower and to discuss the affairs, finances and accounts of the Borrower with its officers and employees.

         (c) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority (such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property), except to the extent that compliance with any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Borrower.

         (d) Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated, payable to the Bank as its interest may appear, and deliver to the Bank evidence satisfactory to the Bank that such insurance has been so procured.

         (e) Reporting Requirements.  Furnish to the Bank the following:

             (i) Promptly and in any event within three (3) calendar days after becoming aware of the occurrence of any Event of Default or any event or condition which, with notice or lapse of time, or both, would constitute an Event of Default, a statement of the President or chief financial officer of the Borrower setting forth the details thereof and the action which the Borrower has taken and proposes to take with respect thereto;

             (ii) Promptly after the end of each month and in any event within ten (10) days thereafter, an aged accounts receivable trial balance as of the last day of such month.

             (iii) Promptly after the end of each month and in any event within ten (10) days thereafter, a summary of the Borrower's inventory as of the last day of such month in such detail as the Bank may from time to time request.

             (iv) Promptly after the end of each month and in any event within ten (10) days thereafter, a summary of the Borrower's Value of Acceptable Contracts in Progress as of the last day of such month in such detail as the Bank may from time to time request.

             (v) As soon as available and in any event within 30 days after the end of each of the first three quarters of each fiscal year of the Borrower, a balance sheet of the Borrower as of the end of such quarter, a statement of income and retained earnings of the Borrower for the period beginning at the end of the previous fiscal year and ending with the end of such quarter, and a statement of change in financial position of the Borrower for the portion of the fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, and all prepared in accordance with generally accepted accounting principles consistently applied. Each quarterly financial report shall be accompanied by a certificate of the President or chief financial officer of the Borrower stating that the report has been prepared in accordance with generally accepted accounting principles consistently applied and fairly presents the financial condition of the Borrower as of the date of said balance sheet and of the results of operations for the year-to-date period then ended and that to the best of his knowledge, the Borrower has observed and performed each and every covenant and agreement applicable to it which is contained herein or in any instrument contemplated by this Agreement to which it is a party, except as specifically indicated.

             (vi) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, an audited balance sheet of the Borrower as of the end of such fiscal year and the related audited statements of income and retained earnings and changes in financial position for such fiscal year certified to by independent certified public accountants, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied and accompanied by an unqualified opinion thereon by independent certified public accountants selected by the Borrower and acceptable to the Bank. The Borrower shall furnish the Bank with the certificate described in Section 6.1(d)(v).

             (vii) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, affecting the Borrower which, if determined adversely to the Borrower, could be in an amount in excess of $50,000 or otherwise have a material adverse effect on the financial condition, properties or operations of the Borrower.

             (viii) Promptly, such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Borrower as the Bank may from time to time reasonably request.

     6.2 Negative Covenants. Until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrower under this Agreement, the Borrower agrees that, unless the Bank shall otherwise consent in writing, the Borrower shall not:

         (a) Indebtedness. Create, incur, assume, guaranty or suffer to exist any Indebtedness other than (i) Indebtedness described in the financial statements referred to in Section 5.8 hereof, without renewal or extension;
(ii) the Loans; and (iii) Indebtedness attributable to permitted sale and leaseback arrangements described in Exhibit D.

         (b) Liens. Create, incur, assume or suffer to exist any liens (including without limitation any pledge, assignment, mortgage, title retaining contract, purchase money security interest or other type of security interest) on or in any of the property, real, personal or mixed, tangible or intangible, now owned or hereafter acquired by the Borrower other than: (i) liens described in the financial statements referred to in Section 5.8 hereof or on Exhibit D hereto; (ii) liens for taxes not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on its books and records; and (iii) liens not delinquent created by statute in connection with workmen's compensation, unemployment insurance and social security and similar obligations.

         (c) Sale or Purchase of Assets; Merger, Etc. Sell, lease, transfer or otherwise dispose of all or in excess of ten percent (10%) of its assets or business to any person other than such sales, leases, transfers and dispositions of assets relating to permitted sale and leaseback arrangements described in Exhibit D; nor purchase or otherwise acquire all or a substantial portion of any assets of any person, or all or a substantial portion of the shares of stock of or other ownership interest in any other person, or otherwise acquire any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire an interest in, any person; nor merge or consolidate with any other person; nor make any substantial change in the nature of its respective businesses; nor become or remain an obligee with respect to any obligation of any other person if the obligation of such person would constitute Indebtedness of such person.

         (d) Advances. Make, extend or renew any loan or advance to any person or entity, provided, however, nothing herein shall (i) require the repayment of any such loans or advances described in the financial statements referred to in
Section 5.8 prior to their scheduled maturity dates other than the repayments required by Section 7.1(k) hereof or (ii) prohibit any loan or advance of less than $1,000 to employees of the Borrower provided the total outstanding loans or advances to any one employee does not exceed $1,000 and the total of such loans or advances to all its employees does not exceed $50,000.

         (e) Tangible Net Worth. Permit or suffer the Tangible Net Worth of Riviera and the Borrower, determined on a consolidated basis, to be less than $6,500,000 on the date of this Agreement; to be less than $6,500,000 plus 80% of the consolidated Cumulative Net Income at any time thereafter; or, in any event, be less than $7,500,000 at August 31, 1989 or be less than $8,500,000 at August 31, 1990, and at all times thereafter.

         (f) Leverage Ratio. Permit or suffer the Leverage Ratio of Riviera and the Borrower, determined on a consolidated basis, at any time to be greater than 1.5 to 1.0.

         (g) Working Capital. Permit or suffer the Working Capital of Riviera and the Borrower, determined on a consolidated basis, to be less than (i) $3,000,000 between the date of this Agreement and August 31, 1988; (ii) $3,250,000 between August 31, 1988 and August 31, 1989; (iii) $3,500,000
between August 31, 1989 and August 31, 1990; or (iv) $5,200,000 from and after August 31, 1990.

         (h) Dividend Distributions, Etc. Make, pay, declare or authorize any dividend, distribution or other payment in respect of any class of its capital stock (other than dividends, distributions and other such payments to the extent payable solely in shares of the capital stock of the Borrower), or any payment in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its capital stock, to the extent that such amounts, in the aggregate, would exceed $150,000 in any one fiscal year of the Borrower.

         (i) Conduct of Business; Management. No material change will be made in the manner in which the business of the Borrower is conducted or in the management of the Borrower.

         (j) Repayment of Advance From Riviera. Repay all or any portion of the $1,900,000 cash advance made to the Borrower by Riviera.


                                  ARTICLE VII

                              Conditions Precedent

     7.1 Conditions for Disbursement of Initial Loan. The obligation of the Bank to make the initial Loan hereunder is subject to receipt by the Bank, in form and substance satisfactory to it, of all of the following:

         (a) Copy of the Articles of Incorporation and all amendments thereto of the Borrower and Riviera on file with the Corporation and Securities Bureau of the Michigan Department of Commerce, certified as of a recent date by such office and certified as true and correct as of the date of this Agreement by a duly authorized officer of the Borrower or Riviera, respectively, and a certificate of recent date of the Director of the Department of Commerce of the State of Michigan as to the good standing and corporate existence of the Borrower and Riviera in the State of Michigan.

         (b) Copy of the by-laws of the Borrower and Riviera and all amendments thereto certified as true and correct as of the date of this Agreement by a duly authorized officer of the Borrower and Riviera, respectively.

         (c) All authorizing resolutions and evidence of other corporate action taken by the Borrower to authorize the execution, delivery and performance by the Borrower of this Agreement and the Notes and the consummation of the transactions contemplated hereby, each certified as true and correct as of the date of this Agreement by a duly authorized officer of the Borrower.

         (d) Certificate of Incumbency of the Borrower containing and attesting to the genuineness of the signatures of those officers authorized to act on behalf of the Borrower in connection with this Agreement and the Notes, and the consummation by the Borrower of the transactions contemplated hereby, certified by a duly authorized officer of the Borrower as true and correct as of the date of this Agreement.

         (e) All authorizing resolutions and evidence of other corporate action taken by Riviera to authorize the execution, delivery and performance by Riviera of the Guaranty, certified as true and correct as of the date of this Agreement by a duly authorized officer of Riviera.

         (f) The Notes, Security Agreements and related financing statements and collateral assignment of life insurance policies duly executed on behalf of the Borrower and the Guaranty duly executed on behalf of Riviera.

         (g) The favorable written opinion of Hecht & Cheney, counsel for the Borrower, with respect to each of the matters set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.8, 5.11 and 5.12 of this Agreement and as to such other matters as the Bank may reasonably request.

         (h) Documentary evidence satisfactory to the Bank evidencing, aggregate capital contributions to Riviera by Motor Wheel Corporation of at least $4,683,000, including without limitation, fair market value appraisals acceptable to the Bank to the extent such capital contributions are of tangible personal property other than cash.

         (i) Documentary evidence satisfactory to the Bank evidencing the existence of a long-term agreement between the Borrower and Motor Wheel Corporation providing for the supply by the Borrower of tool and die design, manufacturing and repair work and the purchase by Motor Wheel Corporation of a minimum number of shop hours per year from the Borrower.

         (j) If accounts receivable from Motor Wheel Corporation are to be considered eligible as Acceptable Accounts Receivable under Article I or purchase orders from Motor Wheel Corporation are to be considered eligible for determining the Value of Acceptable Contracts in Progress under Article I, an Agreement between Motor Wheel Corporation and the Bank providing that until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrower under this Agreement, Motor Wheel Corporation shall not offset any sums it owes to the Borrower against sums due it by the Borrower.

         (k) Documentary evidence that Riviera Holding Company, a Michigan corporation has, (i) redeemed for $121,000 cash its preferred stock held by Riviera and (ii) has repaid in cash approximately $68,000 of indebtedness to Riviera.

         (l) Original paid policies of fire and extended coverage hazard insurance and comprehensive public liability insurance insuring the Borrower against bodily injury and property damage, and including the Bank as a named insured as its interest may appear and requiring no less than 30 days' written notice to the Bank before any material modification or a cancellation or nonrenewal.

         (m) The favorable written opinion of Hecht & Cheney, counsel for Riviera, stating:

             (1) Riviera is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and is duly qualified to transact business in each additional jurisdiction where such qualification is necessary under applicable law. Riviera has all requisite corporate power to own its property and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver the Guaranty and the other instruments and agreements related thereto.

             (2) The execution, delivery and performance of the Guaranty by Riviera are within Riviera's corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulations, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Articles of Incorporation or by-laws of Riviera, or of any contract or undertaking to which Riviera is a party or by which Riviera or its property may be bound or affected.

             (3) When delivered, the Guaranty will be the legal, valid and binding obligation of Riviera enforceable against Riviera in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relative to or affecting the enforcement of creditors' rights generally.

             (4) There are no actions, suits or proceedings pending or, to the best of such counsel's knowledge, threatened against or affecting Riviera before any court, governmental authority, or arbitrator which, if adversely decided, might result, either individually or collectively, in any material adverse change in the business, properties, operations or conditions, financial or otherwise, of Riviera and, to the best of such counsel's knowledge, there is no basis for any such action, suit or proceeding.

             (5) No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of Riviera is required on the part of Riviera in connection with the execution, delivery and performance of the Guaranty or the transactions contemplated thereby or as a condition to the legality, validity or enforceability of the Guaranty.

             (6) Riviera has good and marketable title to, and a valid indefeasible ownership interest in, all of its respective properties and assets, free and clear of any lien, charge, security interest or other encumbrance of any kind, including, without limitation, the machinery and equipment having an appraised fair market value of approximately $2,783,000 contributed to Riviera by Motor Wheel Corporation.


     7.2 Conditions for Disbursement of Each Loan. The obligation of the Bank to make any Loan (including the initial Loan) is subject to the satisfaction of all of the following conditions precedent:

         (a) The representations and warranties contained in Article V hereof shall be true and correct on and as of the date such Loan is made as if such representations and warranties were made on and as of such date.

         (b) The Borrower is in full compliance with all covenants and agreements to be performed on its part under Article VI hereof.

         (c) No Event of Default and no event or condition which might become such an Event of Default with notice or lapse of time, or both, shall exist or shall have occurred and be continuing on the date such Loan is made.

     The Borrower shall make a certification to the Bank at the time of the making of each Loan to the effect as set forth in this Section 7.2.

                                  ARTICLE VIII
                                    Default

     8.1 Events of Default. The occurrence of any of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived pursuant to Section 9.1:

         (a) Default in any payment of principal of or interest on the Notes or any fees or any other amount payable hereunder within five (5) days after it is due.

         (b) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Article VI hereof.

         (c) The Borrower shall fail to perform or observe any term, covenant or agreement required to be performed or observed on its part contained in this Agreement or any other document in connection herewith and such failure shall remain unremedied for ten (10) calendar days after notice thereof shall have been given to the Borrower by the Bank.

         (d) Any representation or warranty made by the Borrower in Article V hereof or in any other document or certificate furnished by or on behalf of the Borrower in connection with this Agreement shall prove to have been incorrect in any material respect when made.

         (e) The Borrower shall (i) fail to pay any Indebtedness (other than the Loans) or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, and such failure shall not be waived and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or permit the acceleration of, with the giving of notice if required, the maturity of such Indebtedness, or any such Indebtedness shall be declared due and payable or be required to be prepaid prior to the stated maturity thereof.

         (f) The Borrower (i) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or for a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of sixty (60) days or more; or
(v) shall indicate, by any act or omission, its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its properties; or (vi) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more.

         (g) A judgment or order for the payment of money, which together with such other judgments or orders exceeds the aggregate amount of $50,000 shall be rendered against the Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and such judgment or order shall have remained unstayed for a period of 30 consecutive days, or (ii) for a period of 20 consecutive days such judgment or order shall have remained unsatisfied and a stay of enforcement thereof, by reason of pending appeal or otherwise, shall not have been in effect.

         (h) Any change in the stock ownership of the Borrower, Riviera or Riviera Holding Company, other than a change in stock ownership among those persons who are shareholders of Riviera or Riviera Holding Company as of the date of this Agreement.

         (i) The occurrence of any "Reportable Event," as defined in ERISA, which could constitute grounds for termination by the PBGC of any Plan maintained by or on behalf of the Borrower or any trade or business (whether or not incorporated) which together with the Borrower would be treated as a single employer under Section 4001 of ERISA or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and such reportable event is not corrected and such determination is not revoked with thirty (30) days after notice thereof has been given to the administrator of such Plan or to the Borrower or such trade or business, as the case may be; or the institution of proceedings by the PBGC to terminate any such Plan or to appoint a trustee to administer such Plan; or the appointment of a trustee by the appropriate United States District Court to administer any such Plan.

         (j) The incurrence by Riviera of any indebtedness or liability of any kind or nature, including without limitation, any indebtedness to trade creditors, other than indebtedness to the Bank.

         (k) The Borrower fails to deliver to the Bank a duly executed collateral assignment of life insurance policy or policies described in Section
4.2 hereof within thirty (30) days from the date of this Agreement.

     8.2 Remedies.

         (a) Upon the occurrence and during the continuance of any Event of Default, the Bank may by notice to the Borrower terminate the Working Capital Revolving Credit Commitment and the Fixed Asset Revolving Credit Commitment or declare the outstanding principal of, and accrued interest on, the Notes and all other amounts due under this Agreement to be immediately due and payable, or both, whereupon the said commitments shall terminate forthwith and all such amounts shall become immediately due and payable, or both, as the case may be, provided that in the case of any event or condition described in Section 8.1(f) with respect to the Borrower the Working Capital Revolving Credit Commitment and the Fixed Asset Revolving Credit Commitment shall automatically terminate forthwith and all such amounts shall automatically become immediately due and payable without notice and without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Upon the occurrence and during the continuance of any Event of Default, the Bank may charge interest on the principal amount outstanding on the Notes from time to time at a rate of three percent (3%) per annum in excess of the rate specified in the respective Note or the maximum legal rate, whichever is lower.

         (b) Upon the occurrence and during the continuance of such Event of Default, the Bank may, in addition to the other remedies provided in this
Section 8.2, enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement, the Notes, one or more Security Agreements executed in connection herewith or in aid of the exercise of any power granted in this Agreement, the Notes or the Security Agreements, and may enforce the payment of the Notes and any of its other rights available at law or in equity.

         (c) Upon the occurrence and during the continuance of any Event of Default hereunder, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any requirement for such notice being expressly waived by the Borrower) to set off and apply against any and all of the obligations of the Borrower now or hereafter existing under this Agreement any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower and any property of the Borrower from time to time in possession of the Bank, regardless of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The rights of the Bank under this Section 8.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

                                   ARTICLE IX
                                 MISCELLANEOUS

     9.1 Amendments. No provision of this Agreement may be modified, waived or amended except by an instrument or instruments signed by the Borrower and the Bank.

     9.2 No Waiver; Cumulative Remedies. No failure or delay on the part of the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. Every right and remedy given by this Agreement or by applicable law to the Bank may be exercised from time to time as often as may be deemed expedient by the Bank.

     9.3 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered or sent to the Borrower or the Bank at the addresses set forth below or to such other address as may be designated by the Borrower or the Bank by written notice to the other party.
All notices, requests, consents and other communications shall be deemed to have been given when received if hand delivered, or if mailed by certified or registered mail, postage prepaid, on the first day after such mailing, in both cases, addressed to the respective address set forth below or as may otherwise be designated in accordance herewith.


     If to the Borrower:      R.D.T., Inc.
                              3859 Roger B. Chaffee
                                Boulevard, S.E.
                              Grand Rapids, Michigan 49508
                              Attention:  President

     If to the Bank:          NBD Grand Rapids, N.A.
                              200 Ottawa Avenue, N.W.
                              Grand Rapids, Michigan 49503
                              Attention:  John H. Schaff


     9.4 Expenses. The Borrower agrees to pay and save the Bank harmless from liability for the payment of the reasonable fees and expenses of the Bank, including those of its legal counsel, in connection with the preparation, execution and delivery of this Agreement and the Notes and the consummation of the transactions contemplated hereby, and in connection with any amendments, waivers or consents in connection therewith, and all reasonable costs and expenses of the Bank (including reasonable fees and expenses of counsel) in connection with any Event of Default or the enforcement of this Agreement or the Notes.

     9.5 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Borrower made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank or on the Bank's behalf.

     9.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Borrower may not, without the prior written consent of the Bank, assign its rights or obligations hereunder or under any Note and the Bank shall not be obligated to make any Loan hereunder to any entity other than the Borrower.

     9.7 Governing Law. This Agreement is being executed and delivered and is intended to be performed in the State of Michigan and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws thereof.

     9.8 Interest Rate Limitation. Notwithstanding any provisions of this Agreement or the Notes, in no event shall the amount of interest paid or agreed to be paid by the Borrower exceed an amount computed at the highest rate of interest permissible under applicable law and any interest which so exceeds such maximum rate of interest shall automatically be applied to the payment of principal of the Notes outstanding to the extent of such excess.

     9.9 Integration and Severability. This Agreement embodies the entire agreement and understanding between the Borrower and the Bank, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Borrower under this Agreement or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this Agreement or any Note in any other jurisdiction. In the event that any of the terms and conditions of this Agreement conflicts with any of the terms and conditions of one or more of the Security Agreements, then the provisions of this Agreement shall govern to the extent of such conflict.

     9.10 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the day and year first above written.







                                        R.D.T., INC.


                                        By Kenneth K. Rieth
                                           ---------------------------------
                                           Kenneth K. Rieth
                                           Its President

                                        NBD GRAND RAPIDS, N.A.



                                        By John H. Schaff
                                           ---------------------------------
                                           John H. Schaff
                                           Its Second Vice President

                                   EXHIBIT D

              PERMITTED LIENS, SECURITY INTERESTS AND INDEBTEDNESS


         1. The properties and assets of the Borrower are subject to the liens, security interests and encumbrances evidenced by the 48 financing statements (consisting of 228 pages) identified in the attached financing statement search dated as of January 27, 1988, as updated as of March 1, 1988 and further updated as of March 25, 1988 performed by the Michigan Department of State, provided, however:



         (a) The security interest represented by financing statement B856982 filed as of October 17, 1986 by Circle Business Credit, Inc. has been partially released to reflect that Circle Business Credit, Inc. claims no security interest in other equipment, inventory, accounts, contract rights, chattel paper or instruments other than the items specifically enumerated in the financing statement.

         (b) The security interests held by Comerica Bank-Detroit represented by the following financing statements filed by Comerica Bank-Detroit or Comerica Bank-Kentwood will be terminated and the related indebtedness of the Borrower will be paid off in full in connection with the funding of the first advance hereunder:

                B869059         B869060        B754072
                B868614         B754343        B750324
                B754341         B754073        B516941
                B754340         B868615        B392718
                B754071         B754342        B102872
                B754070

         2. During the period beginning with the date of the Credit Agreement and ending on the first anniversary date thereof, the Borrower may sell and then lease back the items of machinery and equipment specified below on the condition that the Fixed Asset Revolving Credit Commitment shall be reduced by 80% of the total forced liquidation value of all such items of machinery and equipment sold as set forth below opposite such items, and to the extent the outstanding principal balance of the Fixed Asset Revolving Credit Note at the time of such sale exceeds the amount of the reduced Fixed Asset Revolving Credit Commitment, the Borrower shall prepay the amount of such excess.

                                           Forced
         Machinery and Equipment           Liquidation Value
         -----------------------           -----------------
Cincinnati Milacron Boring Mill
#51-S900M15F-280                           $140,000
Pratt & Whitney Wolverine #1970-0559        450,000
Donley 1000 Ton Press #69280022             250,000
Lucas Boring Mill #30C0202                  115,000
Clearing 1200 Ton Press #45-11015           175,000


                                   EXHIBIT D

                                  (continued)


         3. The Borrower is obligated to purchase but has not yet purchased from Le Blond Makino Machine Tool Co. the Le Blond Makino Die Manufacturing System (as described in the attached agreement regarding Motor Wheel Purchase Order No. C06158 to Le Blond Makino Machine Tool Co. dated April 15, 1988). The Borrower intends to enter into a sale and leaseback transaction with a third-party lessor with respect to the system.

                        AGREEMENT REGARDING MOTOR WHEEL
                           PURCHASE ORDER NO. C06158
                      TO LE BLOND MAKINO MACHINE TOOL CO.

        This Agreement ("Agreement") regarding Motor Wheel Purchase Order No. C06158 to Le Blond Makino Machine Tool Co. ("EDM Purchase Order") is made this 15th day of April, 1988, by and between Motor Wheel Corporation ("Motor Wheel") and New 3, Inc. ("New 3").

         In consideration of the mutual promises and other consideration provided for herein, in the Incorporation Agreement dated March 11, 1988 among Motor Wheel, R.D.T., Inc. and Riviera Holding Corporation and in the other Related Agreements (as defined in the Incorporation Agreement), the undersigned agree as follows:

         1. The EDM Purchase Order. Attached hereto as Exhibit 1 is a copy of the EDM Purchase Order, which is dated December 22, 1987. Attached hereto as Exhibit 2 is a summary, as of March 17, 1988, relating to payments made by Motor Wheel in relation to the EDM Purchase Order as of that date ($226,891.81) and an estimate of the timing and amounts of remaining payments to be made under the EDM Purchase Order. Further details regarding the EDM Purchase Order, including the details regarding deliveries to date to Motor Wheel under the EDM Purchase Order as well as copies of the correspondence referred to in the EDM Purchase Order, are and will continue to be made available by Motor Wheel to New 3. Total payments required under the EDM Purchase Order are presently estimated to be $579,673.30, plus $4,200.00 shipping, as set forth in Exhibit 2.

         2. Sale and Assignment by Motor Wheel. New 3 hereby agrees to purchase from Motor Wheel, and Motor Wheel hereby agrees to sell and assign to New 3, all of Motor Wheel's right, title and interest as of the closing under this Agreement ("Closing") in the die manufacturing system, or any part thereof, which is the subject of the EDM Purchase Order, and in the EDM Purchase Order itself, including the benefit of all payments theretofore made by Motor Wheel pursuant to the terms of the EDM Purchase Order ($226,891.81 as of the closing, see Schedule 2 hereto).

         3.      Payments by New 3, Inc.

         (a) At Closing, New 3, Inc. shall pay to Motor Wheel in cash or immediately available funds an amount equal to all payments made by Motor Wheel pursuant to the EDM Purchase Order as of the Closing hereunder, including shipping, delivery and other related expenses.

         (b) New 3, Inc. shall assume any and all of Motor Wheel's duties, responsibilities and liabilities under the EDM Purchase Order, and forever indemnify and hold harmless Motor Wheel from any claims by or through seller under the EDM Purchase Order.

         4. Motor Wheel is transferring its right, title and interest as of the closing under this Agreement ("Closing") in the die manufacturing system, or any part thereof, which is the subject of the EDM Purchase Order, and in the EDM Purchase Order itself, as is and where is, without any representations or warranties of any kind from Motor Wheel, either express or implied, including any representations or warranties regarding merchantability or suitability or fitness for any use. Motor Wheel, however, assigns any and all representations and warranties of which Motor Wheel is or would be the beneficiary in connection with the EDM Purchase Order, represents that it has not breached the EDM Purchase Order and agrees that it will cooperate with New 3 in any claims by or on behalf of New 3 relating to such representations and warranties, or otherwise relating in any way to the EDM Purchase Order.

         5.      The Closing hereunder shall occur at the earlier of the
following dates:    (i) promptly following New 3 arranging certain financing
which it plans to put in place to purchase the equipment covered by the EDM Purchase Order, or (ii) 30 days after the date of this Agreement as set forth above.



                                        MOTOR WHEEL CORPORATION

                                        By:  Richard L. Tuley
                                             ------------------------------
                                             Vice President and Controller

                                        NEW 3, INC.


                                        By:  Kenneth K. Reith
                                             ------------------------------
                                             President

                      THIRD AMENDMENT TO CREDIT AGREEMENT



         THIS AGREEMENT is made this 30th day of January, 1990 between RIVIERA DIE & TOOL, INC. (formerly known as R.D.T., Inc.), a Michigan corporation, with offices at 5460 Executive Drive, S.E., Grand Rapids, Michigan 49512 (hereinafter called the "Borrower") and NBD GRAND RAPIDS, N.A., a National Banking Association, having its principal offices at 200 Ottawa Avenue, N.W., Grand Rapids, Michigan (hereinafter called the "Bank").

                             W I T N E S S E T H :

         WHEREAS the Borrower and the Bank entered into a Credit Agreement dated April 20, 1988, as amended by a First Amendment to Credit Agreement dated August 31, 1988, and a Second Amendment to Credit Agreement dated January 30, 1989 (the "Credit Agreement") by which the Bank has made certain credit facilities available to the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement; and

         WHEREAS the Borrower has requested an increase in the amount and an extension of the term of the revolving credit facility described in Article II of the Credit Agreement; and

         WHEREAS the Borrower and the Bank desire to amend certain financial covenants contained in the Credit Agreement; and

         WHEREAS the Bank is willing to increase and extend the revolving credit facility only upon the terms and subject to the conditions set forth in the Credit Agreement, as amended by this Third Amendment.

         NOW THEREFORE, in consideration of the premises, and the mutual covenants set forth below, the Borrower and the Bank agree as follows:

         1.      Amendment to Definitions.

                 (a) The definition of "Borrowing Base" in Article I of the Credit Agreement is hereby amended to read as follows:

                 "'Borrowing Base' shall mean the sum of (a) 85% of Acceptable Accounts Receivable; (b) 50% of Acceptable Inventory; and (c) 50% of the Value of Acceptable Contracts in Progress, but in no event shall this component exceed $5,000,000."

                 (b) The definition of "Leverage Ratio" in Article I of the Credit Agreement is hereby amended to read as follows:

               "'Leverage Ratio' shall mean the ratio of Total Liabilities to Total Capital Funds."

               (c) A new definition of "Total Capital Funds" shall be added to Article I of the Credit Agreement as follows:

               "'Total Capital Funds' shall mean, as of any date, the amount of any capital stock or similar ownership liability plus (or minus in the case of a deficit) capital surplus or additional paid-in capital, retained earnings, debt subordinated in payment to the Loans and deferred income."

               (d) The definition of "Working Capital" in Article I of the Credit Agreement is hereby amended to read as follows:

               "'Working Capital' shall mean, as of any date, the amount, if any, by which the Current Assets exceeds the sum of Current Liabilities and the then outstanding principal balance of borrowings under the Working Capital Revolving Credit Commitment."

          2.   Amendment to Revolving Credit Facility.

               (a) Section 2.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "2.1 Loan. Subject to all of the terms and conditions hereof, the Bank agrees to lend to the Borrower from time to time until January 31, 1992 or termination of the Bank's commitment to lend under this Agreement, whichever is the first to occur, such sums in multiples of Twenty-Five Thousand Dollars ($25,000.00) as may be requested from time to time by the Borrower in a manner specified by the Bank, provided that the aggregate principal amount outstanding at any time pursuant to the provisions of this Section 2.1 shall not exceed the lesser of Ten Million Dollars ($10,000,000.00) or the Borrowing Base. In the event the principal amount outstanding at any time shall exceed the lesser of said amounts, the Borrower shall forthwith pay to the Bank an amount sufficient to eliminate such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, prepay pursuant to Section 2.3 and reborrow under this Section 2.1. Upon the execution of this Agreement, Borrower shall execute and deliver to the Bank an amended and restated revolving credit demand note in the form of Exhibit A attached hereto (the "Revolving Credit Note"), the terms of which are incorporated herein by reference. All commitments by the Bank on behalf of the Borrower by way of instrument certification, letter of credit or similar device shall be considered loans pursuant to this
          Section 2.1."

                          (b) Section 2.3 of the Credit Agreement is hereby
amended in its entirety to read as follows:

                          "2.3 Payment of Working Capital Revolving Credit
                 Note; Prepayment. Except as payment of part or all of the principal amount of the loans outstanding pursuant to this
                 Article II is sooner required to be made under Section 2.1 or
                 Article VIII hereof, the full principal amount of the loans outstanding under this Article II and all accrued interest thereon shall be paid by Borrower on or before January 31, 1992. The Borrower may prepay all or any part of the indebtedness under Section 2.1 at any time without penalty provided any prepayment shall be in a multiple of One Thousand Dollars ($1,000.00)."

                 3.   Amendment to Certain Negative Covenants.

                          (a) Section 6.2(e) of the Credit Agreement is hereby
amended in its entirety to read as follows:

                                "(e) Tangible Net Worth.  Permit or suffer the
                 Tangible Net Worth of Riviera and the Borrower, determined on a consolidated basis, to be less than $7,000,000 plus 80% of the consolidated Cumulative Net Income at any time after August 31, 1989; or, in any event, be less than $8,000,000 at August 31, 1990 and at all times thereafter."

                          (b) Section 6.2(f) of the Credit Agreement is hereby
amended in its entirety to read as follows:

                                "(f) Leverage Ratio.  Permit or suffer the
                 Leverage Ratio of Riviera and the Borrower, determined on a consolidated basis, at any time to be greater than 1.75 to 1.0."

                          (c) Section 6.2(g) of the Credit Agreement is hereby
amended in its entirety to read as follows:

                                "(g) Working Capital.  Permit or suffer the
                 Working Capital of Riviera and the Borrower, determined on a consolidated basis, to be less than (i) $4,200,000 between August 31, 1989 and August 31, 1990; or (ii) $5,000,000 from and after August 31, 1990."

         4. No Waiver of Default. The execution of this Third Amendment to Credit Agreement by the Bank does not represent or constitute a waiver by the Bank of any default or event of default by the Borrower under the Credit Agreement.

         5. Ratification of Credit Agreement. Except as specifically provided herein, the terms and conditions of the Credit Agreement, as previously amended, shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be executed and delivered on the day and year first written above.



                                         RIVIERA DIE & TOOL, INC., a
                                         Michigan corporation



                                         By  Kenneth K. Rieth
                                            -----------------------------
                                             Its President

                                         NBD GRAND RAPIDS, N.A.,
                                         a National Banking Association



                                         By  Thomas P. Lomonaco
                                            -----------------------------
                                             Thomas P. Lomonaco
                                             Its Second Vice President

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         THIS FOURTH AMENDMENT ("Fourth Amendment") is made this 16th day of May, 1991, between RIVIERA DIE & TOOL, INC. (formerly known as R.D.T., Inc.), a Michigan corporation, with offices at 5460 Executive Drive, S.E., Grand Rapids, Michigan 49512 (hereinafter called the "Borrower") and NBD BANK, N.A.
(formerly known as NBD Grand Rapids, N.A.), a National Banking Association, having offices at 200 Ottawa Avenue, N.W., Grand Rapids, Michigan 49503 (hereinafter called the "Bank").

                            W I T N E S S E T H :

         WHEREAS the Borrower and the Bank entered into a Credit Agreement dated April 20, 1988, as amended by a First Amendment to Credit Agreement dated August 31, 1988, a Second Amendment to Credit Agreement dated January 30, 1989, and a Third Amendment to Credit Agreement dated January 30, 1990 (the "Credit Agreement") by which the Bank has made certain credit facilities available to the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement; and

         WHEREAS the Borrower has requested an extension of the term of the revolving credit facility described in Article II and an increase in the amount and an extension of the term of the term loan described in Article III of the Credit Agreement; and

         WHEREAS the Borrower and the Bank desire to amend certain financial covenants contained in the Credit Agreement; and

         WHEREAS the Bank is willing to extend the term of the revolving credit facility and to increase the amount and to extend the term of the term loan only upon the terms and subject to the conditions set forth in the Credit Agreement, as amended by this Fourth Amendment.

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants set forth below, the Borrower and the Bank agree as follows:

         1.      Amendment to Definitions.

                 (a) The definition of "Borrowing Base" in Article I of the Credit Agreement is hereby amended in its entirety to read as follows:

                          "'Borrowing Base' shall mean the sum of (a)
                 eighty-five percent (85%) of Acceptable Accounts Receivable;
                 (b) forty percent (40%) of Acceptable Inventory, but in no event shall this component exceed $400,000; and (c) fifty percent

                 (50%) of the Value of Acceptable Contracts in Progress, but in no event shall this component exceed $5,000,000."

                          (b)     The definition of "Notes" in Article I of the
Credit Agreement is hereby amended in its entirety to read as follows:

                          " 'Notes' shall mean the Working Capital Revolving
                 Credit Note and the Term Note, as amended, modified or restated from time to time together with any promissory note or notes issued in exchange or replacement thereof. 'Note' shall mean one of the Notes."

                          (c)     A new definition of "Term Note" shall be
added to Article I of the Credit Agreement as follows:

                          " 'Term Note' shall mean the note executed by the
                 Borrower payable to the order of the Bank to evidence the loan pursuant to Article III hereof, as the same may be modified, amended or restated from time to time after execution and delivery thereof, together with any promissory note issued in exchange or replacement thereof."

                          (d)     A new definition of "Working Capital
Revolving Credit Note" shall be added to Article II of the Credit Agreement as follows:

                          " 'Working Capital Revolving Credit Note, shall mean
                 the note executed by the Borrower payable to the order of the Bank to evidence the loans pursuant to Article II hereof, as the same may be modified, amended or restated from time to time after execution and delivery thereof, together with any promissory note issued in exchange or replacement thereof."

                 2.       Amendment to Working Capital Revolving Credit
Facility.

                          (a)      Section 2.1 of the Credit Agreement is
hereby amended in its entirety to read as follows:

                          "2.1 Loan.  Subject to all of the terms and
                 conditions hereof, the Bank agrees to lend to the Borrower from time to time until January 31, 1993 or termination of the Bank's commitment to lend under this Agreement, whichever is the first to occur, such sums in multiples of Twenty-Five

         Thousand Dollars ($25,000.00) as may be requested from time to time by the Borrower in a manner specified by the Bank, provided that the aggregate principal amount outstanding at any time pursuant to the provisions of this Section 2.1 shall not exceed the lesser of Ten Million Dollars ($10,000,000.00) or the Borrowing Base. In the event the principal amount outstanding at any time shall exceed the lesser of said amounts, the Borrower shall forthwith pay to the Bank an amount sufficient to eliminate such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, prepay pursuant to Section 2.3 and reborrow under this Section 2.1. Upon the execution of this Agreement, Borrower shall execute and deliver to the Bank an amended and restated working capital revolving credit note in the form of Exhibit A attached hereto the ("Working Capital
         Revolving Credit Note"), the terms of which are incorporated herein by reference. All commitments by the Bank on behalf of the Borrower by way of instrument certification, letter of credit or similar device shall be considered loans pursuant to this Section 2.1."

              (b) Section 2.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

              "2.3 Payment of Working Capital Revolving Credit Note; Prepayment. Except as payment of part or all of the principal amount of the loans outstanding pursuant to this Article II is sooner required to be made under Section 2.1 or Article VIII hereof, the full principal amount of the loans outstanding under this Article II and all accrued interest thereon shall be paid by Borrower on or before January 31, 1993. The Borrower may prepay all or any part of the indebtedness under Section 2.1 at any time without penalty provided any prepayment shall be in a multiple of One Thousand Dollars ($1,000.00)."

         3.   Amendment to Article III.

         Article III of the Credit Agreement is hereby amended in its entirety to read as follows:

                                  "ARTICLE III

                                   Term Loan

                 3.1 Loan. Subject to all of the terms and conditions hereof, the Bank agrees to lend to the Borrower on the date of this Fourth Amendment the principal sum equal to the lesser of (i) Four Million Dollars ($4,000,000.00) and (ii) an amount equal to the sum of seventy-five percent (75%) of the forced sale value, as determined by an appraiser acceptable to the Bank, of machinery and equipment owned by the Borrower, excluding fixtures and leasehold improvements, that is acceptable to the Bank and in which the Bank has a perfected first security interest or other security interest acceptable to the Bank in its sole discretion, which loan shall be evidenced by a term note of such date executed and delivered to the Bank in the form of Exhibit B attached hereto ('Term Note'), the terms of which are incorporated herein by reference. If the principal amount outstanding under this Section 3.1 exceeds the lesser of said amounts as of the date of this Fourth Amendment, the Borrower shall forthwith pay to the Bank an amount sufficient to eliminate such excess.

                 If the amount determined under subparagraph (ii) above is less than Four Million Dollars ($4,000,000.00) on the date of this Fourth Amendment and the Bank lends a sum less than Four Million Dollars ($4,000,000.00) to the Borrower under this Section 3.1 on the date of this Fourth Amendment, the Bank agrees, subject to all of the terms and conditions of this Agreement, to lend to the Borrower during the period beginning on the date of this Fourth Amendment and ending September 15, 1991, an amount up to seventy-five percent (75%) of the forced sale value, as determined by an appraiser acceptable to the Bank, of additional machinery and equipment purchased by the Borrower that is acceptable to the Bank and in which the Bank has a perfected first security interest or other security interest acceptable to the Bank in its sole discretion, as the Borrower purchases such additional items of machinery and equipment, provided that such additional items of machinery and equipment are not substitutes or replacements of existing items of machinery and equipment owned by the Borrower. Each request for such additional borrowing hereunder shall be made in a manner specified from time to time by the Bank and shall be accompanied by invoices or, other supporting documentation acceptable to the Bank evidencing the additional machinery and equipment purchased by the Borrower.

                 In addition, if the amount determined under subparagraph (ii) above is less than Four Million Dollars ($4,000,000.00) on the date of this Fourth Amendment and during the period beginning on the date of this Fourth Amendment and ending August 31, 1991, the Borrower presents to the Bank another appraisal that is acceptable to the Bank in its sole discretion, of the machinery and equipment of the Borrower described in subparagraph (ii) above, the Bank agrees, subject to all of the terms and conditions of this Agreement, to lend to the Borrower through September 15, 1991, an additional amount equal to the difference between the amount determined under the formula described in subparagraph (ii) above using the new appraisal and the total amount previously advanced to the Borrower under this Section 3.1.

                 In no event shall the Bank lend to the Borrower under this
         Section 3.1 a total principal amount greater than $4,000,000.00 and in no event shall the Bank lend sums to the Borrower under this
         Section 3.1 after September 15, 1991. The Borrower may not borrow, repay and reborrow under this Section. 3.1.

                 3.2 Use of Proceeds. The proceeds of the loan pursuant to this Article III shall be used to repay the Borrower's existing term loan from the Bank and to reduce the outstanding principal balance of the Working Capital Revolving Credit Note.

                 3.3 Payment of Term Note; Prepayment. Except as payment of part or all of the Term Note is sooner required under Section 3.1 or Article VIII, the principal of the Term Note shall be paid in eight
         (8) equal quarterly installments of Two Hundred Thousand Dollars ($200,000.00) each on the first day of each January, April, July and October, commencing July 1, 1992 and continuing thereafter up to and including April 1, 1994 and a final payment on May 1, 1994 consisting of the entire remaining outstanding principal balance of, all accrued interest on, and all other sums due under the Term Note. The Borrower may prepay at any time all or any portion of the Term Note without premium or penalty provided that any prepayments shall be applied to principal last maturing.

                 3.4 Interest. Except as provided in Article VIII hereof, the Term Note shall bear interest at the annual rate of the Prime Rate plus one and one-quarter percent (1-1/4%). Interest shall be computed daily on the basis of a Three Hundred Sixty (360) day year and shall be billed to the Borrower monthly based upon the principal balance outstanding and the actual number of days elapsed. Interest shall be billed to the Borrower monthly beginning June 1, 1991 and shall be due and payable as indicated by such billing. Billings may estimate a rate and balance for periods between the billing date and the end of the period which is covered by such billing and if actual rates or balances vary from the estimate, actual charges shall be adjusted and reflected in subsequent billings."

         4.   Amendment to Affirmative Covenants.

                 (a) Section 6.1(e)(v) of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "(v) Promptly after the end of each month but in any event not later than twenty-five (25) days thereafter, a balance sheet of the Borrower as of the end of such month, and statements of income, retained earnings and cash flow of the Borrower for the period beginning at the end of the previous fiscal year and ending with the end of such month, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied. Each monthly financial report shall be accompanied by a certificate of the President or chief financial officer of the Borrower stating that the report has been prepared in accordance with generally accepted accounting principles consistently applied and fairly presents the financial condition of the Borrower as of the date of said balance sheet and the results of operations for the year-to-date period then ended and that to the best of his knowledge, except as specifically otherwise indicated, the Borrower has observed and performed each and every covenant and agreement applicable to it which is contained herein or in any instrument or agreement contemplated by this Agreement to which the Borrower is a party."

                 (a) A new Section 6.1(e)(ix) is hereby added to the Credit Agreement as follows:

                 "(ix) Promptly after the end of each month but in any event not later than ten (10) days thereafter, a borrowing base certificate signed by the President or chief financial officer of the Borrower in the form and detail requested by the Bank stating the amount of the components of the Borrowing Base as of the last day of the month. The Borrower represents and warrants to the Bank that the Bank may rely, in determining which accounts receivable are Acceptable Accounts Receivable, which inventory is Acceptable Inventory and which contracts in progress are Acceptable Contracts in Progress, on all written statements and representations of the Borrower with respect to any account receivable, inventory item or tool and die project in progress and, unless otherwise indicated in writing to the Bank, that
         (1) every account balance evidenced by an account receivable is in fact owing; (2) every account receivable is valid and enforceable without performance of any other act by the Borrower; (3) there are no known setoffs, counterclaims or defenses against any account receivable or any fact, event or occurrence known by the Borrower or any officer thereof which impairs the validity of enforceability thereof; (4) every item of inventory is stated at the lower of cost or market and is readily saleable or usable in the course of the Borrower's business; (5) for every tool and die projects in progress included in the Borrowing Base there is a valid, binding purchase order issued to the Borrower by an automotive manufacturing company, accepted supplier thereof or other manufacturing company whose identity has been disclosed to and is acceptable to the Bank for purposes of including in the Borrowing Base; and (6) all costs allocated to a tool and die projects in progress included in the Borrowing Base are actual costs incurred by the Borrower that are allocable to the particular project in accordance with generally accepted accounting principles."

         5.      Amendment to Negative Covenants.

                 (a) Section 6.2(e) of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "(e) Tangible Net Worth. Permit or suffer Tangible Net Worth of Riviera and the Borrower, determined on a consolidated basis, to be less than: $7,300,000.00 an or at any time after the date of this Fourth Amendment; $7,600,000.00 on or at any time after August 31, 1991; $8,300,000.00 on or at any time after August 31, 1992; or $9,250,000.00 on or at any time after August 31, 1993."

                 (b) section 6.2(f) of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "(f)    Leverage Ratio.  Permit or suffer the Leverage
         Ratio of Riviera and the Borrower, determined on a consolidated basis, to be greater than: 2.25 to 1 on or at any time after the date of this Fourth Amendment; 2.0 to 1 on or at any time after August 31, 1992; or, 1.75 to 1 on or at any time after August 31, 1993."

                  (c) Section 6.2(g) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "(g) Working Capital. Permit or suffer the Working Capital of Riviera and the Borrower, determined on a consolidated basis, to be less than: $4,500,000.00 on or at any time after the date of this Fourth Amendment; $5,000,000.00 on or at any time after August 31, 1992, or $5,500,000.00 on or at any time after August 31, 1993."

         6. No Waiver. The execution of this Fourth Amendment by the Bank does not represent or constitute a waiver by the Bank of any default or event of default by the Borrower under the Credit Agreement.

         7. Ratification of Credit Agreement. Except as specifically provided herein, the terms and conditions of the Credit Agreement, as previously amended, shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Credit Agreement to be executed and delivered on the day and year first written above.

                                            RIVIERA DIE & TOOL INC., a Michigan
                                            corporation



                                            By  Kenneth K. Rieth
                                               ------------------------------
                                                Kenneth K. Rieth
                                                Its President


                                            NBD BANK, N.A., a National Banking
                                            Association


                                            By   Thomas P. Lomonaco
                                                -----------------------------
                                                 Thomas P. Lomonaco
                                                 Its Second Vice President

                      EIGHTH AMENDMENT TO CREDIT AGREEMENT

         THIS EIGHTH AMENDMENT ("Eighth Amendment") is made this 26th day of July, 1993, between RIVIERA DIE & TOOL, INC. (formerly known as R.D.T., Inc.), a Michigan corporation, with offices at 5460 Executive Drive S.E., Grand Rapids, Michigan 49512 (hereinafter called the "Borrower") and NBD BANK, N.A. (formerly known as NBD Grand Rapids, N.A.), a National Banking Association, having offices at 200 Ottawa Avenue, N.W., Grand Rapids, Michigan 49503 (hereinafter called the "Bank").

                              W I T N E S S E T H:

         WHEREAS the Borrower and the Bank entered into a Credit Agreement dated April 20, 1988, as amended by a First Amendment to Credit Agreement dated August 31, 1988, a Second Amendment to Credit Agreement dated January 30, 1989, a Third Amendment to Credit Agreement dated January 30, 1990, a Fourth Amendment to Credit Agreement dated May 16, 1991, a Fifth Amendment to Credit Agreement dated July 31, 1992, a Sixth Amendment to Credit Agreement dated January 31, 1993, and a Seventh Amendment to Credit Agreement dated March 31, 1993 (the "Credit Agreement") by which the Bank has made certain credit facilities available to the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement; and

         WHEREAS the Borrower has requested that the terms of the revolving credit facility described in Article II of the Credit Agreement be revised; and

         WHEREAS the Borrower and the Bank desire to amend certain financial covenants contained in the Credit Agreement; and

         WHEREAS the Bank is willing to revise the terms of the revolving credit facility only upon the terms and subject to the conditions set forth in Credit Agreement, as amended by this Eighth Amendment; and

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants set forth below, the Borrower and the Bank agree as follows:

         1.      Amendment to Definitions.

                 (a) The definition of "Value of Acceptable Contracts in Progress" in Article I of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "'Value of Acceptable Contracts in Progress' shall mean the costs incurred by the Borrower that, in accordance with generally accepted accounting principles, are allocable to tool and die projects in progress for which there are binding purchase orders issued to the Borrower by an automotive manufacturing company, an accepted supplier thereof, or another manufacturing company acceptable to the Bank, other than projects (a) for or on behalf of an Affiliate of the Borrower, except that (i) for periods during which an agreement pursuant to Section 7.1(j) hereof is in effect, purchase orders from Motor Wheel Corporation shall not be excluded by reason of this subsection (a), and (ii) purchase orders from Riviera Plastic Products Company shall not be excluded hereunder where Riviera Plastic Products Company has a binding purchase order from its customer for said tooling; (b) which have been rejected or are in dispute; (c) the accounts receivable with respect to which is payable by any person located outside the United States or Canada; (d) which are Construction Signoff Projects; or (e) that are reasonably deemed by the Bank to be otherwise unacceptable."

                 (b) The definition of "Borrowing Base" in Article I of the Credit Agreement is hereby amended in its entirety by the substitution therefor of the following:

                 "'Borrowing Base (General)' shall mean the sum of (a) eighty-five percent (85%) of Acceptable Accounts Receivable; (b) forty percent (40%) of Acceptable Inventory, but in no event shall this component exceed Four Hundred Thousand Dollars ($400,000.00); and (c) fifty percent (50%) of the Value of Acceptable Contracts in Progress, but in no event shall this component exceed Five Million Dollars ($5,000,000.00)."

                 "'Borrowing Base (Construction Signoff)' shall mean eighty-five percent (85%) of Construction Signoff Amounts."

                 (c) A new definition of "Construction Signoff" shall be added to Article I of the Credit Agreement as follows:

                 "'Construction Signoff' shall mean a document in the form attached as Exhibit D hereto. Except as otherwise indicated herein, the term 'Construction Signoff' shall apply to such forms whether or not as yet executed by Chrysler Corporation."

                 (d) A new definition of "'Construction Signoff Amounts'" shall be added to Article I of the Credit Agreement as follows:

                 "'Construction Signoff Amounts' shall mean unpaid amounts which Chrysler Corporation pursuant to Purchase Order Financing Riders has agreed to pay on demand to the Bank and for which Chrysler Corporation has issued executed Construction Signoffs in such amounts; provided that, amounts otherwise included within the term Acceptable Accounts Receivable shall be excluded from the Construction Signoff Amounts."

                 (e) A new definition of "Construction Signoff Projects" shall be added to Article I of the Credit Agreement as follows:

                 "'Construction Signoff Projects' shall mean those tool and die projects for which Chrysler Corporation has issued binding purchase orders coupled with Purchase Order Financing Riders."

                 (f) The definition of "Loan" or "Loans" in Article I of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "'Loan' or 'Loans' shall mean any borrowing under Section 2.1 and its subparagraphs or Section 3.1."

                 (g) A new definition of "Purchase Order Financing Rider" shall be added to Article I of the Credit Agreement as follows:

                 "'Purchaser Order Financing Rider' shall mean a document in the form attached as Exhibit D hereto, with a Construction Signoff attached, executed by Chrysler Corporation."

                 (h) The definition of "Total Capital Funds" in Article I of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "'Total Capital Funds' shall mean, as of any date, (a) the amount of any capital stock or similar ownership liability plus (or minus in the case of a deficit) capital surplus or additional paid-in capital, retained earnings, debt subordinated in payment to the Loans and deferred income; less (b) the net book value of all items of the following character which are included in the assets: (i) goodwill,
         (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) stock discount and expense, (v) patent, trademark, trade names and copyrights, (vi) treasury stock, (vii) franchises, licenses and permits, (viii) investment in or amounts receivable from New Leap Corporation and any Affiliates, and (ix) other assets which are deemed intangible assets under generally accepted accounting principles."

                 (i) The definition of "Tangible Net Worth" in Article I of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "'Tangible Net Worth' shall mean, as of any date, (a) the amount of any capital stock or similar ownership liability plus (or minus in the case of a deficit) capital surplus and retained earnings, less (b) the net book value of all items of the following character which are included in the assets: (i) goodwill, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense,
         (iv) stock discount and expense, (v) patent, trademark, trade names and copyrights, (vi) treasury stock, (vii) franchises, licenses and permits, (viii) investment in or amounts receivable from New Leap Corporation and any Affiliates, and (ix) other assets which are deemed intangible assets under generally accepted accounting principles."

                 (j) The definition of "Working Capital Revolving Credit Commitment" in Article I of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "'Working Capital Revolving Credit Commitment' shall mean the commitment of the Bank to lend pursuant to Section 2.1 and its subparagraphs."

                 (k) The definition of "Working Capital Revolving Credit Note" in Article I of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "'Working Capital Revolving Credit Note' shall mean the note or notes executed by the Borrower payable to the order of the Bank to evidence the loans pursuant to Article II hereof and its subparagraphs, as the same may be modified, amended or restated from time to time after execution and delivery thereof, together with any promissory note or notes issued in exchange or replacement thereof."

         2.      Amendment to Revolving Credit Facility.

                 (a) Section 2.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "2.1      Loan.  Subject to all of the terms and conditions
         hereof, the Bank agrees to lend to the Borrower from time to time until December 31, 1993, or termination of the Bank's commitment to lend under this Agreement, whichever is the first to occur, such sums in multiples of Twenty-Five Thousand Dollars ($25,000.00) as may be requested from time to time by the Borrower in a manner specified by the Bank, provided that the aggregate principal amount outstanding at any time pursuant to the provisions of this Section 2.1 shall not exceed the aggregate amounts the Bank has agreed to lend under subparagraphs (a) and (b) of this Section 2.1. In the event the principal amount outstanding at any time shall exceed said amount, the Borrower shall forthwith pay to the Bank an amount sufficient to eliminate such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, prepay pursuant to Section 2.3 and reborrow under this Section 2.1 and its subparagraphs. Upon the execution of this Agreement, the Borrower shall execute and deliver to the Bank two amended and restated revolving credit demand notes in the forms of Exhibit A and Exhibit B attached hereto (the 'Revolving Credit Notes'), the terms of which are incorporated herein by reference. All commitments by the Bank on behalf of the Borrower by way of instrument certification, letter of credit or similar device shall be considered loans pursuant to this Section 2.1.

                 "(a) Working Capital General Revolving Credit Loan. Subject to all of the terms and conditions hereof, the Bank agrees to lend to the Borrower in the manner specified in Section 2.1 an aggregate principal amount which shall not exceed at any time the lesser of Six Million Five Hundred Thousand Dollars ($6,500,000.00) or the Borrowing Base (General).

                 "(b) Working Capital Construction Signoff Revolving Credit Loan. Subject to all of the terms and conditions hereof, the Bank agrees to lend to the Borrower in the manner specified in Section 2.1 an aggregate principal amount which shall not exceed at any time the lesser of Three Million Five Hundred Thousand Dollars ($3,500,000.00) or the Borrowing Base (Construction Signoff). In the event that the Bank shall demand and receive from Chrysler Corporation any payments pursuant to a Purchase Order Financing Rider, the amount of such payment shall be applied against the Bank's loan to the Borrower pursuant to this subparagraph (b), in which event any assets as to which the Bank has assigned its interest to Chrysler Corporation shall no longer be considered assets of the Borrower for any purposes of this Credit Agreement, including, without limitation, the definition or calculation of Current Assets, Leverage Ratio, Tangible Net Worth, Total Capital Funds, or Working Capital."

                 (b) Section 2.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "2.3 Payment of Working Capital Revolving Credit Note; Prepayment. Except as payment of part or all of the principal amount of the loans outstanding pursuant to this Article II is sooner required to be made under

         Section 2.1 or Article VIII hereof, the full principal amount of the loans outstanding under this Article II and all accrued interest thereon shall be paid by Borrower on or before December 31, 1993. The Borrower may prepay all or any part of the indebtedness under Section
         2.1 at any time without penalty provided any prepayment shall be in a multiple of One Thousand Dollars ($1,000.00)."

                 (c) Section 2.4 of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "2.4 Interest. Except as provided in Article VIII hereof, the Working Capital Revolving Credit Note shall bear interest at the annual rate of one-and-one-half percent (1-1/2%) over the Prime Rate. Interest shall be computed daily on the basis of a Three Hundred Sixty
         (360) day year and shall be billed to the Borrower monthly based upon the principal balance outstanding and the actual number of days in the preceding month. Interest shall be due and payable no later than the first day of each month."

         3.      Amendment to Affirmative Covenants.

                 (a) Section 6.1(e)(iv) of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "(iv) Promptly twice monthly after the fifteenth and last days of each month and in any event within ten (10) days thereafter, a summary in such detail as the Bank may from time to time request of the Borrower's: (a) Value of Acceptable Contracts in Progress as of the last day of such twice-monthly period; and (b) similar information concerning Construction Signoff Projects in progress."

                 (b) Section 6.1(e)(ix) of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "(ix) Promptly twice monthly after the fifteenth and last days of each month and in any event within ten (10) days thereafter, a borrowing base certificate signed by the President or chief financial officer of the Borrower in the form and detail requested by the Bank stating the amount of the components of the Borrowing Base (General) and the Borrowing Base (Construction Signoff) as of the last day of such twice-monthly period. The Borrower represents and warrants to the Bank that the Bank may rely, in determining which accounts receivable are Acceptable Accounts Receivable, which inventory is Acceptable Inventory and which contracts in progress are Acceptable Contracts in Progress or Construction Signoff

         Projects, on all written statements and representations of the Borrower with respect to any account receivable, inventory item or tool and die project in progress and, unless otherwise indicated in writing to the Bank, that (1) every account balance evidenced by an account receivable is in fact owing; (2) every account receivable is valid and enforceable without performance of any other act by the Borrower; (3) there are no known setoffs, counterclaims or defenses against any account receivable or any fact, event or occurrence known by the Borrower or any officer thereof which impairs the validity or enforceability thereof; (4) every item of inventory is stated at the lower of cost or market and is readily saleable or usable in the course of the Borrower's business; (5) for every tool and die project in progress included in the Borrowing Base (General) or the Borrowing Base (Construction Signoff) there is a valid, binding purchase order issued to the Borrower by an automotive manufacturing company, accepted supplier thereof or other manufacturing company whose identity has been disclosed to and is acceptable to the Bank for purposes of including in the Borrowing Base (General) or Borrowing Base (Construction Signoff); and (6) all costs allocated to a tool and die project in progress included in the Borrowing Base (General) or the Borrowing Base (Construction Signoff) are actual costs incurred by the Borrower that are allocable to the particular project in accordance with generally accepted accounting principles."

                 (c) A new Section 6.1(x) is hereby added to the Credit Agreement as follows:

                 "(x) Promptly upon receipt, but in any event not later than ten (10) days thereafter, all new purchase orders from Chrysler Corporation, all original Purchase Order Financing Riders, and all original executed Construction Signoffs."

         4.      Amendment to Negative Covenants:

                 (a) Section 6.2 (e) of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "(e) Tangible Net Worth. Permit or suffer the Tangible Net Worth of Riviera and the Borrower, determined on a consolidated basis, to be less than Five Million Three Hundred Thousand Dollars ($5,300,000.00) on or at any time after the date of this Eighth Amendment, or to be less than Six Million Five Hundred Thousand Dollars ($6,500,000.00) on or at any time after August 31, 1994."

         (b) Section 6.2 (f) of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "(f) Leverage Ratio. Permit or suffer the Leverage Ratio of Riviera and the Borrower, determined on a consolidated basis, to be greater than 3 to 1 on or at any time after the date of this Eighth Amendment, or to be greater than 2.25 to 1 on or at any time after August 31, 1994."

         (c) Section 6.2(g) of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "(g) Working Capital. Permit or suffer the Working Capital of Riviera and the Borrower, determined on a consolidated basis, to be less than Two Hundred Thousand Dollars ($200,000.00) on or at any time after the date of this Eighth Amendment, or to be less than One Million Dollars ($1,000,000.00) on or at any time after August 31, 1994."

         5. Amendment to Events of Default. A new Section 8.1(1) is hereby added to the Credit Agreement as follows:

                 "(1) The failure or refusal by Chrysler Corporation within ten (10) days after written demand therefor by the Bank to pay to the Bank all or any part of the Construction Signoff Amounts or to otherwise honor any of Chrysler Corporation's obligations related to the Construction Signoff Projects, or the occurrence of any event involving Chrysler Corporation which if it involved the Borrower would constitute an Event of Default under Section 8.1(f) hereof."

         6. No Waiver. The execution of this Eighth Amendment by the Bank does not represent or constitute a waiver by the Bank of any default or event of default by the Borrower under the Credit Agreement.

         7. Ratification of Credit Agreement. Except as specifically provided herein, the terms and conditions of the Credit Agreement, as previously amended, shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to Credit Agreement to be executed and delivered on the day and year first written above.



                                         RIVIERA DIE & TOOL, INC., a Michigan
                                         corporation

                                         By  Kenneth K. Rieth
                                            -------------------------------
                                             Kenneth K. Rieth
                                             Its President


                                         NBD BANK, N.A., a National Banking
                                         Association

                                         By  Thomas P. Lomonaco
                                            ------------------------------
                                             Thomas P. Lomonaco
                                             Its Vice President

                      NINTH AMENDMENT TO CREDIT AGREEMENT

     THIS NINTH AMENDMENT ("Ninth Amendment") is made this 4th day of March, 1994, between Riviera Die & Tool, Inc. (formerly known as R.D.T., Inc.), a Michigan corporation, with offices at 5460 Executive Drive S.E., Grand Rapids, Michigan 49512 (hereinafter called the "Borrower") and NBD Bank, N.A. (formerly known as NBD Grand Rapids, N.A.), a National Banking Association, having offices at 200 Ottawa Avenue N.W., Grand Rapids, Michigan 49503 (hereinafter called the "Bank"). Capitalized terms used but not defined in this Ninth Amendment shall have the respective meanings assigned to them in the Credit Agreement.

                                    RECITALS

     A. The Borrower and the Bank entered into a Credit Agreement dated April 20, 1988, as amended by a First Amendment to Credit Agreement dated August 31, 1988, a Second Amendment to Credit Agreement dated January 30, 1989, a Third Amendment to Credit Agreement dated January 30, 1990, a Fourth Amendment to Credit Agreement dated May 16, 1991, a Fifth Amendment to Credit Agreement dated January 31, 1993, a Sixth Amendment to Credit Agreement dated January 31, 1993, a Seventh Amendment to Credit Agreement dated March 31, 1993 and an Eighth Amendment to Credit Agreement dated July 26, 1993 (collectively, the "Credit Agreement") by which the Bank has made certain credit facilities available to the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement.

    B. Pursuant to the Credit Agreement, the Borrower has executed three (3) promissory notes: (i) the Seventh Amended and Restated Working Capital Revolving Credit Note No. I (General) in the original principal amount of $6,500,000.00 dated July 26, 1993 (the "Working Capital Revolving Credit Note"); and (ii) Seventh Amended and Restated Working Capital Revolving Credit Note No. II (Construction Signoff) in the original principal amount of $3,500,000.00 dated July 26, 1993 (the "Working Capital Construction Signoff Note"); and (iii) a Term Note in the original principal amount of $4,000,000.00 dated May 16, 1991 (the "Term Note"),

    C. In connection with the Credit Agreement, Riviera Tool Company ("Riviera") executed and delivered to the Bank a Guaranty dated April 20, 1988, pursuant to which, among other things, Riviera guarantied all of the Borrower's obligations (including the Obligations as defined below) to the Bank, whether then existing or thereafter arising or created (the "Riviera Guaranty").

    D. In addition, Kenneth Rieth and Riviera Holding Company each executed and delivered a Guaranty and Continuing Pledge Agreement dated July 26, 1993.

    E. As of February 9, 1994, there was (i) $6,500,000.00 in principal indebtedness owing by the Borrower under the Working Capital Revolving Credit Note; and (ii) $3,500,000.00 in principal indebtedness owing by the Borrower pursuant to the Working Capital Construction Signoff Note; and (iii) $1,456,962.00 in principal indebtedness owing by the Borrower pursuant to the Term Note. These sums, together with accrued but unpaid interest, costs and expenses (including attorneys' fees), as well as all other present and future obligations of the Borrower to the Bank arising under or in connection with the Credit Agreement or any other document executed in connection therewith or subsequent thereto by the Borrower in favor of the Bank are hereinafter referred to as the "Obligations".

    F. The Borrower and Riviera acknowledge and agree that (i) the Obligations are due the Bank without setoff, recoupment, defense or counterclaim, in law or equity, of any nature or kind; (ii) the Obligations are secured by valid, perfected, indefeasible, enforceable first priority liens and security interests (except as permitted by Section 5.8 of the Credit Agreement) in favor of the Bank in, among other things, (a) all of the Borrower's present and future personal property, including, without limitation, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof, and (b) all of Riviera's present and future personal property, including, without limitation, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof, and (c) the collateral described in the Continuing Pledge Agreements dated July 26, 1993. For convenience, all of the collateral referred to above together with all other collateral described in and/or granted in connection with any of the loan documents executed by the Borrower and Riviera (the "Loan Documents"), together with all collateral heretofore, simultaneously herewith or hereafter granted to the Bank by the Borrower to secure any of the Borrower's or any other party's present or future obligations to the Bank, is collectively referred to as the "Collateral".

    G. The Borrower, Riviera and the Bank desire to amend the Credit Agreement as more particularly set forth herein.

    NOW, THEREFORE, based on the foregoing Recitals (which are incorporated herein as agreements, representations, warranties and covenants with respect to the parties, as the case may be), and in consideration of the terms and conditions set forth below, the Borrower, Riviera and the Bank agree as follows:

    1.   Amendment to Revolving Credit Facility.  The introductory paragraph of
Section 2.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "2.1 - Loan. Subject to all of the terms and conditions hereof, the Bank agrees to lend to the Borrower from time to time until

         March 31, 1994 or termination of the Bank's commitment to lend under this Agreement, whichever is first to occur, such sums in multiples of Twenty-Five Thousand Dollars ($25,000.00) as may be requested from time to time by the Borrower in a manner specified by the Bank, provided that the aggregate principal amount outstanding at any time pursuant to the provisions of this Section 2.1 shall not exceed the aggregate amounts the Bank has agreed to lend under subparagraphs (a) and (b) of this Section 2.1. In the event the principal amount outstanding at any time shall exceed said amount, the Borrower shall forthwith pay to the Bank an amount sufficient to eliminate such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, prepay pursuant to Section 2.3 and re-borrow under this Section 2.1 and its subparagraphs. Upon the execution of this Agreement, the Borrower shall execute and deliver to the Bank two
         (2) Amended and Restated Revolving Credit Demand Notes in the forms of Exhibit A and Exhibit B attached hereto (the "Revolving Credit Notes"), the terms of which are incorporated herein by reference. All commitments by the Bank on behalf of the Borrower by way of instrument certification, letter of credit or similar device shall be considered loans pursuant to this Section 2.1.

    2. Section 2.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "2.3 - Payment of Working Capital Revolving Credit Note; Prepayment. Except as payment of part or all of the principal amount of the loans outstanding pursuant to this Article II is sooner required to be made under Section 2.1 or Article VIII hereof, the full principal amount of the loans outstanding under this Article II and all accrued interest thereon shall be paid by Borrower on or before March 31, 1994. The Borrower may prepay all or any part of the indebtedness under Section
         2.1 at any time without penalty provided any prepayment shall be in a multiple of One Thousand Dollars ($1,000,00)."

    3. Article IX of the Credit Agreement is hereby amended to add in its entirety the following Section 9.11:

         "9.11 - Dominion of Funds Agreement. All collections of any nature and kind, including payments and deposits received by NBD and proceeds subject to the liens and security interests of NBD, including without limitation, proceeds realized from the Collateral, will be subject to a Dominion of Funds Agreement in form and substance acceptable to the Bank."

The form of the Dominion of Funds Agreement is attached hereto and incorporated herein as Exhibit C and shall be executed and delivered to the Bank by Borrower simultaneously with the execution of this Ninth Amendment.

    4. Additional Reporting. The Borrower shall provide, pursuant to Section 6.1(e)(viii) promptly by the close of business on Thursday of each week for the prior week, a collateral activity report in form and substance acceptable to the Bank.

    5.   The terms and conditions of the Credit Agreement, the Riviera
 Guaranty and the Loan Documents (as previously amended and as amended herein), remains in full force and effect and is hereby ratified and confirmed by the parties hereto.

    6. All parties executing this Amendment in a representative capacity warrant that they have the authority to execute this Amendment and legally bind the entity they represent.

    7. As of the date hereof, the Borrower and Riviera represent and warrant that they are aware of, and possess, no claims or causes of action against the Bank. Notwithstanding this representation and as further consideration for the agreements and understandings herein, the Borrower and the Guarantors, individually, jointly, severally, jointly and severally, each of their respective employees, agents, executors, successors and assigns, hereby release the Bank, its officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists, or hereafter arises, whether known or unknown, arising from events occurring prior to and in any way related to the facts in existence as of the date hereof. By way of example and not limitation, the foregoing includes any claims in any way related to actions taken or omitted to be taken by the Bank under the Loan Documents and the business relationship with the Bank.

    8. This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof and may only be modified or amended by a writing signed by the party to be charged. This Amendment is governed by the internal laws of the State of Michigan (without regard to conflicts of law principles) and may be executed in counterparts, and facsimile copies of signatures shall be treated as original signatures for all purposes. If any of the provisions of this Amendment are in conflict with any applicable statute or rule of law or are otherwise unenforceable, such offending provision shall be null and void only to the extent of such conflict or unenforceability and shall be deemed separate from and shall not invalidate any other provision of this Amendment and in lieu of such enforceable provision, there shall be substituted a provision as similar in terms to such unenforceable provision as may be possible so as to make such provision legal, valid and enforceable.

    9. Nothing contained in this Amendment shall be deemed to constitute a waiver of or shall waive any Events of Default existing as of the date hereof or any other Event of Default or default which may arise after the date hereof or any of the Bank's rights or remedies provided in its agreements with any of the undersigned, including, without limitation, all such rights and remedies under the Credit Agreement and the Loan Documents, and those rights and remedies granted by law, all of which rights and remedies are preserved or remain in full force and effect.


                                                 RIVIERA DIE & TOOL, INC.
                                                 a Michigan Corporation


                                                 By: /s/ Kenneth K. Rieth
                                                    --------------------------
                                                      Kenneth K. Rieth
                                                      Its President




                                                 NBD BANK, N.A.


                                                 By:  /s/ Joseph C. Giampetroni
                                                    ---------------------------
                                                      Joseph C. Giampetroni
                                                      Its Second Vice President


ACKNOWLEDGED AND AGREED BY:

RIVIERA TOOL COMPANY


By: Kenneth K. Rieth
   -------------------------

Its: President
    ------------------------

                                   EXHIBIT C



                          DOMINION OF FUNDS AGREEMENT



NBD Bank, N.A.
611 Woodward
Detroit, Michigan 48226




Attention:  Joseph C. Giampetroni
            Second Vice President




Gentlemen:

     To secure all of our present and future indebtedness to you whether joint, joint and several, or several, we have heretofore or simultaneously herewith delivered to you certain loan and security documents, including, without limitation, a Credit Agreement dated April 20, 1988 (collectively, as amended from time to time, the "Loan Agreement") and, among other security agreements, Security Agreements dated April 20, 1988 (collectively, as amended from time to time, the "Security Agreements"), all of which Loan Agreement, loan and security documents and Security Agreements are incorporated herein by reference and made a part hereof, pursuant to which we have assigned to you, among other things, all of our present and future accounts, chattel paper, general intangibles, inventory and equipment (collectively "Accounts Receivable"), as those terms are defined and described in the Loan Agreement and the Security Agreements.

     You may notify our Customers at any time to the effect that you have a security interest in the Accounts Receivable, and collect them directly in your own name. Until such time, we will collect the Accounts Receivable as a trustee for you under an express trust for your benefit. You may verify any Accounts Receivable in any manner, and we shall assist you in any manner you deem necessary. All full or partial payments of any Accounts Receivable made directly to us or that otherwise come into our possession shall be received by us under an express trust for your benefit and we will immediately deposit such collections into the Cash Collateral Account (as hereinafter defined). We will furnish to you a report listing the name and amounts of all payments delivered to us. Such reports shall be in form and substance satisfactory to you.

     Similarly, any goods which are returned to us by our Customers or which we otherwise recover shall also be received in trust for you. We shall advise you promptly of any such returned goods, and unless you instruct us to deliver them to you, we shall sell them for you, and the Accounts Receivable so created shall be part of your security. After you have notified any Customer, you shall have the right, without our participation, approval or notice, to settle any disputes between such Customer and us directly with the Customer for any amounts and upon such terms as you consider advisable.

     You shall have authority to endorse in our name any check or similar instruments payable to us which may come into your hands as payments of or on the Accounts Receivable. At your option you may collect, sue for, compromise and receive in your own name any of the Accounts Receivable assigned to you, but you shall be under no duty or obligation so to do.

     All collections of any nature or kind, including payments and deposits received by you and proceeds subject to your lien and security interests, specifically including, without limitation, the proceeds of all of the Accounts Receivable which you shall receive, shall be deposited into and held by you in a non-interest bearing account in your name at your bank, NBD Bank, N.A., designated "cash collateral account", herein called Cash Collateral Account, which shall, until all of our present and future obligations and liabilities (collectively, "Obligations") owed to you are fully paid and satisfied, belong to and be your property, to be applied to the Obligations if you so elect. All collections as well as all cash and other items that are to be forwarded to you pursuant hereto are to be deposited in the Cash Collateral Account and any proceeds of Accounts Receivable in the form of checks or otherwise that are mailed directly to us shall be stamped with the stamp you provide us and immediately taken to be deposited in such account. On the second business day following a deposit into the Cash Collateral Account such deposit shall, at your election, be applied to the Obligations provided, however, that any item(s) returned unpaid shall be charged back to us.

     If there is an express conflict between the terms hereof and the terms of the Loan Agreement, the terms of this agreement shall will govern and control. Terms not defined herein shall have the meaning set forth in the Loan Agreement.

                                            Very truly yours,

                                            RIVIERA DIE & TOOL, INC.


                                            By:          Kenneth K. Rieth
                                               --------------------------------
                                                 Name:   Kenneth K. Rieth
                                                      -------------------------
                                                      Title: President
                                                            --------------
Dated: March 4             , 1994
      ---------------------

                     TENTH AMENDMENT TO CREDIT AGREEMENT
                     AND RESTATED FORBEARANCE AGREEMENT


     NBD Bank, N.A., successor by merger to the interests of NBD Grand Rapids, N.A. ("NBD" or the "Bank"), Riviera Die & Tool, Inc. (formerly known as R.D.T., Inc.), a Michigan Corporation (the "Borrower"), and Riviera Tool Company, a Michigan Corporation ("Riviera"), enter into this Amendment and Restated Forbearance Agreement (the "Agreement") on the 5th day of May, 1994.

                                    RECITALS

     A. The Borrower and the Bank entered into a Credit Agreement dated April 20, 1988, as amended by a First Amendment to Credit Agreement dated August 31, 1988, a Second Amendment to Credit Agreement dated January 30, 1989, a Third Amendment to Credit Agreement dated January 30, 1990, a Fourth Amendment to Credit Agreement dated May 16, 1991, a Fifth Amendment to Credit Agreement dated July 31, 1992, a Sixth Amendment to Credit Agreement dated January 31, 1993, a Seventh Amendment to Credit Agreement dated March 31, 1993, an Eighth Amendment to Credit Agreement dated July 26, 1993 and a Ninth Amendment to Credit Agreement dated March 4, 1994 (collectively, the "Credit Agreement") by which the Bank has made certain credit facilities available to the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement.

    B.   Pursuant to the Credit Agreement, the Borrower has executed three
(3) promissory notes: (i) the Eighth Amended and Restated Working Capital Revolving Credit Note No. I (General) in the original principal amount of $6,500,000.00 dated March 4, 1994 (the "Working Capital Revolving Credit Note"); and (ii) the Eighth Amended and Restated Working Capital Revolving Credit Note No. II (Construction Signoff) in the original principal amount of $3,500,000.00 dated March 4, 1994 (the "Working Capital Construction Signoff Note"); and (iii) a Term Note in the original principal amount of $4,000,000.00 dated May 16, 1991 (the "Term Note").

     C. In connection with the Credit Agreement, Riviera executed and delivered to the Bank a Guaranty dated April 20, 1988, pursuant to which, among other things, Riviera guarantied all of the Borrower's obligations (including the Obligations as defined below) to the Bank, whether then existing or thereafter arising or created (the "Riviera Guaranty").

     D. In addition, Kenneth Rieth ("Rieth") and Riviera Holding Company ("Holding"; collectively, Rieth and Holding may be hereinafter referred to as the "Limited Guarantors") each executed and delivered Guaranties and Continuing Pledge Agreements (the "Limited Guaranty Documents") dated August 4, 1992 and July 26, 1993.

     E. As of April 29, 1994, there was (i) $6,351,571.00 in principal indebtedness owing by the Borrower under the Working Capital Revolving Credit Note; and (ii) $3,500,000.00 in principal indebtedness owing by the Borrower pursuant to the Working Capital Construction Signoff Note; and (iii) $1,456,962.00 in principal indebtedness owing by the Borrower pursuant to the Term Note. These sums, together with accrued but unpaid interest, costs and expenses (including attorneys' fees), as well as all other present and future obligations of the Borrower to the Bank, including, but not limited to, obligations arising under or in connection with the Loan Documents (as defined below) or any other document executed in connection therewith or subsequent thereto by the Borrower in favor of the Bank are hereinafter referred to as the "Obligations".

     F. On April 20, 1988, the Borrower executed and delivered to NBD a Security Agreement (Accounts, General Intangibles and Chattel Paper), a Security Agreement (Inventory) and a Security Agreement (Equipment), as amended by a First Amendment to each of the above-described Security Agreements dated January 30, 1989 (the "Borrower Security Agreements") wherein Borrower granted to NBD a valid, perfected, indefeasible and enforceable first priority lien and security interest in favor of the Bank in all of the Borrower's present and future personal property, including, but not limited to, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof with the exception of certain property described in Section 5.8 of the Credit Agreement, For convenience, all of the collateral referred to in the Borrower Security Agreements, together with all other collateral described in and/or granted in connection with any of the Loan Documents (as hereinafter defined), together with all collateral heretofore, simultaneously herewith or hereafter granted to the Bank by the Borrower to secure any of the Borrower's or any other parties' present or future obligations to the Bank, is collectively referred to as the "Borrower Collateral".

     G. On April 20, 1988, Riviera executed and delivered to NBD a Security Agreement (Accounts, General Intangibles and Chattel Paper), a Security Agreement (Inventory) and a Security Agreement (Equipment) (the "Riviera Security Agreements") wherein Riviera granted to NBD a valid, perfected, indefeasible and enforceable first priority lien and security interest in favor of the Bank in all of the Riviera's present and future personal property, including, but not limited to, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof. For convenience, all of the collateral referred to in the Riviera Security Agreements, together with all other collateral described in and/or granted in connection with any of the Loan Documents (as hereinafter defined), together with all collateral heretofore, simultaneously herewith or hereafter granted to the Bank by Riviera to secure any of Riviera's or any other parties' present or future obligations to the Bank, is collectively referred to as the "Riviera Collateral".

     H. The Borrower and Riviera acknowledge and agree that (i) the Obligations are due the Bank without setoff, recoupment, defense or counterclaim, in law or equity, of any nature or kind; (ii) the Obligations are secured by valid, perfected, indefeasible, enforceable first priority liens and security interests (except as permitted by Section 5.8 of the

Credit Agreement) in favor of the Bank in, among other things, (a) all of the Borrower's present and future personal property, including, without limitation, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof, and (b) all of Riviera's present and future personal property, including, without limitation, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof, and (c) the collateral described in the Limited Guaranty Documents. For convenience, the Credit Agreement, the Working Capital Revolving Credit Note, the Working Capital Construction Signoff Note, the Term Note (collectively, the "Notes"), the Borrower Security Agreements, the Riviera Guaranty, the Riviera Security Agreements, the Limited Guaranty Documents, the Original Forbearance Agreement (as hereafter defined), this Agreement and any other document executed therewith or subsequent thereto by the Borrower in favor of the Bank are hereinafter referred to as the "Loan Documents". For convenience, all of the Borrower Collateral, the Riviera Collateral and the collateral referenced in the Limited Guaranty Documents shall hereinafter be referred to as the "Collateral".

     I. The Borrower and Riviera reaffirm, ratify, confirm and approve their obligations and duties under the Loan Documents as modified by this Agreement.

     J. Borrower and Riviera, jointly, jointly and severally and severally, reaffirm, ratify and confirm the liens, assignments and security interests granted to NBD under the Loan Documents and confirm that any and all collateral granted to NBD by any party for the purpose of securing repayment of all or any part of the Borrower's or Riviera's obligations (including the Obligations) owed to NBD, including, but not limited to the Collateral, shall constitute and serve as collateral for any and all of the obligations and duties of the Borrower and Riviera to NBD (including the Obligations), whether now existing or hereafter arising.

     K. Borrower and Riviera each acknowledge that prior to May 1, 1994, there were defaults under the Loan Documents as follows (collectively, the "Existing Defaults"):

         (1) The Leverage Ratio of Riviera and the Borrower, determined on a consolidated basis, is greater than 3 to 1 (3.35 to 1 as of March 31, 1994).

         (2) The Working Capital of Riviera and the Borrower, determined on a consolidated basis, is less than $200,000 (minus $1,101,729.00 as of March 31, 1994).

         (3) The aggregate principal amount outstanding under the Working Capital Revolving Credit, has in the past and is projected to, periodically exceed the Borrowing Base (the "Deficiency") and the Borrower has reported that it may be unable to pay down the Obligations or otherwise take such action to rectify any imbalance that may occur during the Forbearance Period (as hereinafter defined) until additional outside capital is obtained.

Borrower and Riviera represent and warrant that, to the best of their knowledge, after due inquiry and investigation, they are unaware of any other Events of Default (as defined in the Credit Agreement) or defaults under any of the Loan Documents or this Agreement or of any event that, with the passage of time, notice, or both, would become an Event of Default or a default under the Loan Documents or this Agreement.

     L. Borrower and Riviera also acknowledge that based on the Existing Defaults, NBD has the right, without further notice, to accelerate all of the Obligations, demand payment in full and enforce its rights under the Loan Documents and applicable law.

     M. The Borrower and Riviera further acknowledge and agree that the actions taken by the Bank to date are reasonable and appropriate under the circumstances, are within NBD's rights under the Loan Documents and applicable law and do not constitute interference with or control over the business operations of any of the parties hereto.

     N. The Borrower and Riviera acknowledge and agree that (i) NBD has fully performed all of its obligations under the Loan Documents and all other agreements between NBD and such parties; (ii) any future loans will be made at NBD's sole and unfettered discretion; and (iii) NBD has not made any representations of any kind or nature that funding in any amount will continue or that the Forbearance Period (as defined in Section 1 below) will be extended beyond November 30, 1994.

     O. Borrower, Riviera, and the Bank previously entered into a Forbearance Agreement on April 14, 1994, effective through April 30, 1994 (the "Original Forbearance Agreement"). Borrower and Riviera have requested that NBD forbear from enforcing its rights and remedies under the Loan Documents and applicable law for an additional period through November 30, 1994, to afford such parties an opportunity to pursue an infusion of additional equity into the Borrower, to address the Existing Defaults and attempt to cure, eliminate or mitigate the Existing Defaults, to improve the operations of Borrower and to take other steps as are appropriate to return to full compliance with the Loan Documents. Borrower has represented to the Bank that it will use its best efforts to acquire a minimum of $3 million in new equity prior to October 31, 1994.

     P. Borrower and Riviera have additionally requested that, effective concurrently with the execution of this Agreement, the Bank consolidate the Borrower's two current working capital facilities into one facility (the

"Working Capital Facility") and increase the cap on the Working Capital Facility temporarily from $10 million to $12.5 million to provide Borrower with additional needed working capital.

     Q. Borrower and Riviera have additionally requested that the Bank extend the May 1, 1994 maturity date on the Term Note until November 30, 1994.

     NOW, THEREFORE, based on the foregoing Recitals (which are incorporated in this Agreement as and shall constitute representations, warranties and covenants of the respective parties to this Agreement, as the case may be), and for other good and valuable consideration, the parties hereto agree as follows:

     1. FORBEARANCE. Subject to the following conditions precedent in this
Section 1 and subject to the other terms of this Agreement, NBD agrees to forbear from enforcing its rights and remedies based on the Existing Defaults, through the earlier of (i) a further or additional default or Event of Default under the Loan Documents (including a worsening of the Existing Defaults); (ii) a default or Event of Default under this Agreement; or (iii) November 30, 1994 (the "Forbearance Period"):

        (a) Simultaneously with the execution of this Agreement, receipt by NBD of an executed Tenth Amended and Restated Working Capital Revolving Credit Note in substantially the form attached hereto as Exhibit 1(a);

        (b) Simultaneously with the execution of this Agreement, receipt by NBD of an executed Amended and Restated Term Note in substantially the form attached hereto as Exhibit 1(b);

        (c) Simultaneously with the execution of this Agreement, receipt by NBD of an executed copy of the Reaffirmation and Release Agreement in substantially the form attached hereto as Exhibit 1(c);

        (d) Simultaneously with the execution of this Agreement, receipt by NBD of a fully-executed copy of this Agreement acknowledged by counsel to the Borrower and Riviera;

        (e) Simultaneously with the execution of this Agreement, Borrower shall make all payments currently due under the Loan Documents.

        (f) Simultaneously with the execution of this Agreement, receipt by NBD of a letter agreement with Motor Wheel Corporation in substantially the form attached hereto as Exhibit 1(f); and

        (g) NBD receives such other additional documentation necessary to carry out the intent and purposes of this Agreement.

     2. BORROWING BASE DEFICIENCY. During the period from May 1, 1994 through June 30, 1994, the Borrowing Base Deficiency under the Working Capital Facility shall at no time exceed $150,000 (the "Deficiency Limit") on a daily basis. Borrower shall, at all times during this period, use its best efforts to manage the Borrowing Base Deficiency such that it remains at the lowest possible number and take any and all reasonable steps necessary to eliminate the Borrowing Base Deficiency at the earliest possible date.

     3. COLLATERAL. As noted in the Recitals, Borrower and Riviera have granted to NBD a valid, perfected, indefeasible, enforceable first priority lien and security interest in and to all of their respective personal property (except as permitted by Section 5.8 of the Credit Agreement). As an accommodation to the Borrower, NBD, from time to time, has executed and filed UCC-3 partial releases with respect to certain specific equipment. Notwithstanding the filing of these partial releases, the Borrower hereby ratifies and grants to NBD a continuing security interest in all of its personal property, including such equipment referenced in the UCC-3 partial releases.

    4.   AMENDMENTS TO CREDIT AGREEMENT.

         (a)  DEFINITIONS.

              (i) The definition of "Acceptable Accounts Receivable" in Article I of the Credit Agreement is hereby amended in its entirety to read as follows:

                   "'Acceptable Accounts Receivable' shall mean those trade accounts receivable of the Borrower, valued at the face amount thereof, other than those accounts receivable that are (a) more than 120 days past due, (b) due from any Affiliate of the Borrower, except that for periods during which an agreement pursuant to Section 7.1(j) hereof is in effect, accounts receivable from Motor Wheel Corporation shall not be excluded by reason of this subsection (b), (c) subject to any known offset, (d) related to goods or services sold which have been rejected or with respect to which the amount is in dispute, (e) payable by any person located outside the United States or Canada, or (f) reasonably deemed by the Bank to be otherwise acceptable. Notwithstanding the foregoing, the Bank may, upon request by the Borrower and at the Bank's sole discretion, allow inclusion of accounts receivable that are more than 120 days past due as Acceptable Accounts Receivable (the "Extended Accounts"). In no event shall borrowing availability based on the Extended Accounts exceed the aggregate amount of $750,000.00, or include accounts receivable over 180 days past due. Additionally, a 1% monthly surcharge shall be charged on all borrowings against accounts receivable over 120 days past due included in the Borrowing Base, based on an average daily balance."

          (ii) The definitions of "Borrowing Base (General)" and "Borrowing Base (Construction Signoff)" in Article I of the Credit Agreement are hereby deleted and amended in their entireties to read as follows:

                  "'Borrowing Base' shall mean the sum of (a) eighty-five percent (85%) of Acceptable Accounts Receivable; (b) forty percent (40%) of Acceptable Inventory, but in no event shall this component exceed Four Hundred Thousand Dollars ($400,000.00); (c) fifty percent (50%) of the Value of Acceptable Contracts in Progress, but in no event shall this component exceed Five Million Dollars ($5,000,000.00); and
                  (d) eighty-five percent (85%) of Construction Signoff Amounts, but in no event shall this component exceed Three Million Five Hundred Thousand Dollars ($3,500,000.00). It is understood that advances made in reliance upon Construction Signoff Amounts pursuant to this subparagraph are not included when calculating the cap on advances in reliance upon the Value of Acceptable Contracts in Progress referenced in subparagraph (c) above."

          (iii) The definition of "Loan" or "Loans" in Article I of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "'Loan' or 'Loans' shall mean any borrowing under Section
                  2.1 or Section 3.1."

          (iv) The definition of "Value of Acceptable Contracts in Progress" in Article I of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "'Value of Acceptable Contracts in Progress' shall mean the costs incurred by the Borrower that, in accordance with generally accepted accounting principles, are allocable to tool and die projects in progress for which there are binding purchase orders issued to the Borrower by an automotive manufacturing company, an accepted supplier thereof, or another manufacturing company acceptable to the Bank, other than projects (a) for or on behalf of an Affiliate of the Borrower, except that for periods during which an agreement pursuant to Section 7.1(j) hereof is in effect, purchase orders from Motor Wheel Corporation shall not be excluded by reason of this subsection (a);(b) which have been rejected or are in dispute;(c) the accounts receivable with respect to which is payable by any person located outside the United States or Canada; (d) which are Construction Signoff Projects; or (e) that are reasonably deemed by the Bank to be otherwise unacceptable."

           (v) The definition of "Working Capital Revolving Credit Commitment" in Article I of the Credit Agreement shall be deleted and in its place substituted the following:

                  "'Working Capital Facility' shall mean the discretionary lending facility established between the Bank and the Borrower pursuant to Section 2.1 and the Working Capital Revolving Credit Note."

           (vi)   The definition of "Working Capital Revolving Credit Note" in
Article I of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "'Working Capital Revolving Credit Note' shall mean the note executed by the Borrower payable to the order of the Bank to evidence the loans pursuant to Article II hereof, as the same may be modified, amended or restated from time to time after execution and delivery thereof, together with any promissory note or notes issued in exchange or replacement thereof."

      (b)  Amendment to Revolving Credit Facility.

           Article II of the Credit Agreement is hereby amended in its entirety to read as follows:

                                  "ARTICLE II

                   Working Capital Revolving Credit Facility

                   2.1 Loan.  Subject to all of the terms and conditions
              hereof, the Bank may, in its sole and unfettered discretion, lend to the Borrower from time to time through November 30,

              1994, such sums in multiples of Twenty-Five Thousand Dollars ($25,000.00) as may be requested from time to time by the Borrower in a manner specified by the Bank, provided that the aggregate principal amount outstanding at any time through August 31, 1994, pursuant to the provisions of this Section 2.1 shall not exceed the lesser of Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) (the "Working Capital Revolving Credit") or the Borrowing Base, and that the aggregate principal amount outstanding at any time between September 1, 1994, and November 30, 1994, pursuant to the provisions of this Section 2.1 shall not exceed the lesser of Ten Million Dollars ($l0,000,000.00) (the "Working Capital Revolving Credit") or the Borrowing Base. In the event the principal amount outstanding at any time shall exceed said amounts, the Borrower shall forthwith pay to the Bank an amount sufficient to eliminate such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, prepay pursuant to Section 2.3, and reborrow under this Section 2.1.
              Upon the execution of this Agreement, the Borrower shall execute and deliver to the Bank a revolving credit demand note in the form of Exhibit l(a) attached hereto (the "Tenth Amended and Restated Working Capital Revolving Credit Note"), the terms of which are incorporated herein by reference. All commitments by the Bank on behalf of the Borrower by way of instrument certification, letter of credit or similar device shall be considered loans pursuant to this Section 2.1.

                   2.2 Use of Proceeds. The proceeds of the loans pursuant to this Article II shall be used to refinance existing revolving credit debt and to assist with the working capital needs of the Borrower.

                   2.3 Payment of Working. Capital Revolving Credit Note; Prepayment. Except as payment of part or all of the principal amount of the loans outstanding pursuant to this Article II is sooner required to be made under Section 2.1 or Article VIII hereof, the full principal amount of the loans outstanding under this Article II and all accrued interest thereon shall be paid by Borrower on or before November 30, 1994. The Borrower may prepay all or any part of the indebtedness under Section 2.1 at any time without penalty provided any prepayment shall be in a multiple of One Thousand Dollars ($1,000.00).

                   2.4 Interest. Except as provided in Article VIII hereof, the Working Capital Revolving Credit Note shall bear interest at the annual rate of three percent (3%) over the Prime Rate. Interest shall be computed daily on the basis of a Three Hundred Sixty (360) day year and shall be billed to the Borrower monthly based upon the principal balance outstanding and the actual number of days in the preceding month. Interest shall be due and payable no later than the first day of each month.

                   2.5 Availability Fee. The Borrower agrees to pay to the Bank an Availability Fee at a rate equal to three-eighths of one percent (3/8%) per annum on the average daily unused portion of the Working Capital Revolving Credit for the period from the date of this Agreement to and including November 30, 1994, and thereafter until full payment of the Tenth Amended and Restated Working Capital Revolving Credit Note. Accrued availability fees shall be payable quarterly in arrears on the first day of each January, April, July and October commencing on the first such day after the date of this Agreement. It is understood that the maximum possible Working Capital Revolving Credit is $12,500,000.00 through August 31, 1994, and $10,000,000.00 thereafter.

                   2.6 Facility Fee. The Borrower agrees to pay to the Bank a facility fee at a rate equal to one-eighth of one percent (1/8%) per annum on the Working Capital Revolving Credit, whether used or unused, for the period from the date of this Agreement to and including November 30, 1994, and thereafter until payment of the Tenth Amended and Restated Working Capital Revolving Credit Note. The facility fee shall be payable quarterly in arrears on the first day of each January, April, July and October commencing on the first such day after the date of this Agreement. It is understood that the maximum possible Working Capital Revolving Credit is $12,500,000.00 through August 31, 1994, and $10,000,000.00 thereafter.

(c)  Amendment to Term Loan.

     (i) Section 3.3 of the Credit Agreement is hereby amended in its entirety as follows:

              "3.3 Payment of Term Note; Prepayment. Except as payment of part or all of the Term Note is sooner required under Section 3.1 or
         Article VIII, the principal of the Term Note shall be paid in monthly installments of $40,000 each on the first day of each month commencing May 1, 1994, and continuing thereafter up to and including November 1, 1994 and a final payment on November 30, 1994 consisting of the entire remaining outstanding principal balance of, all accrued interest on, and all other sums due under the Term Note. The Borrower may prepay at any time all or any portion of the Term Note without premium or penalty provided that any prepayments shall be applied to principal last maturing."

    (ii) Section 3.4 of the Credit Agreement is hereby amended to read in its entirety as follows:

              "3.4 Interest. Except as provided in Article VIII hereof, the Term Note shall bear interest at the annual rate of the Prime Rate plus three percent (3%). Interest shall be computed daily on the basis of a Three Hundred Sixty (360) day year and shall be billed to the Borrower monthly based upon the principal balance outstanding and the actual number of days elapsed. Interest shall be billed to the Borrower monthly beginning June 1, 1994 and shall be due and payable as indicated by such billing. Billings may estimate a rate and balance for periods between the billing date and the end of the period which is covered by such billing and if actual rates or balances vary from the estimate, actual charges shall be adjusted and reflected in subsequent billings."

   (iii) A new Section 3.5 is hereby added to the Credit Agreement as follows:

              "3.5 Collateral Value. As soon as practicable, the Borrower shall deliver to the Bank a list of all equipment securing the Term Note along with a description of the priority of the Bank's lien in, and the value of, such equipment. Additionally, on or before August 31, 1994, the Borrower and Riviera shall provide NBD with a new appraisal of all equipment securing the Term Note."

(d)  COVENANTS.

     (i) Section 6.1(e)(iv) of the Credit Agreement is hereby amended in its entirety to read as follows:

               "(iv) On a weekly basis, a summary in such detail as the Bank may require of the Borrower's: (a) Value of Acceptable Contracts in Progress as of the last day of the prior week; (b) similar information concerning Construction Signoff Projects in progress; (c) an accounts receivable aging summary; (d) a summary of Chrysler contract executed sign-offs; (e) a work in progress summary; and (f) a report setting forth all accounts receivable over 120 days past due along with their billing dates and a detailed description of any problems or unusual facts regarding each account. Each of these reports or summaries shall be accompanied by a certificate of the President or Chief Financial Officer of the Borrower stating that the report is a fair and accurate statement of the financial condition of the Borrower."



     (ii) Section 6.1(e)(v) of the Credit Agreement is hereby amended in its entirety to read as follows:



               "(v) On a monthly basis, a financial statement (including a balance sheet of the Borrower, a statement of operations, a statement of cash flows, and a management narrative of the financial statement); a projected daily cash flow statement covering the next 60 days; a covenant report; a status report of critical business activities; a report projecting the daily Borrowing Base over the next 60 days, and projecting the monthly average Borrowing Base for the following six months; a written representation by the Borrower that there have been no material changes in the amount of inventory reported in its daily Borrowing Base calculation; a statement of income and retained earnings of the Borrower; and a statement of change in financial position of the Borrower, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, and all prepared in accordance with generally accepted accounting principles consistently applied. Each of these reports shall be accompanied by a certificate of the President or Chief Financial Officer of the Borrower stating that the report has been prepared in accordance with generally accepted accounting principles consistently applied and fairly presents the financial condition of the Borrower as of the date of said balance sheet and of the results of operations for the year-to-date period then ended and that to the best of his knowledge, the Borrower has observed and performed each and every covenant and agreement applicable to it which is contained herein or in any instrument contemplated by this Agreement to which it is a party, except as specifically indicated."



    (iii) Section 6.1(e)(ix) of the Credit Agreement is hereby amended in its entirety to read as follows:



               "(ix) No later than 3:00 p.m. on a daily basis, a borrowing base certificate signed by the President or chief financial officer of the Borrower in the form and detail requested by the Bank stating the amount of the components of the Borrowing Base as of the close of business the prior day. The Borrower represents and warrants to the Bank that the Bank may rely, in determining which accounts receivable are Acceptable Accounts Receivable, which inventory is Acceptable Inventory and which contracts in progress are Acceptable Contracts in Progress or Construction Signoff Projects, on all written statements and representations of the Borrower with respect to any account receivable, inventory item or tool and die project in progress and, unless otherwise indicated in writing to the Bank, that (1) every account balance evidenced by an account receivable is in fact owing;
          (2) every account receivable is valid and enforceable without performance of any other act by the Borrower; (3) there are no known setoffs, counterclaims or defenses against any account receivable or any fact, event or occurrence known by the Borrower which impairs the validity or enforceability thereof; (4) every item of inventory is stated at the lower of cost or market and is readily saleable or usable in the course of the Borrower's business; (5) for every tool and die project in progress included in the Borrowing Base there is a valid, binding purchase order issued to the Borrower by an automotive manufacturing company, accepted supplier thereof or other manufacturing company whose identity has been disclosed to and is acceptable to the Bank for purposes of including in the Borrowing Base; and (6) all costs allocated to a tool and die project in progress included in the Borrowing Base are actual costs incurred by the Borrower that are allocable to the particular project in accordance with generally accepted accounting principles."

     (iv) Section 6.2(e) of the Credit Agreement is hereby amended in its entirety to read as follows:

               "(v) Tangible Net Worth. Permit or suffer the Tangible Net Worth of Riviera and the Borrower, determined on a consolidated basis, to be less than Five Million Three Hundred Thousand Dollars ($5,300,000.00) on or at any time after the date of the Eighth Amendment to Credit Agreement, or to be less than Six Million Dollars ($6,000,000.00) on or at any time after August 31, 1994."

     (v) A new Section 6.2(k) is hereby added to the Credit Agreement as follows:

               "(k) Stock. Pledge, hypothecate or otherwise encumber or sell or otherwise transfer any shares of any class of its capital stock or make any change in the capital structure of the Borrower, including issuing any new shares of capital stock, without the prior written consent of the Bank. Additionally, Riviera shall not pledge, hypothecate or otherwise encumber or sell or otherwise transfer any shares of any class of its capital stock or make any change in the capital structure of the Borrower, including issuing any new shares of capital stock, without the prior written consent of the Bank."

     5. FORBEARANCE FEE. The Borrower shall pay to the Bank a total Forbearance Fee of $150,000.00. The Forbearance Fee shall be payable in arrears, with $75,000.00 due on or before August 31, 1994, and $75,000.00 due on or before October 31, 1994. The October 31, 1994 payment will be waived by the Bank if, prior to that date, a minimum of $3 million in new equity is infused into the Borrower upon terms and conditions reasonably acceptable to NBD.

     6. NEGATIVE COVENANTS. During the Forbearance Period, without the prior written consent of the Bank, the Borrower and Riviera shall not:

        (a) RESTRICTION ON LIENS. Create or permit to be created or allow to exist any new, additional or expanded lien upon any property or assets now owned or acquired in the future by the Borrower and Riviera.

        (b) RESTRICTION ON INDEBTEDNESS. Create, incur, assume, suffer to exist, have outstanding or in any manner become liable in respect of any indebtedness for money other than the Obligations or indebtedness incurred in the ordinary course of the business of the Borrower for necessary materials and services.

       (c) CAPITAL ASSET EXPENDITURE. Expend sums for the acquisition of capital assets, including payments under any new lease of real or personal property.

       (d) SALE AND LEASEBACK. Enter into any new agreement providing for the leasing by the Borrower of property which has been or is to be sold or transferred by the Borrower or lessor of the property.

       (e) TRANSACTIONS WITH AFFILIATES. Enter into, or permit or suffer to exist, any transaction or arrangement with any Affiliate, except on terms which are no less favorable to the Borrower than could be obtained from persons who are not Affiliates in arm's length transactions.

    7.   FURTHER INPUT.

       (a) Borrower shall continue to use its best efforts to arrange a meeting between representatives of NBD, representatives of Borrower and appropriate decision-making representatives of Motor Wheel to meet and discuss the future direction and plans of Borrower prior to the expiration of the Forbearance Period;

       (b) Borrower shall use its best efforts to obtain a written agreement by Comerica Bank to subordinate any debt and security interest it may have with Borrower and/or Riviera, in form and substance acceptable to NBD, by June 6, 1994.

       (c) Borrower agrees that it will immediately engage a crisis management consultant for advisory consulting purposes, which consultant must be acceptable to NBD if NBD, in its sole discretion, requests Borrower retain such consultant. Borrower agrees that it will, upon such request by NBD, seek and recommend the immediate approval and engagement of, a crisis management consultant with management authority, upon board approval and authorization (which consultant must be acceptable to NBD) and retain such a consultant.

     8. NO FURTHER FORBEARANCE IMPLIED. Borrower and Riviera acknowledge that NBD has no obligation to continue making advances under the Working Capital Facility or otherwise or to extend the term of the Forbearance Period or forbear from enforcing their respective rights and remedies after the Forbearance Period, and nothing contained herein or otherwise is intended to be a promise or agreement to make advances under the Working Capital Facility or otherwise or to extend the terms of the Forbearance Period beyond November 30, 1994. Furthermore, no future agreement by NBD to make advances to the Borrower or to extend the term of the Forbearance Period beyond November 30, 1994, or any other agreement, shall be valid or enforceable unless it is contained in a written agreement signed by NBD.

     9. NO OVERDRAFTS. Borrower and Riviera agree that they will not create any overdrafts in any accounts at NBD. Furthermore, Borrower and Riviera acknowledge and agree that NBD shall not, under any circumstances, be required to honor any checks or other items presented to NBD for payment for which there are insufficient available funds in Borrower's account at NBD for payment and NBD may return any such items so presented. In the event that such items are not returned, this shall not create any right or expectation that such overdrafts will be tolerated or permitted in the future.

    10. TAXES. Borrower and Riviera represent that they are paying all taxes on a timely basis except as set forth on Exhibit 2 attached hereto.

    11. EVENTS OF DEFAULT. In addition to any other defaults or Events of Default contained in any of the Loan Documents, the following shall constitute an Event of Default under this Agreement and each of the Loan Documents:

        (a) any further or additional Events of Default, events of acceleration or defaults provided for in any of the Loan Documents (including a worsening of any of the Existing Defaults for any reason other than the impact of the restructuring transaction between the Borrower and Heller Financial Leasing, Inc. and Banc One Leasing Corporation entered into in April of 1994);

        (b) if any representation or warranty made by Borrower or Riviera in this Agreement or in connection with the negotiation hereof is untrue as of the date made or hereafter becomes untrue;

        (c) the Borrower and/or Riviera shall at any time fail to observe, perform or comply with any Dominion of Funds Agreement with NBD;

        (d) the Borrowing Base Deficiency shall at any time exceed the Deficiency Limit set forth in Paragraph 2 above on any date specified therein;

        (e) Any lender, supplier, creditor or lessor shall (i) accelerate any obligations of the Borrower or Riviera, due to a default by Borrower or Riviera under any agreement with any creditor in excess of $25,000 to such creditor or shall otherwise take any action of any kind or nature to enforce or begin enforcement of its rights or remedies against Borrower or Riviera by reason of such default, or (ii) receive from Borrower or Riviera any prepayments of obligations, any extraordinary payments of outstanding indebtedness or fees, or fees or interest above the level paid to such creditor by Borrower or Riviera as of January 1, 1994; and

          (f) Any creditor, including, but not limited to, any governmental taxing authority, shall cause a lien to be filed on any of the Collateral (other than a lien for taxes not yet due and payable).

     12. RELEASE. As of the date hereof, the Borrower and Riviera represent and warrant that they are aware of, and possess, no claims or causes of action against the Bank. Notwithstanding this representation and as further consideration for the agreements and understandings herein, the Borrower and Riviera, individually, jointly and severally, and on behalf of each of their respective officers, directors, employees, agents, executors, successors and assigns, hereby release NBD, its officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns from any liability, claim, right or cause of action which now exists or hereafter arises, whether known or unknown, arising from events occurring prior to and in any way related to facts in existence as of the date hereof. By way of example and not limitation, the foregoing includes any claims in any way related to actions taken or omitted to be taken by NBD under the Loan Documents, or this Agreement and the business relationship with NBD.

     13. AUTHORIZATION TO DEBIT ACCOUNT. In the event that any payment called for by the Loan Documents, this Agreement (or any agreement referred to or incorporated herein) or any other present or future agreements between NBD and the Borrower and/or Riviera are not paid when and as called for under the terms of such agreement, then NBD may debit any of such accounts of the Borrower and/or Riviera at NBD for such amount. In the event of such a debit, NBD will use its best efforts to notify the Borrower and/or Riviera of such debit within two (2) business days. The fact that NBD had debited any of the accounts of the Borrower and/or Riviera at NBD shall in no way whatsoever waive or diminish any default for failure to make such payments when and as due.

     15. SETOFF. Upon the occurrence of a default, NBD is hereby authorized at any time and from time to time, without notice to the Borrower or Riviera (any such notice being expressly waived), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by NBD to or for the credit or the account of the Borrower and/or Riviera against any and all of the Obligations, now or hereafter existing, including those under this Agreement or the Loan Documents or any of the Notes or any other agreement or instrument, irrespective of whether or not NBD shall have made any demand under this Agreement or any Note or otherwise. The Bank agrees to promptly notify the Borrower and/or Riviera after any such setoff and application provided that the failure to give such notice shall not affect the validity of such setoff and application and shall not create any claims or liabilities against NBD. The rights of NBD under this section shall not require maturity of any indebtedness and are in addition to other rights and remedies (including, without limitation, other rights of setoff) which NBD may have.

     15. VERIFICATION OF ACCOUNTS/AUDITS. The Borrower and Riviera agree that NBD, through its employees or authorized agents, shall be permitted to send a letter to and otherwise contact each of its respective account debtors to verify account receivable balances. In addition, NBD, an accountant or accounting firm retained by NBD and other advisors, representatives or agents of NBD shall be permitted full and complete access to the Borrower's and Riviera's facilities and books and records to conduct audits as often as NBD reasonably desires. The reasonable cost of such audits ("Audit Fees"), whether conducted by NBD (in which case NBD shall be entitled to make a reasonable charge, plus out-of-pocket costs and expenses), an accountant or accounting firm retained by NBD or other advisors, representatives or agents of NBD (including, but not limited to, Curtis Enterprises Inc.) shall be part of the Obligations and shall be secured by all of the Collateral.

     16. EXPENSES, FEES AND COSTS; INDEMNIFICATION. The Borrower and Riviera, jointly and severally, shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by NBD, including fees of counsel and court costs, in any way arising from or in connection with this Agreement, any of the Collateral, any of the Loan Documents, any of the Obligations or the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand, including, without limitation, (a) Audit Fees; (b) all fees and expenses (including recording fees and insurance policy fees) of NBD and counsel for NBD for the preparation, examination, approval, negotiation, execution and delivery of, or the closing of any of the transactions contemplated by, this Agreement or any of the Loan Documents; (c) all fees and out-of-pocket disbursements incurred by NBD, including attorneys' fees and accountants' fees, in any way arising from or in connection with any action taken by NBD to monitor, advise, administer, enforce or collect any of the Obligations (including under this Agreement and the Loan Documents) or any other obligations of the Borrower or Riviera, whether joint, joint and several, or several, under this Agreement, any of the Loan Documents or any other existing or future document or agreement, or arising from or relating to the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand, including any actions to lift the automatic stay or to otherwise in any way monitor or participate in any bankruptcy, reorganization or insolvency proceeding of the Borrower or Riviera;
(d) all expenses and fees (including attorneys' fees) incurred in relation to, in connection with, in defense of and/or in prosecution of any litigation instituted by any one or more of the Borrower, Riviera, Holding, Rieth, NBD or any third party against or involving NBD arising from, relating to, or in connection with any of the Obligations or any Guarantor's obligations, this Agreement, any of the Collateral, any of the Loan Documents or the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand, including any so-called "lender liability" action, any claim and delivery or other action for possession of, or foreclosure on, any of the Collateral, post-judgment enforcement of any rights or remedies including enforcement of any judgments, and prosecution of any appeals (whether discretionary or as of right and whether in connection with pre-judgment or post-judgment matters); (e) all costs, expenses and fees incurred by NBD or its agents in connection with appraisals and reappraisals of all or any of the Collateral (and the Borrower and Riviera shall fully cooperate with such appraisers and make their property available for appraisal in connection with as many appraisals as NBD may request); (f) all costs, expenses and fees incurred by NBD and/or its counsel in connection with consultants, expert witnesses or other professionals retained by NBD and/or its counsel in order to assist, advise and/or give testimony with respect to any matter relating to the Collateral, the Loan Documents, or the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand (and the Borrower and Riviera shall fully cooperate with such consultant, expert witness or other professional and shall make their premises, books and records, accounting systems, computer systems and other media for the recordation of information available to such persons); and (g) all costs, expenses and fees incurred by NBD in connection with any environmental investigations including but not limited to Phase I, Phase II and Phase III environmental audits (and the Borrower and Riviera agree that NBD and/or its agents may enter on their premises at any time to conduct such environmental investigations). Nothing contained in this paragraph shall, or is intended to, expand the liability of Rieth and Holding beyond that contained in the Limited Guaranty Documents.

          All of the foregoing costs, expenses and reimbursement obligations, set forth in this section (the "Costs") shall be part of the Obligations, and shall be secured by all of the Collateral. The costs shall be paid within 10 days of written request from NBD.

          For purposes hereof "Claims" shall mean any demand, claim, action or cause of action, damage, liability, loss, cost, debt, expense, obligation, tax, assessment, charge, lawsuit, contract, agreement, undertaking or deficiency, of any kind or nature, whether known or unknown, fixed, actual, accrued or contingent, liquidated or unliquidated (including interest, penalties, attorneys' fees and other costs and expenses incident to proceedings or investigations relating to any of the foregoing or the defense of any of the foregoing), whether or not litigation has commenced.

     17. OTHER DOCUMENTS. The Borrower and Riviera agree to execute and deliver any and all documents reasonably deemed necessary or appropriate by NBD or counsel to NBD to carry out the intent of and/or to implement the Loan Documents or this Agreement, including, but not limited to, such documentation necessary to grant NBD a lien, mortgage and/or security interest in any assets of the Borrower and Riviera presently not subject to a lien, mortgage or encumbrance in favor of NBD to secure the Obligations.

     18. CROSS DEFAULT/REMEDIES. An Event of Default under the terms of this Agreement shall be considered an event of default, an event of acceleration and a default under each document and agreement comprising the Loan Documents and an event of default, an event of acceleration or a default under any document or agreement comprising the Loan Documents, (other than the Existing Defaults), shall be considered an Event of Default under the terms of this Agreement, and all of the other Loan Documents. Upon the occurrence of an Event of Default under this Agreement or any event of default, event of acceleration or default under any document or agreement comprising the Loan Documents, or any document executed in connection herewith, or referenced herein, and without prior notice of or an opportunity to cure such event of default, event of acceleration or default, except as otherwise provided herein,
(a) NBD shall have the right to exercise any rights or remedies provided in this Agreement, the Loan Documents, or applicable law, (including, without limitation, the right to offset any accounts of the Borrower or Riviera with
NBD), (b) NBD may deem the Forbearance Period to be expired, and (c) upon NBD's election, but without further notice, all of the Obligations shall be immediately due and payable.

     19. DOCUMENTS CONTINUE. Except as expressly modified and amended by the terms of this Agreement, all of the terms and conditions of the Loan Documents remain in full force and effect and are hereby ratified, confirmed and approved. If there is an express conflict between the terms of this Agreement and the terms of the Loan Documents, the terms of this Agreement shall govern and control.

     20. RESERVATION OF RIGHTS/NO WAIVERS. This Agreement grants a conditional and limited forbearance until November 30, 1994, only, upon the terms and conditions set forth in this Agreement. Notwithstanding anything to the contrary in this Agreement, all of NBD's rights and remedies against the Borrower, Riviera, third parties, and/or the Collateral and/or any rights of NBD under the Limited Guaranty Documents are expressly reserved, including, without limitation, all rights and remedies resulting from, or arising in connection with, the Existing Defaults. Likewise, nothing herein shall be deemed to constitute a waiver of any defaults existing as of the date hereof, a further worsening of the Existing Defaults or new events of default, events of acceleration or defaults or shall in any way prejudice the rights or remedies of NBD under the Loan Documents or applicable law. Further, NBD shall have the right to waive any conditions set forth in this Agreement and/or the Loan Documents, in its sole and unfettered discretion. And any such waiver shall not prejudice, waive or reduce any other right or remedy which NBD may have against the Borrower or Riviera, or any rights of NBD under the Limited Guaranty Documents. However, the other parties to this Agreement and the Loan Documents, understand that no waiver by NBD of the rights or any condition of this Agreement and/or the Loan Documents shall be effective unless the same shall be contained in writing signed by an authorized agent of NBD.

     21. CREDIT INQUIRIES. In the event customers, buyers, potential financing sources or other parties make inquiry of NBD as to the current lending relationship between NBD, on the one hand, and the Borrower or Riviera, on the other hand, the parties agree that NBD may refer such inquiries to the Borrower or Riviera.

     22. AUTHORITY. Each party executing this Agreement in a representative capacity represents and warrants that he or she has authority to execute this Agreement and legally bind the entity he or she represents.

     23.  MISCELLANEOUS.

          (a) This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and may be modified or amended only by a writing signed by the party to be charged.

          (b) This Agreement is governed by the internal laws of the State of Michigan (without regard to conflicts of law principles).

          (c) This Agreement may be executed in counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument, and facsimile copies of signatures shall be treated as original signatures for all purposes.

          (d) This Agreement is binding on each of the Borrower and Riviera and their respective successors and assigns and shall inure to the benefit of NBD and its successors and assigns.

          (e) If any provision of this Agreement is in conflict with any applicable statute or rule of law or otherwise unenforceable, such offending provision shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Agreement.

          (f) Defined terms used in this Agreement without definition shall have the meanings given to them under the Credit Agreement.

     24. NO OTHER PROMISES OR INDUCEMENTS. There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Agreement other than those which are set forth in this Agreement.

     25. WAIVER OF JURY TRIAL AND ACKNOWLEDGEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. NBD, THE BORROWER AND RIVIERA EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES BETWEEN NBD AND ANY OTHER PARTY HERETO ARISING OUT OF OR IN ANY RELATION TO THIS AGREEMENT OR ANY OTHER AGREEMENTS OR RELATIONSHIPS BETWEEN THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.

          EACH OF THE BORROWER AND RIVIERA ACKNOWLEDGES THAT (1) IT HAS BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL AND OTHER ADVISORS OF ITS CHOICE AND, AFTER CONSULTING WITH SUCH COUNSEL AND ADVISORS, KNOWINGLY, VOLUNTARILY AND WITHOUT DURESS, COERCION, UNLAWFUL RESTRAINT, INTIMIDATION OR COMPULSION, ENTERS INTO THIS AGREEMENT, BASED UPON SUCH ADVICE AND COUNSEL AND IN THE EXERCISE OF ITS BUSINESS JUDGMENT, (2) THIS AGREEMENT HAS BEEN ENTERED INTO IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH THE PARTIES HERETO ACKNOWLEDGE, (3) IT HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND IS NOT RELYING ON THE OPINIONS OR ADVICE OF NBD OR ITS AGENTS OR REPRESENTATIVES IN ENTERING INTO THIS AGREEMENT.

     26. STATUTE OF FRAUDS. THIS WRITTEN FORBEARANCE AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.



                                                NBD BANK, N.A.



                                                By:  Timothy G. Skillman
                                                    -------------------------


                                                    Its:  Vice President
                                                        ----------------------


                                                RIVIERA DIE & TOOL, INC.


                                                By:  Kenneth K. Rieth
                                                   ---------------------------

                                                    Its:   President
                                                        ----------------------


                                                RIVIERA TOOL COMPANY


                                                By:  Kenneth K. Rieth
                                                   ---------------------------

                                                    Its:  President
                                                         ---------------------

                     TWELFTH AMENDMENT TO CREDIT AGREEMENT
                       AND RESTATED FORBEARANCE AGREEMENT


     NBD Bank, formerly known as NBD Bank, N.A., successor by merger to the interests of NBD Grand Rapids, N.A. ("NBD" or the "Bank"), Riviera Die & Tool, Inc. (formerly known as R.D.T., Inc.), a Michigan Corporation (the "Borrower"), and Riviera Tool Company, a Michigan Corporation ("Riviera") enter into this Twelfth Amendment to Credit Agreement and Restated Forbearance Agreement (the "Agreement") effective as of the 1st day of May, 1995.

                                    RECITALS

     A. The Borrower and the Bank entered into a Credit Agreement dated April 20, 1988, as amended by a First Amendment to Credit Agreement dated August 31, 1988, a Second Amendment to Credit Agreement dated January 30, 1989, a Third Amendment to Credit Agreement dated January 30, 1990, a Fourth Amendment to Credit Agreement dated May 16, 1991, a Fifth Amendment to Credit Agreement dated July 31, 1992, a Sixth Amendment to Credit Agreement dated January 31, 1993, a Seventh Amendment to Credit Agreement dated March 31, 1993, an Eighth Amendment to Credit Agreement dated July 26, 1993, a Ninth Amendment to Credit Agreement dated March 4, 1994, a Forbearance Agreement dated April 14, 1994 (the "Original Forbearance Agreement") and a Tenth Amendment to Credit Agreement and Restated Forbearance Agreement dated May 5, 1994, and an Eleventh Amendment to Credit Agreement and Restated Forbearance Agreement dated as of December 1, 1994 (collectively, the "Credit Agreement") by which the Bank has made certain credit facilities available to the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement.


     B. Pursuant to the Credit Agreement, the Borrower has executed two (2) promissory notes: (i) the Tenth Amended and Restated Working Capital Revolving Credit Note in the original principal amount of $12,500,000.00 dated May 5, 1994 (the "Working Capital Revolving Credit Note"); and (ii) an Amended and Restated Term Note in the original principal amount of $1,456,962.00 dated May 5, 1994 (the "Term Note").


     C. In connection with the Credit Agreement, Riviera executed and delivered to the Bank a Guaranty dated April 20, 1988, pursuant to which, among other things, Riviera guarantied all of the Borrower's obligations (including the Obligations as defined below) to the Bank, whether then existing or thereafter arising or created (the "Riviera Guaranty").


     D. In addition, Kenneth Rieth ("Rieth") and Riviera Holding Company ("Holding") (collectively, Rieth and Holding may be hereinafter referred to as the "Limited Guarantors") each executed and delivered Guaranties and Continuing Pledge Agreements (the "Limited Guaranty Documents") dated August 4, 1992 and July 26, 1993.

     E. As of June 1, 1995, there was (i) $7,940,417.83 in principal indebtedness owing by the Borrower under the Working Capital Revolving Credit Note and (ii) $976,962.00 in principal indebtedness owing by the Borrower pursuant to the Term Note. These sums, together with accrued but unpaid interest, costs and expenses (including attorneys' fees), as well as all other present and future obligations of the Borrower to the Bank, including, but not limited to, obligations arising under or in connection with the Loan Documents (as defined below) or any other document executed in connection therewith or subsequent thereto by the Borrower in favor of the Bank are hereinafter referred to as the "Obligations".


     F. On April 20, 1988, the Borrower executed and delivered to NBD a Security Agreement (Accounts, General Intangibles and Chattel Paper), a Security Agreement (Inventory) and a Security Agreement (Equipment), as amended by a First Amendment to each of the above-described Security Agreements dated January 30, 1989 (the "Borrower Security Agreements") wherein Borrower granted to NBD a valid, perfected, indefeasible and enforceable first priority lien and security interest in favor of the Bank in all of the Borrower's present and future personal property, including, but not limited to, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof with the exception of certain property described in Section 5.8 of the Credit Agreement. For convenience, all of the collateral referred to in the Borrower Security Agreements, together with all other collateral described in and/or granted in connection with any of the Loan Documents (as hereinafter defined), together with all collateral heretofore, simultaneously herewith or hereafter granted to the Bank by the Borrower to secure any of the Borrower's or any other parties' present or future obligations to the Bank, is collectively referred to as the "Borrower Collateral".

     G. On April 20, 1988, Riviera executed and delivered to NBD a Security Agreement (Accounts, General Intangibles and Chattel Paper), a Security Agreement (Inventory) and a Security Agreement (Equipment) (the "Riviera Security Agreements") wherein Riviera granted to NBD a valid, perfected, indefeasible and enforceable first priority lien and security interest in favor of the Bank in all of Riviera's present and future personal property, including, but not limited to, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof. For convenience, all of the collateral referred to in the Riviera Security Agreements, together with all other collateral described in and/or granted in connection with any of the Loan Documents (as hereinafter defined), together with all collateral heretofore, simultaneously herewith or hereafter granted to the Bank by Riviera to secure any of Riviera's or any other parties' present or future obligations to the Bank, is collectively referred to as the "Riviera Collateral".

     H. The Borrower and Riviera acknowledge and agree that (i) the Obligations are due the Bank without setoff, recoupment, defense or counterclaim, in law or equity, of any nature or kind; (ii) the Obligations are secured by valid, perfected, indefeasible, enforceable first priority liens and security interests (except as permitted by Section 5.8 of the Credit Agreement) in favor of the Bank in, among other things, (a) all of the Borrower's present and future personal property, including, without limitation, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof, and (b) all of Riviera's present and future personal property, including, without limitation, accounts, chattel paper, general intangibles, documents, instruments,inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof, and (c) the collateral described in the Limited Guaranty Documents. For convenience, the Credit Agreement, the Working Capital Revolving Credit Note, the Term Note (collectively, the "Notes"), the Borrower Security Agreements, the Riviera Guaranty, the Riviera Security Agreements, the Limited Guaranty Documents, the Original Forbearance Agreement, this Agreement and any other document executed therewith or subsequent thereto by the Borrower in favor of the Bank are hereinafter referred to as the "Loan Documents". For convenience, all of the Borrower Collateral, the Riviera Collateral and the collateral referenced in the Limited Guaranty Documents shall hereinafter be referred to as the "Collateral".


     I. The Borrower and Riviera reaffirm, ratify, confirm and approve their obligations and duties under the Loan Documents as modified by this Agreement.


     J. Borrower and Riviera, jointly, jointly and severally and severally, reaffirm, ratify and confirm the liens, assignments and security interests granted to NBD under the Loan Documents and confirm that any and all collateral granted to NBD by any party for the purpose of securing repayment of all or any part of the Borrower's or Riviera's obligations (including the Obligations) owed to NBD, including, but not limited to the Collateral, shall constitute and serve as collateral for any and all of the obligations and duties of the Borrower and Riviera to NBD (including the Obligations), whether now existing or hereafter arising.

     K. Borrower and Riviera each acknowledge that prior to June 1, 1995, there were defaults under the Loan Documents as follows (collectively, the "Existing Defaults"):

         (1) The Leverage Ratio of Riviera and the Borrower, determined on a consolidated basis, is greater than 3 to 1 (3.44 to 1 as of March 31, 1995).


         (2) The Working Capital of Riviera and the Borrower, determined on a consolidated basis, is less than $200,000 (minus $3,237,000.00 as of March 31, 1995.


         (3) The Tangible Net Worth of Riviera and Borrower, determined on a consolidated basis, is less than $6,000,000 from and after August 31, 1994 ($5,438,000.00 as of March 31, 1995).


         (4) The aggregate principal amount outstanding under the Working Capital Revolving Credit, has in the past periodically exceeded the Borrowing Base (the "Borrowing Base Deficiency").


Borrower and Riviera represent and warrant that, to the best of their knowledge, after due inquiry and investigation, they are unaware of any other Events of Default (as defined in the Credit Agreement) or defaults under any of the Loan Documents or this Agreement or of any event that, with the passage of time, notice, or both, would become an Event of Default or a default under the Loan Documents or this Agreement.

     L. Borrower and Riviera also acknowledge that based on the Existing Defaults, NBD has the right, without further notice, to accelerate all of the Obligations, demand payment in full and enforce its rights under the Loan Documents and applicable law.

     M. The Borrower and Riviera further acknowledge and agree that the actions taken by the Bank to date are reasonable and appropriate under the circumstances, are within NBD's rights under the Loan Documents and applicable law and do not constitute interference with or control over the business operations of any of the parties hereto.

     N. Borrower and Riviera have requested that NBD continue to forbear from enforcing its rights and remedies under the Loan Documents and applicable law for an additional period through August 31, 1995, to afford such parties an opportunity to obtain alternative financing to satisfy the Obligations in full. Borrower had previously represented to the Bank that it would use its best efforts to acquire a minimum of $3 million in new equity prior to October 31, 1994, which infusion the Borrower believed could occur prior to March 31, 1995.

     O. Borrower and Riviera had additionally previously requested that the Bank increase the cap on the Working Capital Facility temporarily from $10 million to $12.5 million to provide Borrower with additional needed working capital. The period for the temporary increase has expired and the cap is now $10 million.

     P. Borrower and Riviera have additionally requested that the Bank extend the April 30, 1995 maturity date on the Working Capital Revolving Credit Note and the Term Note until August 31, 1995.

     Q. The Borrower and Riviera acknowledge and agree that (i) NBD has fully performed all of its obligations under the Loan Documents and all other agreements between NBD and such parties; (ii) any future loans will be made at NBD's sole and unfettered discretion; and (iii) NBD has not made any representations of any kind or nature that funding in any amount will continue or that the Forbearance Period (as defined in Section 1 below) will be extended beyond August 31, 1995. NBD HAS INFORMED BORROWER AND RIVIERA THAT IT DOES NOT INTEND TO EXTEND THE FORBEARANCE PERIOD BEYOND AUGUST 31, 1995, AND THAT THEY SHOULD PAY NBD IN FULL ON OR BEFORE THAT DATE.

     NOW, THEREFORE, based on the foregoing Recitals (which are incorporated in this Agreement as and shall constitute representations, warranties and covenants of the respective parties to this Agreement, as the case may be), and for other good and valuable consideration, the parties hereto agree as follows:

         1.   FORBEARANCE. Subject to the following conditions precedent in this
Section 1 and subject to the other terms of this Agreement, NBD agrees to forbear from enforcing its rights and remedies based on the Existing Defaults, through the earlier of (i) a further or additional default or Event of Default under the Loan Documents (including a worsening of the Existing Defaults); (ii) a default or Event of Default under this Agreement; or (iii) August 31, 1995 (the "Forbearance Period"):

              (a) Simultaneously with the execution of this Agreement, receipt by NBD of an executed Twelfth Amended and Restated Working Capital Revolving Credit Note in substantially the form attached hereto as Exhibit 1(a);

              (b) Simultaneously with the execution of this Agreement, receipt by NBD of an executed Third Amended and Restated Term Note in substantially the form attached hereto as Exhibit 1(b);

              (c) Simultaneously with the execution of this Agreement, receipt by NBD of an executed copy of the Reaffirmation and Release Agreement in substantially the form attached hereto as Exhibit 1(c);

              (d) Simultaneously with the execution of this Agreement, receipt by NBD of a fully-executed copy of this Agreement acknowledged by counsel to the Borrower and Riviera;

              (e) Simultaneously with the execution of this Agreement, Borrower shall make all payments currently due under the Loan Documents.

              (f) NBD receives such other additional documentation necessary to carry out the intent and purposes of this Agreement.

         2. ALL OBLIGATIONS DUE. ALL OF THE OBLIGATIONS INCLUDING, WITHOUT LIMITATION, OBLIGATIONS UNDER THE CREDIT AGREEMENT, THE WORKING CAPITAL REVOLVING CREDIT NOTE, THE TERM NOTE AND THIS AGREEMENT SHALL BE DUE AND PAYABLE ON THE EARLIER OF (i) A DEFAULT, AN EVENT OF DEFAULT OR BREACH OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, OR (ii) AUGUST 31, 1995.

         3. NO FURTHER FORBEARANCE IMPLIED. THE BORROWER AND RIVIERA ACKNOWLEDGE THAT (a) NBD DOES NOT INTEND, NOR DOES NBD HAVE ANY OBLIGATION, TO EXTEND LOANS, ADVANCES OR OTHER FINANCIAL ACCOMMODATIONS TO THE PARTIES HERETO BEYOND AUGUST 31, 1995, (b) NBD DOES NOT INTEND TO FORBEAR FROM ENFORCING ITS RIGHTS AND REMEDIES AFTER AUGUST 31, 1995, AND NOTHING CONTAINED HEREIN OR OTHERWISE IS INTENDED TO BE A PROMISE OR AGREEMENT TO MAKE ADVANCES UNDER THE WORKING CAPITAL REVOLVING CREDIT NOTE AFTER AUGUST 31, 1995 OR TO EXTEND THE TERMS OF THIS AGREEMENT BEYOND AUGUST 31, 1995, (c) ALL OF

THE OBLIGATIONS ARE DUE, ABSENT AN EARLIER DEFAULT UNDER THE LOAN DOCUMENTS, ON OR BEFORE AUGUST 31, 1995, AND (d) NBD INTENDS TO TAKE ANY STEPS NECESSARY TO ASSURE SATISFACTION OF THE OBLIGATIONS IN FULL BY AUGUST 31, 1995 OR AS SOON THEREAFTER AS POSSIBLE. THE BORROWER, RIVIERA, RIETH AND HOLDING HAVE BEEN ADVISED THAT THEY SHOULD PURSUE ALTERNATIVE FINANCING SOURCES.


         4. BORROWING BASE DEFICIENCY. Borrower shall at all times comply with the terms and conditions of the Working Capital Facility and shall not permit or cause to exist a Borrowing Base Deficiency.

         5. COLLATERAL. As noted in the Recitals, Borrower and Riviera have granted to NBD a valid, perfected, indefeasible, enforceable first priority lien and security interest in and to all of their respective personal property (except as permitted by Section 5.8 of the Credit Agreement). As an accommodation to the Borrower, NBD, from time to time, has executed and filed UCC-3 partial releases with respect to certain specific equipment. Notwithstanding the filing of these partial releases, the Borrower hereby ratifies and grants to NBD a continuing security interest in all of its personal property, including such equipment referenced in the UCC-3 partial releases.


         6.   AMENDMENTS TO CREDIT AGREEMENT.

         (a)  AMENDMENT TO REVOLVING CREDIT FACILITY.

              Article II of the Credit Agreement is hereby amended in its entirety to read as follows:



                                  "ARTICLE II



                   Working Capital Revolving Credit Facility

              2.1 Loan. Subject to all of the terms and conditions hereof, the Bank may, in its sole and unfettered discretion, lend to the Borrower from time to time through August 31, 1995, such sums in multiples of Twenty-Five Thousand Dollars ($25,000.00) as may be requested from time to time by the Borrower in a manner specified by the Bank, provided that the aggregate principal amount outstanding at any time pursuant to the provisions of this Section 2.1 shall not exceed the lesser of Nine Million Dollars ($9,000,000.00) (the "Working Capital Revolving Credit") or the Borrowing Base. In the event the principal amount outstanding at any time shall exceed said amounts, the Borrower shall forthwith pay to the Bank an amount sufficient to eliminate such excess.

    Subject to the terms and conditions of this Agreement, the Borrower may borrow, prepay pursuant to Section 2.3, and reborrow under this Section
    2.1. Upon the execution of this Agreement, the Borrower shall execute and deliver to the Bank a revolving credit demand note in the form of Exhibit 1(a) attached hereto (the "Twelfth Amended and Restated Working Capital Revolving Credit Note"), the terms of which are incorporated herein by reference. All commitments by the Bank on behalf of the Borrower by way of instrument certification, letter of credit or similar device shall be considered loans pursuant to this Section 2.1.

         2.2 Use of Proceeds.  The proceeds of the loans pursuant to this
    Article II shall be used to refinance existing revolving credit debt and to assist with the working capital needs of the Borrower.

         2.3 Payment of Working Capital Revolving Credit Note; Prepayment. Except as payment of part or all of the principal amount of the loans outstanding pursuant to this Article II is sooner required to be made under
    Section 2.1 or Article VIII hereof, the full principal amount of the loans outstanding under this Article II and all accrued interest thereon shall be paid by Borrower on or before August 31, 1995. The Borrower may prepay all or any part of the indebtedness under Section 2.1 at any time without penalty provided any prepayment shall be in a multiple of One Thousand Dollars ($1,000.00).

         2.4 Interest. Except as provided in Article VIII hereof, the Working Capital Revolving Credit Note shall bear interest at the annual rate of
    three       percent (3%) over the Prime Rate.  Interest shall be computed daily on the basis of a Three Hundred Sixty (360) day year and shall be billed to the Borrower monthly based upon the principal balance outstanding and the actual number of days in the preceding month. Interest shall be due and payable no later than the first day of each month.

         2.5 Availability Fee. The Borrower agrees to pay to the Bank an Availability Fee at a rate equal to three-eighths of one percent (3/8%) per annum on the average daily unused portion of the Working Capital Revolving Credit for the period from the date of this Agreement to and including August 31, 1995, and thereafter until full payment of the Eleventh Amended and Restated Working Capital Revolving Credit Note. Accrued availability fees shall be payable quarterly in arrears on the first day of each January, April,

    July and October commencing on the first such day after the date of this Agreement.

         2.6 Facility Fee. The Borrower agrees to pay to the Bank a facility fee at a rate equal to one-eighth of one percent (1/8%) per annum on the Working Capital Revolving Credit, whether used or unused, for the period from the date of this Agreement to and including August 31, 1995, and thereafter until payment of the Twelfth Amended and Restated Working Capital Revolving Credit Note. The facility fee shall be payable quarterly in arrears on the first day of each January, April, July and October commencing on the first such day after the date of this Agreement.

    (b) AMENDMENT TO TERM LOAN.

        (i) Section 3.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "3.3 Payment of Term Note; Prepayment. Except as payment of part or all of the Term Note is sooner required under Section 3.1 or Article VIII, the principal of the Term Note shall be paid in monthly installments of $40,000 each on the first day of each month commencing December 1, 1994, and continuing thereafter up to and including August 1, 1995 and a final payment on August 31, 1995 consisting of the entire remaining outstanding principal balance of, all accrued interest on, and all other sums due under the Term Note. The Borrower may prepay at any time all or any portion of the Term Note without premium or penalty provided that any prepayments shall be applied to principal last maturing."

  7. NEGATIVE COVENANTS. During the Forbearance Period, without the prior written consent of the Bank, the Borrower and Riviera shall not:

     (a) RESTRICTION ON LIENS. Create or permit to be created or allow to exist any new, additional or expanded lien upon any property or assets now owned or acquired in the future by the Borrower and Riviera.

     (b) RESTRICTION ON INDEBTEDNESS. Create, incur, assume, suffer to exist, have outstanding or in any manner become liable in respect of any indebtedness for money other than the Obligations or indebtedness incurred in the ordinary course of the business of the Borrower for necessary materials and services.

        (c) CAPITAL ASSET EXPENDITURE. Expend sums for the acquisition of capital assets, including payments under any new lease of real or personal property.

        (d) SALE AND LEASEBACK. Enter into any new agreement providing for the leasing by the Borrower of property which has been or is to be sold or transferred by the Borrower or lessor of the property.

        (e) TRANSACTIONS WITH AFFILIATES. Enter into, or permit or suffer to exist, any transaction or arrangement with any Affiliate, except on terms which are no less favorable to the Borrower than could be obtained from persons who are not Affiliates in arm's length transactions.


        8.  FURTHER INPUT.

        (a) Borrower shall continue to use its best efforts to arrange a meeting between representatives of NBD, representatives of Borrower and appropriate decision-making representatives of Motor Wheel to meet and discuss the future direction and plans of Borrower prior to the expiration of the Forbearance Period;


        (b) Borrower shall use its best efforts to obtain a written agreement by Comerica Bank to subordinate any debt and security interest it may have with Borrower and/or Riviera, in form and substance acceptable to NBD.

        (c) Borrower agrees that it will immediately engage a crisis management consultant for advisory consulting purposes, which consultant must be acceptable to NBD if NBD, in its sole discretion, requests Borrower retain such consultant. Borrower agrees that it will, upon such request by NBD, seek and recommend the immediate approval and engagement of, a crisis management consultant with management authority, upon board approval and authorization (which consultant must be acceptable to NBD) and retain such a consultant.

     9. NO OVERDRAFTS. Borrower and Riviera agree that they will not create any overdrafts in any accounts at NBD. Furthermore, Borrower and Riviera acknowledge and agree that NBD shall not, under any circumstances, be required to honor any checks or other items presented to NBD for payment for which there are insufficient available funds in Borrower's account at NBD for payment and NBD may return any such items so presented. In the event that such items are not returned, this shall not create any right or expectation that such overdrafts will be tolerated or permitted in the future.

     10. TAXES. Borrower and Riviera represent that they are paying all taxes on a timely basis except as set forth on Exhibit 2 attached hereto.

     11. EVENTS OF DEFAULT. In addition to any other defaults or Events of Default contained in any of the Loan Documents, the following shall constitute an Event of Default under this Agreement and each of the Loan Documents:

         (a) any further or additional Events of Default, events of acceleration or defaults provided for in any of the Loan Documents
(including a worsening of any of the Existing Defaults for any reason other than the impact of the restructuring transaction between the Borrower and Heller Financial Leasing, Inc. and Banc One Leasing Corporation entered into in April of 1994);

         (b) if any representation or warranty made by Borrower or Riviera in this Agreement or in connection with the negotiation hereof is untrue as of the date made or hereafter becomes untrue;


         (c) the Borrower and/or Riviera shall at any time fail to observe, perform or comply with any Dominion of Funds Agreement with NBD;


         (d)  there shall exist at any time a Borrowing Base Deficiency;

         (e) Any lender, supplier, creditor or lessor shall (i) accelerate any obligations of the Borrower or Riviera, due to a default by Borrower or Riviera under any agreement with any creditor in excess of $25,000 to such creditor or shall otherwise take any action of any kind or nature to enforce or begin enforcement of its rights or remedies against Borrower or Riviera by reason of such default, or (ii) receive from Borrower or Riviera any prepayments of obligations, any extraordinary payments of outstanding indebtedness or fees, or fees or interest above the level paid to such creditor by Borrower or Riviera as of January 1, 1994; and


         (f) Any creditor, including, but not limited to, any governmental taxing authority, shall cause a lien to be filed on any of the Collateral (other than a lien for taxes not yet due and payable).


     12. RELEASE. As of the date hereof, the Borrower and Riviera represent and warrant that they are aware of, and possess, no claims or causes of action against the Bank. Notwithstanding this representation and as further consideration for the agreements and understandings herein, the Borrower and Riviera, individually, jointly and severally, and on behalf of each of their respective officers, directors, employees, agents, executors, successors and assigns, hereby release NBD, its officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns from any liability, claim, right or cause of action which now exists or hereafter arises, whether known or unknown, arising from events occurring prior to and in any way related to facts in existence as of the date hereof. By way of example and not limitation, the foregoing includes any claims in any way related to actions taken or omitted to be taken by NBD under the Loan Documents, or this Agreement and the business relationship with NBD.

     13. AUTHORIZATION TO DEBIT ACCOUNT. In the event that any payment called for by the Loan Documents, this Agreement (or any agreement referred to or incorporated herein) or any other present or future agreements between NBD and the Borrower and/or Riviera are not paid when and as called for under the terms of such agreement, then NBD may debit any of such accounts of the Borrower and/or Riviera at NBD for such amount. In the event of such a debit, NBD will use its best efforts to notify the Borrower and/or Riviera of such debit within two (2) business days. The fact that NBD had debited any of the accounts of the Borrower and/or Riviera at NBD shall in no way whatsoever waive or diminish any default for failure to make such payments when and as due.


     14. SETOFF. Upon the occurrence of a default, NBD is hereby authorized at any time and from time to time, without notice to the Borrower or Riviera (any such notice being expressly waived), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by NBD to or for the credit or the account of the Borrower and/or Riviera against any and all of the Obligations, now or hereafter existing, including those under this Agreement or the Loan Documents or any of the Notes or any other agreement or instrument, irrespective of whether or not NBD shall have made any demand under this Agreement or any Note or otherwise. The Bank agrees to promptly notify the Borrower and/or Riviera after any such setoff and application provided that the failure to give such notice shall not affect the validity of such setoff and application and shall not create any claims or liabilities against NBD. The rights of NBD under this section shall not require maturity of any indebtedness and are in addition to other rights and remedies (including, without limitation, other rights of setoff) which NBD may have.

     15. VERIFICATION OF ACCOUNTS/AUDITS. The Borrower and Riviera agree that NBD, through its employees or authorized agents, shall be permitted to send a letter to and otherwise contact each of its respective account debtors to verify account receivable balances. In addition, NBD, an accountant or accounting firm retained by NBD and other advisors, representatives or agents of NBD shall be permitted full and complete access to the Borrower's and Riviera's facilities and books and records to conduct audits as often as NBD reasonably desires. The reasonable cost of such audits ("Audit Fees"), whether conducted by NBD (in which case NBD shall be entitled to make a reasonable charge, plus out-of-pocket costs and expenses), an accountant or accounting firm retained by NBD or other advisors, representatives or agents of NBD (including, but not limited to, Curtis Enterprises Inc.) shall be part of the Obligations and shall be secured by all of the Collateral.

     16. EXPENSES, FEES AND COSTS; INDEMNIFICATION. The Borrower and Riviera, jointly and severally, shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by NBD, including fees of counsel and court costs, in any way arising from or in connection with this Agreement, any of the Coilateral, any of the Loan Documents, any of the Obligations or the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand, including, without limitation, (a) Audit Fees; (b) all fees and expenses (including recording fees and insurance policy fees) of NBD and counsel for NBD for the preparation, examination, approval, negotiation, execution and delivery of, or the closing of any of the transactions contemplated by, this Agreement or any of the Loan Documents; (c) all fees and out-of-pocket disbursements incurred by NBD, including attorneys' fees and accountants' fees, in any way arising from or in connection with any action taken by NBD to monitor, advise, administer, enforce or collect any of the Obligations (including under this Agreement and the Loan Documents) or any other obligations of the Borrower or Riviera, whether joint, joint and several, or several, under this Agreement, any of the Loan Documents or any other existing or future document or agreement, or arising from or relating to the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand, including any actions to lift the automatic stay or to otherwise in any way monitor or participate in any bankruptcy, reorganization or insolvency proceeding of the Borrower or Riviera;
(d) all expenses and fees (including attorneys' fees) incurred in relation to, in connection with, in defense of and/or in prosecution of any litigation instituted by any one or more of the Borrower, Riviera, Holding, Rieth, NBD or any third party against or involving NBD arising from, relating to, or in connection with any of the Obligations or any Guarantor's obligations, this Agreement, any of the Collateral, any of the Loan Documents or the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand, including any so-called "lender liability" action, any claim and delivery or other action for possession of, or foreclosure on, any of the Collateral, post-judgment enforcement of any rights or remedies including enforcement of any judgments, and prosecution of any appeals (whether discretionary or as of right and whether in connection with pre-judgment or post-judgment matters); (e) all costs, expenses and fees incurred by NBD or its agents in connection with appraisals and reappraisals of all or any of the Collateral (and the Borrower and Riviera shall fully cooperate with such appraisers and make their property available for appraisal in connection with as many appraisals as NBD may request); (f) all costs, expenses and fees incurred by NBD and/or its counsel in connection with consultants, expert witnesses or other professionals retained by NBD and/or its counsel in order to assist, advise and/or give testimony with respect to any matter relating to the Collateral, the Loan Documents, or the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand (and the Borrower and Riviera shall fully cooperate with such consultant, expert witness or other professional and shall make their premises, books and records, accounting systems, computer systems and other media for the recordation of information available to such persons); and (g) all costs, expenses and fees incurred by NBD in connection with any environmental investigations including but not limited to Phase I, Phase II and Phase III environmental audits (and the Borrower and Riviera agree that NBD and/or its agents may enter on their premises at any time to conduct such environmental investigations). Nothing contained in this paragraph shall, or is intended to, expand the liability of Rieth and Holding beyond that contained in the Limited Guaranty Documents.

     All of the foregoing costs, expenses and reimbursement obligations, set forth in this section (the "Costs") shall be part of the Obligations, and shall be secured by all of the Collateral. The costs shall be paid within 10 days of written request from NBD.

     For purposes hereof "Claims" shall mean any demand, claim, action or cause of action, damage, liability, loss, cost, debt, expense, obligation, tax, assessment, charge, lawsuit, contract, agreement, undertaking or deficiency, of any kind or nature, whether known or unknown, fixed, actual, accrued or contingent, liquidated or unliquidated (including interest, penalties, attorneys' fees and other costs and expenses incident to proceedings or investigations relating to any of the foregoing or the defense of any of the foregoing), whether or not litigation has commenced.

     17. OTHER DOCUMENTS. The Borrower, Riviera, Rieth and Holding agree to execute and deliver any and all documents reasonably deemed necessary or appropriate by NBD or counsel to NBD to carry out the intent of and/or to implement the Loan Documents or this Agreement, including, but not limited to, such documentation necessary to grant NBD a lien, mortgage and/or security interest in any assets of the Borrower and Riviera presently not subject to a lien, mortgage or encumbrance in favor of NBD to secure the Obligations.


     18. CROSS DEFAULT/REMEDIES. An Event of Default under the terms of this Agreement shall be considered an event of default, an event of acceleration and a default under each document and agreement comprising the Loan Documents and an event of default, an event of acceleration or a default under any document or agreement comprising the Loan Documents, (other than the Existing Defaults), shall be considered an Event of Default under the terms of this Agreement, and all of the other Loan Documents. Upon the occurrence of an Event of Default under this Agreement or any event of default, event of acceleration or default under any document or agreement comprising the Loan Documents, or any document executed in connection herewith, or referenced herein, and without prior notice of or an opportunity to cure such event of default, event of acceleration or default, except as otherwise provided herein, (a) NBD shall have the right to exercise any rights or remedies provided in this Agreement, the Loan Documents, or applicable law, (including, without limitation, the right to offset any accounts of the Borrower or Riviera with NBD), (b) NBD may deem the Forbearance Period to be expired, and (c) upon NBD's election, but without further notice, all of the Obligations shall be immediately due and payable. IN ANY EVENT, FROM AND AFTER THE CLOSE OF BUSINESS ON AUGUST 31, 1995, NBD MAY IMMEDIATELY TAKE ACTION TO ENFORCE ALL OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS, THIS AGREEMENT OR APPLICABLE LAW, INCLUDING, BUT NOT LIMITED TO, COLLECTION OF THE BORROWER'S OBLIGATIONS.


     19. DOCUMENTS CONTINUE. Except as expressly modified and amended by the terms of this Agreement, all of the terms and conditions of the Loan Documents remain in full force and effect and are hereby ratified, confirmed and approved. If there is an express conflict between the terms of this Agreement and the terms of the Loan Documents, the terms of this Agreement shall govern and control.

     20. RESERVATION OF RIGHTS/NO WAIVERS. This Agreement grants a conditional and limited forbearance until August 31, 1995, only, upon the terms and conditions set forth in this Agreement. Notwithstanding anything to the contrary in this Agreement, all of NBD's rights and remedies against the Borrower, Riviera, third parties, and/or the Collateral and/or any rights of NBD under the Limited Guaranty Documents are expressly reserved, including, without limitation, all rights and remedies resulting from, or arising in connection with, the Existing Defaults. Likewise, nothing herein shall be deemed to constitute a waiver of any defaults existing as of the date hereof, a further worsening of the Existing Defaults or new events of default, events of acceleration or defaults or shall in any way prejudice the rights or remedies of NBD under the Loan Documents or applicable law. Further, NBD shall have the right to waive any conditions set forth in this Agreement and/or the Loan Documents, in its sole and unfettered discretion. And any such waiver shall not prejudice, waive or reduce any other right or remedy which NBD may have against the Borrower or Riviera, or any rights of NBD under the Limited Guaranty Documents. However, the other parties to this Agreement and the Loan Documents, understand that no waiver by NBD of the rights or any condition of this Agreement and/or the Loan Documents shall be effective unless the same shall be contained in writing signed by an authorized agent of NBD.

     21. CREDIT INQUIRIES. In the event customers, buyers, potential financing sources or other parties make inquiry of NBD as to the current lending relationship between NBD, on the one hand, and the Borrower or Riviera, on the other hand, the parties agree that NBD may refer such inquiries to the Borrower or Riviera.

     22. AUTHORITY. Each party executing this Agreement in a representative capacity represents and warrants that he or she has authority to execute this Agreement and legally bind the entity he or she represents.

     23.  MISCELLANEOUS.

          (a) This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and may be modified or amended only by a writing signed by the party to be charged.

          (b) This Agreement is governed by the internal laws of the State of Michigan (without regard to conflicts of law principles).

          (c) This Agreement may be executed in counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument, and facsimile copies of signatures shall be treated as original signatures for all purposes.

          (d) This Agreement is binding on each of the Borrower and Riviera and their respective successors and assigns and shall inure to the benefit of NBD and its successors and assigns.

          (e) If any provision of this Agreement is in conflict with any applicable statute or rule of law or otherwise unenforceable, such offending provision shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Agreement.

          (f) Defined terms used in this Agreement without definition shall have the meanings given to them under the Credit Agreement.

      24. NO OTHER PROMISES OR INDUCEMENTS. There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Agreement other than those which are set forth in this Agreement.

      25. WAIVER OF JURY TRIAL AND ACKNOWLEDGMENT. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. NBD, THE BORROWER AND RIVIERA EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES BETWEEN NBD AND ANY OTHER PARTY HERETO ARISING OUT OF OR IN ANY RELATION TO THIS AGREEMENT OR ANY OTHER AGREEMENTS OR RELATIONSHIPS BETWEEN THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.


     EACH OF THE BORROWER AND RIVIERA ACKNOWLEDGES THAT (1) IT HAS BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL AND OTHER ADVISORS OF ITS CHOICE AND, AFTER CONSULTING WITH SUCH COUNSEL AND ADVISORS, KNOWINGLY, VOLUNTARILY AND WITHOUT DURESS, COERCION, UNLAWFUL RESTRAINT, INTIMIDATION OR COMPULSION, ENTERS INTO THIS AGREEMENT, BASED UPON SUCH ADVICE AND COUNSEL AND IN THE EXERCISE OF ITS BUSINESS JUDGMENT, (2) THIS AGREEMENT HAS BEEN ENTERED INTO IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH THE PARTIES HERETO ACKNOWLEDGE, (3) IT HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND IS NOT RELYING ON THE OPINIONS OR ADVICE OF NBD OR ITS AGENTS OR REPRESENTATIVES IN ENTERING INTO THIS AGREEMENT.

     26. STATUTE OF FRAUDS. THIS WRITTEN FORBEARANCE AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                                        NBD BANK


                                        By: [SIG]
                                           -------------------------------

                                           It: Vice President
                                              ----------------------------

                                        RIVIERA DIE & TOOL, INC.

                                        By:  [SIG]
                                           -------------------------------

                                           Its: C.F.O.
                                               ---------------------------

Subscribed and sworn to before me this    day of June, 1995.
                                      ----

--------------------------
Notary Public,   County,
              ---        ----
My Commission expires:
                      ---------------


                                        RIVIERA TOOL COMPANY

                                        By: [SIG]
                                           -----------------------

                                           Its: C.F.O.
                                               -------------------

Subscribed and sworn to before me this   day of June, 1995.
                                      ---
-----------------------

Notary Public,     County,
              ----        ---
My Commission expires:
                      ---

                    THIRTEENTH AMENDMENT TO CREDIT AGREEMENT
                       AND RESTATED FORBEARANCE AGREEMENT



       NBD Bank, formerly known as NBD Bank, N.A., successor by merger to the interests of NBD Grand Rapids, N.A. ("NBD" or the "Bank"), Riviera Die & Tool, Inc. (formerly known as R.D.T., Inc.), a Michigan Corporation (the "Borrower"), and Riviera Tool Company, a Michigan Corporation ("Riviera") enter into this Thirteenth Amendment to Credit Agreement and Restated Forbearance Agreement (the "Agreement") effective as of the 1st day of September, 1995.


                                    RECITALS


       A. The Borrower and the Bank entered into a Credit Agreement dated April 20, 1988, as amended by a First Amendment to Credit Agreement dated August 31, 1988, a Second Amendment to Credit Agreement dated January 30, 1989, a Third Amendment to Credit Agreement dated January 30, 1990, a Fourth Amendment to Credit Agreement dated May 16, 1991, a Fifth Amendment to Credit Agreement dated July 31, 1992, a Sixth Amendment to Credit Agreement dated January 31, 1993, a Seventh Amendment to Credit Agreement dated March 31, 1993, an Eighth Amendment to Credit Agreement dated July 26, 1993, a Ninth Amendment to Credit Agreement dated March 4, 1994, a Forbearance Agreement dated April 14, 1994 (the "Original Forbearance Agreement"), a Tenth Amendment to Credit Agreement and Restated Forbearance Agreement dated May 5, 1994, an Eleventh Amendment to Credit Agreement and Restated Forbearance Agreement dated as of December 1, 1994, and a Twelfth Amendment to Credit Agreement and Restated Forbearance Agreement dated as of May 1, 1995 (collectively, the "Credit Agreement") by which the Bank has made certain credit facilities available to the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement.


       B. Pursuant to the Credit Agreement, the Borrower has executed two (2) promissory notes: (i) the Twelfth Amended and Restated Working Capital Revolving Credit Note in the original principal amount of $9,000,000.00 dated as of May 1, 1995 (the "Working Capital Revolving Credit Note"); and (ii) a Third Amended and Restated Term Note in the original principal amount of $976,962.00 dated as of May 1, 1995 (the "Term Note").


       C. In connection with the Credit Agreement, Riviera executed and delivered to the Bank a Guaranty dated April 20, 1988, pursuant to which, among other things, Riviera guarantied all of the Borrower's obligations (including the Obligations as defined below) to the Bank, whether then existing or thereafter arising or created (the "Riviera Guaranty").


        D. In addition, Kenneth Rieth ("Rieth") and Riviera Holding Company ("Holding") (collectively, Rieth and Holding may be hereinafter referred to as the "Limited Guarantors") each executed and delivered Guaranties and Continuing Pledge Agreements (the "Limited Guaranty Documents") dated August 4, 1992 and July 26, 1993.

        E.  As of September 7, 1995, there was (i) $7,218,442.81 in principal
indebtedness owing by the Borrower under the Working Capital   Revolving Credit
Note and (ii) $816,962.00 in principal indebtedness owing by the Borrower pursuant to the Term Note. These sums, together with accrued but unpaid interest, costs and expenses (including attorneys' fees), as well as all other present and future obligations of the Borrower to the Bank, including, but not limited to, obligations arising under or in connection with the Loan Documents (as defined below) or any other document executed in connection therewith or subsequent thereto by the Borrower in favor of the Bank are hereinafter referred to as the "Obligations".


         F. On April 20, 1988, the Borrower executed and delivered to NBD a Security Agreement (Accounts, General Intangibles and Chattel Paper), a Security Agreement (Inventory) and a Security Agreement (Equipment), as amended by a First Amendment to each of the above-described Security Agreements dated January 30, 1989 (the "Borrower Security Agreements") wherein Borrower granted to NBD a valid, perfected, indefeasible and enforceable first priority lien and security interest in favor of the Bank in all of the Borrower's present and future personal property, including, but not limited to, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof with the exception of certain property described in Section 5.8 of the Credit Agreement. For convenience, all of the collateral referred to in the Borrower Security Agreements, together with all other collateral described in and/or granted in connection with any of the Loan Documents (as hereinafter defined), together with all collateral heretofore, simultaneously herewith or hereafter granted to the Bank by the Borrower to secure any of the Borrower's or any other parties' present or future obligations to the Bank, is collectively referred to as the "Borrower Collateral".


         G. On April 20, 1988, Riviera executed and delivered to NBD a Security Agreement (Accounts, General Intangibles and Chattel Paper), a Security Agreement (Inventory) and a Security Agreement (Equipment) (the "Riviera Security Agreements") wherein Riviera granted to NBD a valid, perfected, indefeasible and enforceable first priority lien and security interest in favor of the Bank in all of Riviera's present and future personal property, including, but not limited to, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof. For convenience, all of the collateral referred to in the Riviera Security Agreements, together with all other collateral described in and/or granted in connection with any of the Loan Documents (as hereinafter defined), together with all collateral heretofore, simultaneously herewith or hereafter granted to the Bank by Riviera to secure any of Riviera's or any other parties' present or future obligations to the Bank, is collectively referred to as the "Riviera Collateral".


        H. The Borrower and Riviera acknowledge and agree that (i) the Obligations are due the Bank without setoff, recoupment, defense or counterclaim, in law or equity, of any nature or kind; (ii) the Obligations are secured by valid, perfected, indefeasible, enforceable first priority liens and security interests (except as permitted by Section 5.8 of the Credit Agreement) in favor of the Bank in, among other things, (a) all of the Borrower's present and future personal property, including, without limitation, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof, and (b) all of Riviera's present and future personal property, including, without limitation, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof, and (c) the collateral described in the Limited Guaranty Documents. For convenience, the Credit Agreement, the Working Capital Revolving Credit Note, the Term Note (collectively, the "Notes"), the Borrower Security Agreements, the Riviera Guaranty, the Riviera Security Agreements, the Limited Guaranty Documents, the Original Forbearance Agreement, this Agreement and any other document executed therewith or subsequent thereto by the Borrower in favor of the Bank are hereinafter referred to as the "Loan Documents". For convenience, all of the Borrower Collateral, the Riviera Collateral and the collateral referenced in the Limited Guaranty Documents shall hereinafter be referred to as the "Collateral".


        I. The Borrower and Riviera reaffirm, ratify, confirm and approve their obligations and duties under the Loan Documents as modified by this Agreement.


        J. Borrower and Riviera, jointly, jointly and severally and severally, reaffirm, ratify and confirm the liens, assignments and security interests granted to NBD under the Loan Documents and confirm that any and all collateral granted to NBD by any party for the purpose of securing repayment of all or any part of the Borrower's or Riviera's obligations (including the Obligations) owed to NBD, including, but not limited to the Collateral, shall constitute and serve as collateral for any and all of the obligations and duties of the Borrower and Riviera to NBD (including the Obligations), whether now existing or hereafter arising.


       K. Borrower and Riviera each acknowledge that prior to June 1, 1995, there were defaults under the Loan Documents as follows (collectively, the "Existing Defaults"):


           (1) The Leverage Ratio of Riviera and the Borrower, determined on a consolidated basis, is greater than 3 to 1 (3.44 to 1 as of March 31, 1995).


           (2) The Working Capital of Riviera and the Borrower, determined on a consolidated basis, is less than $200,000 (minus $3,237,000.00 as of March 31, 1995.


           (3) The Tangible Net Worth of Riviera and Borrower, determined on a consolidated basis, is less than $6,000,000 from and after August 31, 1994 ($5,438,000.00 as of March 31, 1995).


           (4) The aggregate principal amount outstanding under the Working Capital Revolving Credit, has in the past
                   periodically exceeded the    Borrowing Base (the "Borrowing
                   Base Deficiency").


Borrower and Riviera represent and warrant that, to the best of their knowledge, after due inquiry and investigation, they are unaware of any other Events of Default (as defined in the Credit

Agreement) or defaults under any of the Loan Documents or this Agreement or of any event that, with the passage of time, notice, or both, would become an Event of Default or a default under the Loan Documents or this Agreement.


        L. Borrower and Riviera also acknowledge that based on the Existing Defaults, NBD has the right, without further notice, to accelerate all of the Obligations, demand payment in full and enforce its rights under the Loan Documents and applicable law.


        M. The Borrower and Riviera further acknowledge and agree that the actions taken by the Bank to date are reasonable and appropriate under the circumstances, are within NBD's rights under the Loan Documents and applicable law and do not constitute interference with or control over the business operations of any of the parties hereto.


       N. Borrower and Riviera have requested that NBD continue to forbear from enforcing its rights and remedies under the Loan Documents and applicable law for an additional period through November 30, 1995, to afford such parties an opportunity to consummate a sale of Borrower or its assets which will result in payment of the Obligations in full. Borrower has represented to NBD that it has entered into a Letter of Intent with EWI, Inc. dated June 22, 1995; a true copy of which is attached hereto (which continues in full force and effect as of the date hereof) to sell substantially all of the assets of Borrower. Borrower has further represented that it believes this sale will result in payment in full of the Obligations as well as the known obligations of NBD.


        O. Borrower and Riviera had additionally previously requested that the Bank increase the cap on the Working Capital Facility temporarily from $10 million to $12.5 million to provide Borrower with additional needed working capital. The period for the temporary increase has expired and the cap is now $9 million.


       P. Borrower and Riviera have additionally requested that the Bank extend the August 31, 1995 maturity date on the Working Capital Revolving Credit Note and the Term Note until November 30, 1995.


        Q. The Borrower and Riviera acknowledge and agree that (i) NBD has fully performed all of its obligations under the Loan Documents and all other agreements between NBD and such parties; (ii) any future loans will be made at NBD's sole and unfettered discretion; and (iii) NBD has not made any representations of any kind or nature that funding in any amount will continue or that the Forbearance Period (as defined in Section 1 below) will be extended beyond November 30, 1995. NBD HAS INFORMED BORROWER AND RIVIERA THAT IT DOES NOT INTEND TO EXTEND THE FORBEARANCE PERIOD BEYOND NOVEMBER 30, 1995, AND THAT THEY SHOULD PAY NBD IN FULL ON OR BEFORE THAT DATE.


       NOW, THEREFORE, based on the foregoing Recitals (which are incorporated in this Agreement as and shall constitute representations, warranties and covenants of the respective parties to this Agreement, as the case may be), and for other good and valuable consideration, the parties hereto agree as follows:


         1.  FORBEARANCE. Subject to the following conditions precedent in this
Section 1 and subject to the other terms of this Agreement, NBD agrees to forbear from enforcing its rights and remedies based on the Existing Defaults, through the earlier of (i) a further or additional default or Event of Default under the Loan Documents (including a worsening of the Existing Defaults); (ii) a default or Event of Default under this Agreement; or (iii) November 30, 1995 (the "Forbearance Period"):


              (a) Simultaneously with the execution of this Agreement, receipt by NBD of an executed Thirteenth Amended and Restated Working Capital Revolving Credit Note in substantially the form attached hereto as Exhibit 1(a);


               (b) Simultaneously with the execution of this Agreement, receipt by NBD of an executed Fourth Amended and Restated Term Note in substantially the form attached hereto as Exhibit 1(b);



               (c) Simultaneously with the execution of this Agreement, receipt by NBD of an executed copy of the Reaffirmation and Release Agreement in substantially the form attached hereto as Exhibit 1(c);

               (d) Simultaneously with the execution of this Agreement, receipt by NBD of a fully-executed copy of this Agreement acknowledged by counsel to the Borrower and Riviera;

               (e) Simultaneously with the execution of this Agreement, Borrower shall make all payments currently due under the Loan Documents.


               (f) NBD receives such other additional documentation necessary to carry out the intent and purposes of this Agreement.


      2. ALL OBLIGATIONS DUE. ALL OF THE OBLIGATIONS INCLUDING, WITHOUT LIMITATION, OBLIGATIONS UNDER THE CREDIT AGREEMENT, THE WORKING CAPITAL REVOLVING CREDIT NOTE, THE TERM NOTE AND THIS AGREEMENT SHALL BE DUE AND PAYABLE ON THE EARLIER OF (i) A DEFAULT, AN EVENT OF DEFAULT OR BREACH OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, OR (ii) NOVEMBER 30, 1995.


      3.  NO FURTHER FOBEARANCE IMPLIED.    THE BORROWER AND RIVIERA
ACKNOWLEDGE THAT (a) NBD DOES NOT INTEND, NOR DOES NBD HAVE ANY OBLIGATION, TO EXTEND LOANS, ADVANCES OR OTHER FINANCIAL ACCOMMODATIONS TO THE PARTIES HERETO BEYOND NOVEMBER 30, 1995, (b) NBD DOES NOT INTEND TO FORBEAR FROM ENFORCING ITS RIGHTS AND REMEDIES AFTER NOVEMBER 30, 1995, AND NOTHING CONTAINED HEREIN OR

OTHERWISE IS INTENDED TO BE A PROMISE OR AGREEMENT TO MAKE ADVANCES UNDER THE WORKING CAPITAL REVOLVING CREDIT NOTE AFTER NOVEMBER 30, 1995 OR TO EXTEND THE TERMS OF THIS AGREEMENT BEYOND NOVEMBER 30, 1995, (c) ALL OF THE OBLIGATIONS ARE DUE, ABSENT AN EARLIER DEFAULT UNDER THE LOAN DOCUMENTS, ON OR BEFORE NOVEMBER 30, 1995 AND (d) NBD INTENDS TO TAKE ANY STEPS NECESSARY TO ASSURE SATISFACTION OF THE OBLIGATIONS IN FULL BY November 30, 1995 OR AS SOON THEREAFTER AS POSSIBLE. THE BORROWER, RIVIERA, RIETH AND HOLDING HAVE BEEN ADVISED THAT THEY SHOULD PURSUE ALTERNATIVE FINANCING SOURCES.


         4. BORROWING BASE DEFICIENCY. Borrower shall at all times comply with the terms and conditions of the Working Capital Facility and shall not permit or cause to exist a Borrowing Base Deficiency.


         5. COLLATERAL. As noted in the Recitals, Borrower and Riviera have granted to NBD a valid, perfected, indefeasible, enforceable first priority lien and security interest in and to all of their respective personal property (except as permitted by Section 5.8 of the Credit Agreement). As an accommodation to the Borrower, NBD, from time to time, has executed and filed UCC-3 partial releases with respect to certain specific equipment. Notwithstanding the filing of these partial releases, the Borrower hereby ratifies and grants to NBD a continuing security interest in all of its personal property, including such equipment referenced in the UCC-3 partial releases.


         6.  AMENDMENTS TO CREDIT AGREEMENT.


             (a)    AMENDMENT TO REVOLVING CREDIT FACILITY.

                    Article II of the Credit Agreement is hereby amended in its entirety to read as follows:

                                 ARTICLE II


                  Working Capital Revolving Credit Facility

                2.1 Loan. Subject to all of the terms and conditions hereof, the Bank may, in its sole and unfettered discretion, lend to the Borrower from time to time through November 30, 1995, such sums in multiples of Twenty-Five Thousand Dollars ($25,000.00) as may be requested from time to time by the Borrower in a manner specified by the Bank, provided that the aggregate principal amount outstanding at any time pursuant to the provisions of this Section
             2.1 shall not exceed the lesser of Nine Million Dollars ($9,000,000.00) (the "Working Capital Revolving Credit") or the

             Borrowing Base. In the event the principal amount outstanding at any time shall exceed said amounts, the Borrower shall forthwith pay to the Bank an amount sufficient to eliminate such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, prepay pursuant to Section 2.3, and reborrow under this Section 2.1. Upon the execution of this Agreement, the Borrower shall execute and deliver to the Bank a revolving credit demand note in the form of Exhibit 1(a) attached hereto (the "Twelfth Amended and Restated Working Capital Revolving Credit Note"), the terms of which are incorporated herein by reference. All commitments by the Bank on behalf of the Borrower by way of instrument certification, letter of credit or similar device shall be considered loans pursuant to this Section 2.1.


                2.2 Use of Proceeds. The proceeds of the loans pursuant to this Article II shall be used to refinance existing revolving credit debt and to assist with the working capital needs of the Borrower.



                2.3 Payment of Working Capital Revolving Credit Note; Prepayment. Except as payment of part or all of the principal amount of the loans outstanding pursuant to this Article II is sooner required to be made under Section 2.1 or Article VIII hereof, the full principal amount of the loans outstanding under this Article II and all accrued interest thereon shall be paid by Borrower on or before November 30, 1995. The Borrower may prepay all or any part of the indebtedness under Section 2.1 at any time without penalty provided any prepayment shall be in a multiple of One Thousand Dollars ($1,000.00).



                2.4 Interest. Except as provided in Article VIII hereof, the Working Capital Revolving Credit Note shall bear interest at the annual rate of three percent (3%) over the Prime Rate. Interest shall be computed daily on the basis of a Three Hundred Sixty
             (360) day year and shall be billed to the Borrower monthly based upon the principal balance outstanding and the actual number of days in the preceding month. Interest shall be due and payable no later than the first day of each month.



                2.5 Availability Fee.  The Borrower agrees to pay to the Bank an Availability Fee at a rate equal to three-eighths of one percent (3/8%) per annum on the average daily unused portion of the Working Capital Revolving Credit for the period from the date of this Agreement to and including November 30, 1995, and thereafter until full payment of the Eleventh Amended and Restated Working Capital Revolving Credit Note. Accrued availability fees shall be payable quarterly in arrears on the first day of each January, April, July and October commencing on the first such day after the date of this Agreement.


                2.6 Facility Fee. The Borrower agrees to pay to the Bank a facility fee at a rate equal to one-eighth of one percent (1/8%) per annum on the Working Capital Revolving Credit, whether used or unused, for the period from the date of this Agreement to and including November 30, 1995, and thereafter until payment of the Twelfth Amended and Restated Working Capital Revolving Credit Note. The facility fee shall be payable quarterly in arrears on the first day of each January, April, July and October commencing on the first such day after the date of this Agreement.


             (b) AMENDMENT TO TERM LOAN.

                 (i) Section 3.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "3.3  Payment of Term Note; Prepayment. Except as payment of part or all of the Term Note is sooner required under Section 3.1 or Article VIII, the principal of the Term Note shall be paid in monthly installments of $40,000 each on the first day of each month commencing December 1, 1994, and continuing thereafter up to and including November 1, 1995 and a final payment on November 30, 1995 consisting of the entire remaining outstanding principal balance of, all accrued interest on, and all other sums due under the Term Note. The Borrower may prepay at any time all or any portion of the Term Note without premium or penalty provided that any prepayments shall be applied to principal last maturing."


        7. NEGATIVE COVENANTS. During the Forbearance Period, without the prior written consent of the Bank, the Borrower and Riviera shall not:


             (a) RESTRICTION ON LIENS. Create or permit to be created or allow to exist any new, additional or expanded lien upon any property or assets now owned or acquired in the future by the Borrower and Riviera.

             (b) RESTRICTION ON INDEBTEDNESS. Create, incur, assume, suffer to exist, have outstanding or in any manner become liable in respect of any indebtedness for money other than the Obligations or indebtedness incurred in the ordinary course of the business of the Borrower for necessary materials and services.


               (c) CAPITAL ASSET EXPENDITURE. Expend sums for the acquisition of capital assets, including payments under any new lease of real or personal property.


              (d) SALE AND LEASEBACK. Enter into any new agreement providing for the leasing by the Borrower of property which has been or is to be sold or transferred by the Borrower or lessor of the property.


              (e) TRANSACTIONS WITH AFFILIATES. Enter into, or permit or suffer to exist, any transaction or arrangement with any Affiliate, except on terms which are no less favorable to the Borrower than could be obtained from persons who are not Affiliates in arm's length transactions.


         8.    FURTHER IN-PUT.

               (a) Borrower shall continue to use its best efforts to arrange a meeting between representatives of NBD, representatives of Borrower and appropriate decision-making representatives of Motor Wheel to meet and discuss the future direction and plans of Borrower prior to the expiration of the Forbearance Period;


               (b) Borrower shall use its best efforts to obtain a written agreement by Comerica Bank to subordinate any debt and security interest it may have with Borrower and/or Riviera, in form and substance acceptable to NBD.


               (c) Borrower agrees that it will immediately engage a crisis management consultant for advisory consulting purposes, which consultant must be acceptable to NBD if NBD, in its sole discretion, requests Borrower retain such consultant. Borrower agrees that it will, upon such request by NBD, seek and recommend the immediate approval and engagement of, a crisis management consultant with management authority, upon board approval and authorization (which consultant must be acceptable to NBD) and retain such a consultant.


         9. NO OVERDRAFTS. Borrower and Riviera agree that they will not create any overdrafts in any accounts at NBD. Furthermore, Borrower and Riviera acknowledge and agree that NBD shall not, under any circumstances, be required to honor any checks or other items presented to NBD for payment for which there are insufficient available funds in Borrower's account at NBD for payment and NBD may return any such items so presented. In the event that such items are not returned, this shall not create any right or expectation that such overdrafts will be tolerated or permitted in the future.


        10. TAXES. Borrower and Riviera represent that they are paying all taxes on a timely basis except as set forth on Exhibit 2 attached hereto.

       11. EVENTS OF DEFAULT. In addition to any other defaults or Events of Default contained in any of the Loan Documents, the following shall constitute an Event of Default under this Agreement and each of the Loan Documents:


               (a) any further or additional Events of Default, events of acceleration or defaults provided for in, any of the Loan Documents (including a worsening of any of the Existing Defaults for any reason other than the impact of the restructuring transaction between the Borrower and Heller Financial Leasing, Inc. and Banc One Leasing Corporation entered into in April of 1994);


               (b) if any representation or warranty made by Borrower or Riviera in this Agreement or in connection with the negotiation hereof is untrue as of the date made or hereafter becomes untrue;


               (c) the Borrower and/or Riviera shall at any time fail to observe, perform or comply with any Dominion of Funds Agreement with NBD;


               (d)  there shall exist at any time a Borrowing Base Deficiency;


               (e) Any lender, supplier, creditor or lessor shall (i) accelerate any obligations of the Borrower or Riviera, due to a default by Borrower or Riviera under any agreement with any creditor in excess of $25,000 to such creditor or shall otherwise take any action of any kind or nature to enforce or begin enforcement of its rights or remedies against Borrower or Riviera by reason of such default, or (ii) receive from Borrower or Riviera any prepayments of obligations, any extraordinary payments of outstanding indebtedness or fees, or fees or interest above the level paid to such creditor by Borrower or Riviera as of January 1, 1994;

               (f) Any creditor, including, but not limited to, any governmental taxing authority, shall cause a lien to be filed on any of the Collateral (other than a lien for taxes not yet due and payable); and


               (g) the Borrower has not received and delivered to NBD by November 15, 1995 an executed Purchase Agreement for the sale of substantially all of the assets of the Borrower or other written commitment for a business transaction sufficient to satisfy the Obligations in full by November 30, 1995.


        12. RELEASE. As of the date hereof, the Borrower and Riviera represent and warrant that they are aware of, and possess, no claims or causes of action against the Bank. Notwithstanding this representation and as further consideration for the agreements and understandings herein, the Borrower and Riviera, individually, jointly and severally, and on behalf of each of their respective officers, directors, employees, agents, executors, successors and assigns, hereby release NBD, its officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns from any liability, claim, right or cause of action which now exists or hereafter arises, whether known or unknown, arising from events occurring prior to and in any way related to facts in existence as of the date hereof. By way of example and not limitation, the foregoing includes any claims in any way related to actions taken or omitted to be taken by NBD under the Loan Documents, or this Agreement and the business relationship with NBD.


        13. AUTHORIZATION TO DEBIT ACCOUNT. In the event that any payment called for by the Loan Documents, this Agreement (or any agreement referred to or incorporated herein) or any other present or future agreements between NBD and the Borrower and/or Riviera are not paid when and as called for under the terms of such agreement, then NBD may debit any of such accounts of the Borrower and/or Riviera at NBD for such amount. In the event of such a debit, NBD will use its best efforts to notify the Borrower and/or Riviera of such debit within two (2) business days. The fact that NBD had debited any of the accounts of the Borrower and/or Riviera at NBD shall in no way whatsoever waive or diminish any default for failure to make such payments when and as due.


        14. SETOFF. Upon the occurrence of a default, NBD is hereby authorized at any time and from time to time, without notice to the Borrower or Riviera (any such notice being expressly waived), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by NBD to or for the credit or the account of the Borrower and/or Riviera against any and all of the Obligations, now or hereafter existing, including those under this Agreement or the Loan Documents or any of the Notes or any other agreement or instrument, irrespective of whether or not NBD shall have made any demand under this Agreement or any Note or otherwise. The Bank agrees to promptly notify the Borrower and/or Riviera after any such setoff and application provided that the failure to give such notice shall not affect the validity of such setoff and application and shall not create any claims or liabilities against NBD. The rights of NBD under this section shall not require maturity of any indebtedness and are in addition to other rights and remedies (including, without limitation, other rights of setoff) which NBD may have.


        15. VERIFICATION OF ACCOUNTS/AUDITS. The Borrower and Riviera agree that NBD, through its employees or authorized agents, shall be permitted to send a letter to and otherwise contact each of its respective account debtors to verify account receivable balances. In addition, NBD, an accountant or accounting firm retained by NBD and other advisors, representatives or agents of NBD shall be permitted full and complete access to the Borrower's and Riviera's facilities and books and records to conduct audits as often as NBD reasonably desires. The reasonable cost of such audits ("Audit Fees"), whether conducted by NBD (in which case NBD shall be entitled to make a reasonable charge, plus out-of-pocket costs and expenses), an accountant or accounting firm retained by NBD or other advisors, representatives or agents of NBD (including, but not limited to, Curtis Enterprises Inc.) shall be part of the Obligations and shall be secured by all of the Collateral.


       16.  EXPENSES, FEES AND COSTS; INDEMNIFICATION. The Borrower and
Riviera, jointly and severally, shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by NBD, including fees of counsel and court costs, in any way arising from or in connection with this Agreement, any of the Collateral, any of the Loan Documents, any of the Obligations or the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand, including, without limitation, (a) Audit Fees; (b) all fees and expenses (including recording fees and insurance policy fees) of NBD and counsel for NBD for the preparation, examination, approval, negotiation, execution and delivery of, or the closing of any of the transactions contemplated by, this Agreement or any of the Loan Documents; (c) all fees and out-of-pocket disbursements incurred by NBD, including attorneys' fees and accountants' fees, in any way arising from or in connection with any action taken by NBD to monitor, advise, administer, enforce or collect any of the Obligations (including under this Agreement and the Loan Documents) or any other obligations of the Borrower or Riviera, whether joint, joint and several, or several, under this Agreement, any of the Loan Documents or any other existing or future document or agreement, or arising from or relating to the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand, including any actions to lift the automatic stay or to otherwise in any way monitor or participate in any bankruptcy, reorganization or insolvency proceeding of the Borrower or Riviera; (d) all expenses and fees (including attorneys' fees) incurred in relation to, in connection with, in defense of and/or in prosecution of any litigation instituted by any one or more of the Borrower, Riviera, Holding, Rieth, NBD or any third party against or involving NBD arising from, relating to, or in connection with any of the Obligations or any Guarantor's obligations, this Agreement, any of the Collateral, any of the Loan Documents or the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand, including any so-called "lender liability" action, any claim and delivery or other action for possession of, or foreclosure on, any of the Collateral, post-judgment enforcement of any rights or remedies including enforcement of any judgments, and prosecution of any appeals (whether discretionary or as of right and whether in connection with pre-judgment or post-judgment matters); (e) all costs, expenses and fees incurred by NBD or its agents in connection with appraisals and reappraisals of all or any of the Collateral (and the Borrower and Riviera shall fully cooperate with such appraisers and make their property available for appraisal in connection with as many appraisals as NBD may request); (f) all costs, expenses and fees incurred by NBD and/or its counsel in connection with consultants, expert witnesses or other professionals retained by NBD and/or its counsel in order to assist, advise and/or give testimony with respect to any matter relating to the Collateral, the Loan Documents, or the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand (and the Borrower and Riviera shall fully cooperate with such consultant, expert witness or other professional and shall make their premises, books and records, accounting systems, computer systems and other media for the recordation of information available to such persons); and (g) all costs, expenses and fees incurred by NBD in connection with any environmental investigations including but not limited to Phase I, Phase II and Phase III environmental audits (and the Borrower and Riviera agree that NBD and/or its agents may enter on their premises at any time to conduct such environmental investigations). Nothing contained in this paragraph shall, or is intended to, expand the liability of Rieth and Holding beyond that contained in the Limited Guaranty Documents.

             All of the foregoing costs, expenses and reimbursement obligations, set forth in this section (the "Costs") shall be part of the Obligations, and shall be secured by all of the Collateral. The costs shall be paid within 10 days of written request from NBD.

             For purposes hereof "Claims" shall mean any demand, claim, action or cause of action, damage, liability, loss, cost, debt, expense, obligation, tax, assessment, charge, lawsuit, contract, agreement, undertaking or deficiency, of any kind or nature, whether known or unknown, fixed, actual, accrued or contingent, liquidated or unliquidated (including interest, penalties, attorneys' fees and other costs and expenses incident to proceedings or investigations relating to any of the foregoing or the defense of any of the foregoing), whether or not litigation has commenced.


        17. OTHER DOCUMENTS. The Borrower, Riviera, Rieth and Holding agree to execute and deliver any and all documents reasonably deemed necessary or appropriate by NBD or counsel to NBD to carry out the intent of and/or to implement the Loan Documents or this Agreement, including, but not limited to, such documentation necessary to grant NBD a lien, mortgage and/or security interest in any assets of the Borrower and Riviera presently not subject to a lien, mortgage or encumbrance in favor of NBD to secure the Obligations.


        18. CROSS DEFAULT/REMEDIES. An Event of Default under the terms of this Agreement shall be considered an event of default, an event of acceleration and a default under each document and agreement comprising the Loan Documents and an event of default, an event of acceleration or a default under any document or agreement comprising the Loan Documents, (other than the Existing Defaults), shall be considered an Event of Default under the terms of this Agreement, and all of the other Loan Documents. Upon the occurrence of an Event of Default under this Agreement or any event of default, event of acceleration or default under any document or agreement comprising the Loan Documents, or any document executed in connection herewith, or referenced herein, and without prior notice of or an opportunity to cure such event of default, event of acceleration or default, except as otherwise provided herein,
(a) NBD shall have the right to exercise any rights or remedies provided in this Agreement, the Loan Documents, or applicable law, (including, without limitation, the right to offset any accounts of the Borrower or Riviera with
NBD), (b) NBD may deem the Forbearance Period to be expired, and (c) upon NBD's election, but without further notice, all of the Obligations shall be immediately due and payable. IN ANY EVENT, FROM AND AFTER THE CLOSE OF BUSINESS ON November 30, 1995, NBD MAY IMMEDIATELY TAKE ACTION TO ENFORCE ALL OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS, THIS AGREEMENT OR APPLICABLE LAW, INCLUDING, BUT NOT LIMITED TO, COLLECTION OF THE BORROWER'S OBLIGATIONS.


       19. DOCUMENTS CONTINUE. Except as expressly modified and amended by the terms of this Agreement, all of the terms and conditions of the Loan Documents remain in full force and effect and are hereby ratified, confirmed and approved. If there is an express conflict between the terms of this Agreement and the terms of the Loan Documents, the terms of this Agreement shall govern and control.

        20. RESERVATION OF RIGHTS/NO WAIVERS. This Agreement grants a conditional and limited forbearance until November 30, 1995, only, upon the terms and conditions set forth in this Agreement. Notwithstanding anything to the contrary in this Agreement, all of NBD's rights and remedies against the Borrower, Riviera, third parties, and/or the Collateral and/or any rights of NBD under the Limited Guaranty Documents are expressly reserved, including, without limitation, all rights and remedies resulting from, or arising in connection with, the Existing Defaults. Likewise, nothing herein shall be deemed to constitute a waiver of any defaults existing as of the date hereof, a further worsening of the Existing Defaults or new events of default, events of acceleration or defaults or shall in any way prejudice the rights or remedies of NBD under the Loan Documents or applicable law. Further, NBD shall have the right to waive any conditions set forth in this Agreement and/or the Loan Documents, in its sole and unfettered discretion. And any such waiver shall not prejudice, waive or reduce any other right or remedy which NBD may have against the Borrower or Riviera, or any rights of NBD under the Limited Guaranty Documents. However, the other parties to this Agreement and the Loan Documents, understand that no waiver by NBD of the rights or any condition of this Agreement and/or the Loan Documents shall be effective unless the same shall be contained in writing signed by an authorized agent of NBD.


        21. CREDIT INQUIRIES. In the event customers, buyers, potential financing sources or other parties make inquiry of NBD as to the current lending relationship between NBD, on the one hand, and the Borrower or Riviera, on the other hand, the parties agree that NBD may refer such inquiries to the Borrower or Riviera.

        22. AUTHORITY. Each party executing this Agreement in a representative capacity represents and warrants that he or she has authority to execute this Agreement and legally bind the entity he or she represents.



        23.  MISCELLANEOUS.

             (a) This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and may be modified or amended only by a writing signed by the party to be charged.


             (b) This Agreement is governed by the internal laws of the State of Michigan (without regard to conflicts of law principles).


             (c) This Agreement may be executed in counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument, and facsimile copies of signatures shall be treated as original signatures for all purposes.


             (d) This Agreement is binding on each of the Borrower and Riviera and their respective successors and assigns and shall inure to the benefit of NBD and its successors and assigns.

        (e) If any provision of this Agreement is in conflict with any applicable statute or rule of law or otherwise unenforceable, such offending provision shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Agreement.



        (f) Defined terms used in this Agreement without definition shall have the meanings given to them under the Credit Agreement.


       24. NO OTHER PROMISES OR INDUCEMENTS. There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Agreement other than those which are set forth in this Agreement.



       25. WAIVER OF JURY TRIAL AND ACKNOWLEDGEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. NBD, THE BORROWER AND RIVIERA EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES BETWEEN NBD AND ANY OTHER PARTY HERETO ARISING OUT OF OR IN ANY RELATION TO THIS AGREEMENT OR ANY OTHER AGREEMENTS OR RELATIONSHIPS BETWEEN THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.


          EACH OF THE BORROWER AND RIVIERA ACKNOWLEDGES THAT (1) IT HAS BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL AND OTHER ADVISORS OF ITS CHOICE AND, AFTER CONSULTING WITH SUCH COUNSEL AND ADVISORS, KNOWINGLY, VOLUNTARILY AND WITHOUT DURESS, COERCION, UNLAWFUL RESTRAINT, INTIMIDATION OR COMPULSION, ENTERS INTO THIS AGREEMENT, BASED UPON SUCH ADVICE AND COUNSEL AND IN THE EXERCISE OF ITS BUSINESS JUDGMENT, (2) THIS AGREEMENT HAS BEEN ENTERED INTO IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH THE PARTIES HERETO ACKNOWLEDGE, (3) IT HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND IS NOT RELYING ON THE OPINIONS OR ADVICE OF NBD OR ITS AGENTS OR REPRESENTATIVES IN ENTERING INTO THIS AGREEMENT.

     26. STATUTE OF FRAUDS. THIS WRITTEN FORBEARANCE AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.



                                      NBD BANK


                                      By: Timothy G. Skillman
                                          ---------------------------------

                                         Its:  First Vice President
                                              -----------------------------


                                      RIVIERA DIE & TOOL, INC.


                                      By: Peter C. Canepa
                                         -----------------------------------

                                         Its: CFO
                                             --------------------------------


Subscribed and sworn to before me this      day of September, 1995.




-----------------------------------


Notary Public,        County,
              -------        --
My Commission expires:
                      ---------



                                      RIVIERA TOOL COMPANY


                                      By: Peter C. Canepa
                                          ---------------------------------

                                         Its: CFO
                                              ------------------------------


Subscribed and sworn to before me this      day of September, 1995.
                                       ----


-----------------------------------


Notary Public,       County,
              -------       --
My Commission expires:
                      --------

                    [RIVIERA PRODUCTION TOOLING GROUP LOGO]







June 29, 1995

Mr. George S. Hofmeister
Chairman and CEO
EWI, Inc.
100 South Broadway Avenue
Salem, Ohio 44460


RE: Exclusive Letter of Intent to Purchase Assets and Assume Specified Liabilities of Riviera Production Tooling Group

Dear George:

     Enclosed is you June 22, 1995 Exclusive Letter of Intent to Purchase Assets and Assume Specified Liabilities of Riviera Production Tooling Group.
It has been executed by us conditioned upon this Letter of Addendum being executed by you and returned by July, 10, 1995. The Letter of Intent is agreed to and amended as follows:


     1. Paragraph 1 has added "and certain other assets which will be specifically identified in a definitive agreement."

     2.  Paragraph 2 will read in its entirety, to-wit:

         LIABILITIES ASSUMED. Buyer shall assume all liabilities as identified, including accounts payable, obligations for borrowed money and accrued liabilities, product and warranty liabilities and purchase orders accepted in the ordinary course of business including those only partially reflected in work-in-process on the date of closing.

     3. Paragraph 10 has added "notwithstanding the foregoing, the parties acknowledge that Seller has begun a private placement financing effort that will not result in any new owners of Seller.
         In the event that such financing is successful prior to execution of the definitive agreement contemplated hereby, Seller may choose to terminate this letter of intent without any obligation or liability to Buyer."


                                                Very truly yours,

                                                Kenneth K. Rieth

                                                Kenneth K. Rieth
                                                President & CEO

AGREED AND ACCEPTED ON
BEHALF OF BUYER:

By: George S. Hofmeister                Dated:
    ---------------------                     ------------
    George S. Hofmeister
    Chairman and CEO

                        [EWI INCORPORATED LETTERHEAD]




June 22, 1995

Mr. Kenneth K. Rieth
President and CEO
Riviera Production Tooling Group
5460 Executive Parkway, SE
Grand Rapids, MI 49512



Re: Exclusive letter of Intent to Purchase Assets and Assume Specified Liabilities of Riviera Production Tooling Group.

Dear Ken:

I am pleased to present this exclusive Letter of Intent on behalf of EWI, Inc. or its designee ("Buyer"), for the purchase by Buyer of all of the assets, and the assumption by Buyer of specified liabilities, of the Riviera Production Tooling Group (the "Seller").

1. ASSETS TO BE ACQUIRED. All assets of the Seller as a going concern of every nature, kind and description, tangible and intangible, whether or not carried at value on the books of the Seller, including accounts receivable, inventory, and fixed assets (the "Assets"), but excluding cash.

2. LIABILITIES ASSUMED. Buyer shall assume all liabilities as identified including accounts payable and accrued liabilities and such other liabilities as are disclosed to and specifically assumed by Buyer in writing related to the Sellers' operations.

3.   PURCHASE PRICE.

     (a) The purchase price for the Assets shall be $6 million plus the assumption of the specified liabilities. The purchase price shall be paid in cash plus the assumption of the above specified liabilities.

     (b) Buyer will assume the real estate lease on the property and the personal property leases of Seller.

                         [EWI INCORPORATED LETTERHEAD]


                                                          Riviera Tool and Die
                                                                        Page 2


4. EMPLOYEES OF SELLER.

   (a) Buyer and Kenneth K. Rieth shall execute an employment agreement including performance incentives commencing at the closing in form mutually acceptable.

   (b) All other employees shall be hired by Purchaser and retained for a period of ninety days after the date of closing.

   (c) Buyer acknowledges that one of the shareholders f Seller, Motor Wheel Corporation, an Ohio corporation. designs and builds or has built for its use or resale to its customers in the ordinary course of its buinsess, tools and dies of the type produced by the Seller. Since it has been the practice of this shareholder to acquire such tooling though ourside contractors and to protect its source therefor with an equity investment, a general covenant not to compete will not be possible and any restrictions to be placved on their activity in this field will need to be very carefully negotiated and delineated.

5. NONCOMPETITION AGREEMENT. At closing the Seller and shareholders of Seller shall execute a mutually acceptable noncompetition agreement providing that the Seller shall refrain from competing in any manner with the businesses being acquired by Buyer.

6. CONDITIONS TO CLOSING. The Buyer's obligation to consummate the acquisition of the Seller is conditioned upon the following:

   (a)  Satisfactory results of customary due diligence review.

   (b) Satisfactory results of an environmental audit, the cost of which shall be borne by Buyer.

   (c) Continued operations of the Seller in the ordinary course of business until closing including specifically:

        (i) No capital expenditure in excess of $100,000 without prior consultation with Buyer.

        (ii) No material adverse change in the financial condition, property, business or prospects of the Seller.

        (iii) No increase in wages, salaries or benefits except for regularly scheduled increases about which the Buyer has received prior notice.

   (d) Formal approval of the acquisition transaction by the Buyer's and Seller's Boards of Directors.

                         [EWI INCORPORATED LETTERHEAD]


                                                          Riviera Tool and Die
                                                                        Page 3


7. DUE DILIGENCE; SCHEDULE OF CLOSING. For a period until September 30, 1995 from and after the date of execution hereof by Seller, Buyer's representatives shall have unrestricted access during normal business hours and upon reasonable notice to the premises, personnel, books and records of the Seller for purposes of conducting our due diligence. Buyer and Seller shall hereafter conduct negotiations in good faith with a view to consummating the proposed purchase and sale of the Seller consistent with the terms described herein on or before September 30, 1995 In furtherance thereof, for a period equivalent to the due diligence period described above, neither you nor your affiliates or agents shall conduct negotiations for the sale of the Seller with any other prospective purchaser thereof unless negotiations between us have terminated.

8. CONFIDENTIALITY. The Buyer and its representatives shall hold in confidence any and all proprietary, confidential, trade secret and any other nonpublic information and data relating to the business and affairs of the Seller heretofore or hereafter furnished or disclosed to any of them in connection herewith, and neither the Buyer nor its representatives shall disclose any of the same or use the same for their own purposes without Sellers' prior written consent or until the same shall have otherwise become general public knowledge, provided that the Buyer shall have the right to disclose information as necessary in connection with obtaining financing for the acquisition of the Seller. In the event that discussions between the Buyer and Seller terminate, the Buyer and its representatives shall promptly return to Seller any and all copies of any and all such proprietary, confidential, trade secret and other nonpublic information in their possession.

9. PUBLIC STATEMENTS. While these matters are progressing and until the Closing Date, the timing, and to the extent reasonably practicable, the content of all announcements regarding any aspects of the proposed acquisition of the Seller shall be mutually agreed upon in advance.

10. EXPENSES. Except as set forth in Paragraph 6 hereof, each party shall bear and be solely responsible for its own costs and expenses incurred by it in connection with the transactions described herein.

11. NONBINDING AGREEMENT. Except as provided in paragraphs 7, 8, 9 and 10 hereof, this letter is not intended to constitute a binding agreement between the Buyer and Seller with respect to the proposed transaction, but rather tangible indication of each of the parties' desire to proceed towards such transaction consistent with the terms described herein. It is understood and agreed that neither party shall have any obligation to the other prior to execution and delivery of a definitive agreement containing customary representations, warranties and covenants, except for the obligations established in paragraphs 7, 8, 9 and 10.

                        [EWI INCORPORATED LETTERHEAD]



                                                          Riviera Tool and Die
                                                                        Page 4


This letter of intent will terminate on June 30, 1995 if not agreed to and accepted by the Sellers.

If the foregoing is acceptable to you, please indicate the same by executing and returning the enclosed counterpart of this letter.

Agreed and accepted on behalf of the Seller:
as amended by conditional letter of acceptance of June 29, 1995:



By: Kenneth K. Rieth
    --------------------
    Kenneth K. Rieth
    President and CEO


Date: June 29, 1995
      ------------------


        EWI, INC.


By: George S. Hofmeister
    --------------------
    George S. Hofmeister
    Chairman & CEO



Date: 6/23/95
     -------------------

                    FOURTEENTH AMENDMENT TO CREDIT AGREEMENT
                       AND RESTATED FORBEARANCE AGREEMENT


     NBD Bank, formerly known as NBD Bank, N.A., successor by merger to the interests of NBD Grand Rapids, N.A. ("NBD" or the "Bank"), Riviera Die & Tool, Inc. (formerly known as R.D.T., Inc.), a Michigan Corporation (the "Borrower"), and Riviera Tool Company, a Michigan Corporation ("Riviera") enter into this Fourteenth Amendment to Credit Agreement and Restated Forbearance Agreement (the "Agreement") effective as of the 1st day of January, 1996.

                                    RECITALS

     A.  The Borrower and the Bank entered into a Credit Agreement dated
April 20, 1988, as amended by a First Amendment to Credit Agreement dated August 31, 1988, a Second Amendment to Credit Agreement dated January 30, 1989, a Third Amendment to Credit Agreement dated January 30, 1990, a Fourth Amendment to Credit Agreement dated May 16, 1991, a Fifth Amendment to
Credit Agreement dated July 31, 1992, a Sixth Amendment to Credit Agreement dated January 31, 1993, a Seventh Amendment to Credit Agreement dated March 31, 1993, an Eighth Amendment to Credit Agreement dated July 26, 1993, a Ninth Amendment to Credit Agreement dated March 4, 1994, a Forbearance Agreement dated April 14, 1994 (the "Original Forbearance Agreement"), a Tenth Amendment to Credit Agreement and Restated Forbearance Agreement dated May 5, 1994, an Eleventh Amendment to Credit Agreement and Restated Forbearance Agreement dated as of December 1, 1994, and a Twelfth Amendment to Credit Agreement and Restated Forbearance Agreement dated as of May 1, 1995 and a Thirteenth Amendment to Credit Agreement and Restated Forbearance Agreement dated as of September 1, 1995 (collectively, the "Credit Agreement") by which the Bank has made certain credit facilities available to the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement.

     B. Pursuant to the Credit Agreement, the Borrower has executed two (2) promissory notes: (i) the Thirteenth Amended and Restated Working Capital Revolving Credit Note in the original principal amount of $9,000,000.00 dated as of September 1, 1995 (the "Working Capital Revolving Credit Note"); and (ii) a Fourth Amended and Restated Term Note in the original principal amount of $816,962.00 dated as of September 1, 1995 (the "Term Note").

     C. In connection with the Credit Agreement, Riviera executed and delivered to the Bank a Guaranty dated April 20, 1988, pursuant to which, among other things, Riviera guarantied all of the Borrower's obligations (including the Obligations as defined below) to the Bank, whether then existing or thereafter arising or created (the "Riviera Guaranty").

     D. In addition, Kenneth Rieth ("Rieth") and Riviera Holding Company ("Holding") (collectively, Rieth and Holding may be hereinafter referred to as the "Limited Guarantors") each executed and delivered Guaranties and Continuing Pledge Agreements (the "Limited Guaranty Documents") dated August 4, 1992 and July 26, 1993.

     E. As of January 24, 1996, there was (i) $8,556,624.26 in principal indebtedness owing by the Borrower under the Working Capital Revolving
Credit Note and (ii) $696,962.00 in principal indebtedness owing by the Borrower pursuant to the Term Note. These sums, together with accrued but unpaid interest, costs and expenses (including attorneys' fees), as well as all other present and future obligations of the Borrower to the Bank, including, but not limited to, obligations arising under or in connection with the Loan Documents (as defined below) or any other document executed in connection therewith or subsequent thereto by the Borrower in favor of the Bank are hereinafter referred to as the "Obligations".

     F. On April 20, 1988, the Borrower executed and delivered to NBD a Security Agreement (Accounts, General Intangibles and Chattel Paper), a Security Agreement (Inventory) and a Security Agreement (Equipment), as amended by a First Amendment to each of the above-described Security Agreements dated January 30, 1989 (the "Borrower Security Agreements") wherein Borrower granted to NBD a valid, perfected, indefeasible and enforceable first priority lien and security interest in favor of the Bank in all of the Borrower's present and future personal property, including, but not limited to, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof with the exception of certain property described in Section 5.8 of the Credit Agreement. For convenience, all of the collateral referred to in the Borrower Security Agreements, together with all other collateral described in and/or granted in connection with any of the Loan Documents (as hereinafter defined), together with all collateral heretofore, simultaneously herewith or hereafter granted to the Bank by the Borrower to secure any of the Borrower's or any other parties' present or future obligations to the Bank, is collectively referred to as the "Borrower Collateral".

     G. On April 20, 1988, Riviera executed and delivered to NBD a Security Agreement (Accounts, General Intangibles and Chattel Paper), a Security Agreement (Inventory) and a Security Agreement (Equipment) (the "Riviera Security Agreements") wherein Riviera granted to NBD a valid, perfected, indefeasible and enforceable first priority lien and security interest in favor of the Bank in all of Riviera's present and future personal property, including, but not limited to, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof. For convenience, all of the collateral referred to in the Riviera Security Agreements, together with all other collateral described in and/or granted in connection with any of the Loan Documents (as hereinafter defined), together with all collateral heretofore, simultaneously herewith or hereafter granted to the Bank by Riviera to secure any of Riviera's or any other parties' present or future obligations to the Bank, is collectively referred to as the "Riviera Collateral".

     H. The Borrower and Riviera acknowledge and agree that (i) the Obligations are due the Bank without setoff, recoupment, defense or counterclaim, in law or equity, of any nature or kind; (ii) the Obligations are secured by valid, perfected, indefeasible, enforceable first priority liens and security interests (except as permitted by Section 5.8 of the Credit Agreement) in favor of the Bank in, among other things, (a) all of the Borrower's present and future personal property, including, without limitation, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof, and (b) all of Riviera's present and future personal property, including, without limitation, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof, and (c) the collateral described in the Limited Guaranty Documents. For convenience, the Credit Agreement, the Working Capital Revolving Credit Note, the Term Note (collectively, the "Notes"), the Borrower Security Agreements, the Riviera Guaranty, the Riviera Security Agreements, the Limited Guaranty Documents, the Original Forbearance Agreement, this Agreement and any other document executed therewith or subsequent thereto by the Borrower in favor of the Bank are hereinafter referred to as the "Loan Documents". For convenience, all of the Borrower Collateral, the Riviera Collateral and the collateral referenced in the Limited Guaranty Documents shall hereinafter be referred to as the "Collateral".

     I. The Borrower and Riviera reaffirm, ratify, confirm and approve their obligations and duties under the Loan Documents as modified by this Agreement.

     J. Borrower and Riviera, jointly, jointly and severally and severally, reaffirm, ratify and confirm the liens, assignments and security interests granted to NBD under the Loan Documents and confirm that any and all collateral granted to NBD by any party for the purpose of securing repayment of all or any part of the Borrower's or Riviera's obligations (including the Obligations) owed to NBD, including, but not limited to the Collateral, shall constitute and serve as collateral for any and all of the obligations and duties of the Borrower and Riviera to NBD (including the Obligations), whether now existing or hereafter arising.

     K. Borrower and Riviera each acknowledge that prior to November 1, 1995, there were defaults under the Loan Documents as follows (collectively, the "Existing Defaults"):

         (1) The Working Capital of Riviera and the Borrower, determined on a consolidated basis, is less than $200,000 (minus $3,083,000 as of October 31, 1995.

         (2) As of December 28, 1995, the aggregate principal amount outstanding under the Working Capital Revolving Credit, exceeded the Borrowing Base by ($222,000) (the "Borrowing Base Deficiency").

Borrower and Riviera represent and warrant that, to the best of their knowledge, after due inquiry and investigation, they are unaware of any other Events of Default (as defined in the Credit

Agreement) or defaults under any of the Loan Documents or this Agreement or of any event that, with the passage of time, notice, or both, would become an Event of Default or a default under the Loan Documents or this Agreement.

     L. Borrower and Riviera also acknowledge that based on the Existing Defaults, NBD has the right, without further notice, to accelerate all of the Obligations, demand payment in full and enforce its rights under the Loan Documents and applicable law.

     M. Borrower and Riviera further acknowledge and agree that the actions taken by the Bank to date are reasonable and appropriate under the circumstances, are within NBD's rights under the Loan Documents and applicable law and do not constitute interference with or control over the business operations of any of the parties hereto.

     N. Borrower and Riviera have requested that NBD continue to forbear from enforcing its rights and remedies under the Loan Documents and applicable law for an additional period through June 30, 1996, to afford such parties an opportunity to consummate a sale of Borrower or its assets or refinancing from one or more third parties which will result in payment of the Obligations in full. Borrower has represented to NBD that it has entered into a Letter of Intent with EWI, Inc. dated June 22, 1995 (which continues in full force and effect as of the date hereof) to sell substantially all of the assets of Borrower and is continuing negotiations for the sale of Borrower. Borrower has further represented that it believes these efforts will result in payment in full of the Obligations as well as the obligations of New Leap Corporation, Leap Technologies, Inc. and Riviera Plastic Products Company to NBD.

     0. Borrower and Riviera have additionally requested that the Bank extend the November 30, 1995 maturity date on the Working Capital Revolving Credit Note and the Term Note until June 30, 1996.

     P. The Borrower and Riviera acknowledge and agree that (i) NBD has fully performed all of its obligations under the Loan Documents and all other agreements between NBD and such parties; (ii) any future loans will be made at NBD's sole and unfettered discretion; and (iii) NBD has not made any representations of any kind or nature that funding in any amount will continue or that the Forbearance Period (as defined in Section 1 below) will be extended beyond June 30,1996. NBD HAS INFORMED BORROWER AND RIVIERA THAT IT DOES NOT INTEND TO EXTEND THE FORBEARANCE PERIOD BEYOND JUNE 30, 1996, AND THAT THEY SHOULD PAY NBD IN FULL ON OR BEFORE THAT DATE. NBD HAS ADVISED THE PARTIES THAT FROM AND AFTER JUNE 30,1996, NBD MAY TAKE ANY AND ALL STEPS TO SATISFY THE OBLIGATIONS INCLUDING, BUT NOT LIMITED TO, ENFORCEMENT PROCEEDINGS, CESSATION OF ADVANCES OR REDUCTION OF ADVANCE RATES UNDER THE BORROWING BASE, REDUCTION IN THE CAP ON THE WORKING CAPITAL REVOLVING

CREDIT, INCREASED INTEREST RATES AND FEES OR SUCH OTHER ACTIONS AS NBD MAY, IN ITS SOLE DISCRETION, DEEM APPROPRIATE.

     NOW, THEREFORE, based on the foregoing Recitals (which are incorporated in this Agreement as and shall constitute representations, warranties and covenants of the respective parties to this Agreement, as the case may be), and for other good and valuable consideration, the parties hereto agree as follows:

     1.  FORBEARANCE. Subject to the following conditions precedent  in this
Section 1 and subject to the other terms of this Agreement, NBD agrees to forbear from enforcing its rights and remedies based on the Existing Defaults, through the earlier of (i) a further or additional default or Event of Default under the Loan Documents (including a worsening of the Existing Defaults); (ii) a default or Event of Default under this Agreement; or (iii) June 30, 1996 (the "Forbearance Period"):

         (a) Simultaneously with the execution of this Agreement, receipt by NBD of an executed Fourteenth Amended and Restated Working Capital Revolving Credit Note in substantially the form attached hereto as Exhibit 1(a);

         (b) Simultaneously with the execution of this Agreement, receipt by NBD of an executed Fifth Amended and Restated Term Note in substantially the form attached hereto as Exhibit 1(b);

         (c) Simultaneously with the execution of this Agreement, receipt by NBD of an executed copy of the Reaffirmation and Release Agreement in substantially the form attached hereto as Exhibit 1(c);

         (d) Simultaneously with the execution of this Agreement, receipt by NBD of a fully-executed copy of this Agreement acknowledged by counsel to the Borrower and Riviera;

         (e) Simultaneously with the execution of this Agreement, Borrower shall make all payments currently due under the Loan Documents.

         (f) NBD receives such other additional documentation necessary to carry out the intent and purposes of this Agreement.

     2. ALL OBLIGATIONS DUE. ALL OF THE OBLIGATIONS INCLUDING, WITHOUT LIMITATION, OBLIGATIONS UNDER THE CREDIT AGREEMENT, THE WORKING CAPITAL REVOLVING CREDIT NOTE, THE TERM NOTE AND THIS AGREEMENT SHALL BE DUE AND PAYABLE ON THE EARLIER OF (i) A DEFAULT, AN EVENT OF DEFAULT OR BREACH OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, OR (ii) JUNE 30, 1996.

     3. NO FURTHER FORBEARANCE IMPLIED. THE BORROWER AND RIVIERA ACKNOWLEDGE THAT (a) NBD DOES NOT INTEND, NOR DOES NBD HAVE ANY OBLIGATION, TO EXTEND
LOANS, ADVANCES OR OTHER FINANCIAL ACCOMMODATIONS TO THE PARTIES HERETO BEYOND JUNE 30, 1996, (b) NBD DOES NOT INTEND TO FORBEAR FROM ENFORCING ITS RIGHTS AND REMEDIES AFTER JUNE 30, 1996, AND NOTHING CONTAINED HEREIN OR OTHERWISE IS INTENDED TO BE A PROMISE OR AGREEMENT TO MAKE ADVANCES UNDER THE WORKING
CAPITAL REVOLVING CREDIT NOTE AFTER JUNE 30, 1996 OR TO EXTEND THE TERMS OF
THIS AGREEMENT BEYOND JUNE 30, 1996, (c) ALL OF THE OBLIGATIONS ARE DUE, ABSENT AN EARLIER DEFAULT UNDER THE LOAN DOCUMENTS, ON OR BEFORE JUNE 30, 1996, AND (d) NBD INTENDS TO TAKE ANY STEPS NECESSARY TO ASSURE SATISFACTION OF THE OBLIGATIONS IN FULL BY JUNE 30, 1995 OR AS SOON THEREAFTER AS POSSIBLE. THE BORROWER, RIVIERA, RIETH AND HOLDING HAVE BEEN ADVISED THAT THEY SHOULD PURSUE ALTERNATIVE FINANCING SOURCES.

     4. BORROWING BASE DEFICIENCY. From the date of this Agreement through February 15, 1996, Borrower shall not permit or cause the Borrowing Base Deficiency to increase. Anything to the contrary herein, notwithstanding, by February 15, 1996, the Borrowing Base deficiency shall be reduced to $0 and shall remain at $0 for all times thereafter.

     5. CONTROLLED DISBURSEMENT. Borrower's controlled disbursement account at NBD shall be closed immediately.

     6. COLLATERAL. As noted in the Recitals, Borrower and Riviera have granted to NBD a valid, perfected, indefeasible, enforceable first priority lien and security interest in and to all of their respective personal property (except as permitted by Section 5.8 of the Credit Agreement). As an accommodation to the Borrower, NBD, from time to time, has executed and filed UCC-3 partial releases with respect to certain specific equipment. Notwithstanding the filing of these partial releases, the Borrower hereby ratifies and grants to NBD a continuing security interest in all of its personal property, including such equipment referenced in the UCC-3 partial releases.

     7.  AMENDMENTS TO CREDIT AGREEMENT.



         (a)  AMENDMENT TO REVOLVING CREDIT FACILITY.

              (i)    The definition "Acceptable Accounts Receivable" in
         Article 1 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "'Acceptable Accounts Receivable' shall mean those trade accounts receivable of the Borrower, valued at the face amount thereof, other than those accounts receivable that are (a) more than 120 days past due; (b) due from any Affiliate of the Borrower, except that for periods of during which an agreement pursuant to Section 7.1 (j) hereof is in effect, accounts receivable from Motor Wheel Corporation shall not be excluded by reason of this subsection (b), (c) subject to any known offset, (d) related to goods or services sold which have been rejected or with respect to which the amount is in dispute, (e) payable by any person located outside the United States or Canada, or
         (f) reasonably deemed by the Bank to be otherwise unacceptable. Notwithstanding the foregoing, the Bank may, upon request by the Borrower and at the Bank's sole discretion, allow inclusion of accounts receivable that are more than 120 days past due as Acceptable Accounts Receivable (the "Extended Accounts"). In no event shall borrowing availability based on the Extended Accounts include accounts receivable over 180 days past due, or exceed the aggregate amount of Four Hundred Thousand Dollars ($400,000) from the date hereof through April 30, 1996, provided that such $400,000 cap show shall be reduced by $25,000 each month beginning May 1, 1996 and on the first day of each month thereafter.



              (ii) Article II of the Credit Agreement is hereby amended in its entirety to read as follows:



                                  "ARTICLE II

                   Working Capital Revolving Credit Facility

              2.1 Loan. Subject to all of the terms and conditions hereof, the Bank may, in its sole and unfettered discretion, lend to the Borrower from time to time through June 30, 1996, such sums in multiples of Twenty-Five Thousand Dollars ($25,000.00) as may be requested from time to time by the Borrower in a manner specified by the Bank, provided that the aggregate principal amount outstanding at any time pursuant to the provisions of this Section 2.1 shall not exceed the lesser of Nine Million Five Hundred Thousand Dollars ($9,500,000.00) (the "Working Capital Revolving Credit") or the Borrowing Base. In the event the principal amount outstanding at any time shall exceed said amounts, the Borrower shall forthwith pay to the Bank an amount sufficient to eliminate such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, prepay pursuant to Section 2.3, and reborrow under this Section 2.1. Upon the execution of this Agreement, the Borrower shall execute and deliver to the Bank a revolving credit demand note in the form of
         Exhibit 1(a) attached hereto (the "Fourteenth Amended and Restated Working Capital Revolving Credit Note"), the terms of which are incorporated herein by reference. All commitments by the Bank on behalf of the Borrower by way of instrument certification, letter of credit or similar device shall be considered loans pursuant to this
         Section 2.1.

              2.2 Use of Proceeds. The proceeds of the loans pursuant to this Article II shall be used to refinance existing revolving credit debt and to assist with the working capital needs of the Borrower.

              2.3 Payment of Working Capital Revolving Credit Note; Prepayment. Except as payment of part or all of the principal amount of the loans outstanding pursuant to this Article II is sooner required to be made under Section 2.1 or Article VIII hereof, the full principal amount of the loans outstanding under this Article II and all accrued interest thereon shall be paid by Borrower on or before June 30, 1996. The Borrower may prepay all or any part of the indebtedness under Section 2.1 at any time without penalty provided any prepayment shall be in a multiple of One Thousand Dollars ($1,000.00).

              2.4 Interest. Except as provided in Article VIII hereof, the Working Capital Revolving Credit Note shall bear interest at the annual rate of four percent (4%) over the Prime Rate from and after January 1, 1996. Interest shall be computed daily on the basis of a Three Hundred Sixty (360) day year and shall be billed to the Borrower monthly based upon the principal balance outstanding and the actual number of days in the preceding month. Interest shall be due and payable no later than the first day of each month.

              2.5 Availability Fee. The Borrower agrees to pay to the Bank an Availability Fee at a rate equal to three-eighths of one percent (3/8%) per annum on the average daily unused portion of the Working Capital Revolving Credit for the period from the date of this Agreement to and including June 30, 1996, and thereafter until full payment of the Eleventh Amended and Restated Working Capital Revolving Credit Note. Accrued availability fees shall be payable quarterly in arrears on the first day of each January, April, July and October commencing on the first such day after the date of this Agreement.

              2.6 Facility Fee. The Borrower agrees to pay to the Bank a facility fee at a rate equal to one-eighth of one percent (1/8%) per annum on the Working Capital Revolving Credit, whether used or unused, for the period from the date of this Agreement to and including June 30, 1996, and thereafter until payment of the Fourteenth Amended and Restated Working Capital Revolving Credit Note. The facility fee shall be payable quarterly in arrears on the first day of each January, April, July and October commencing on the first such day after the date of this Agreement.

         (b)  AMENDMENTS TO TERM LOAN.

              (iii) Section 3.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

              "3.3   Payment of Term Note; Prepayment. Except as payment of part or all of the Term Note is sooner required under Section 3.1 or
         Article VIII, the principal of the Term Note shall be paid in monthly installments of $40,000 each on the first day of each month commencing February 1, 1996, and continuing thereafter up to and including
         June 1, 1996 and a final payment on June 30, 1996 consisting of the entire remaining outstanding principal balance of, all accrued interest on, and all other sums due under the Term Note. The Borrower may prepay at any time all or any portion of the Term Note without premium or penalty provided that any prepayments shall be applied to principal last maturing."

              (iv) Section 3.4 of the Credit Agreement is hereby amended in its entirety to read as follows:

              "3.4. Interest. Except as provided in Article 8 hereof, the Term Note shall bear interest at the annual rate of the prime rate plus 4% from and after January 1, 1996. Interest shall be computed daily on the basis of a three hundred sixty (360) day year and shall be billed to the Borrower monthly based upon the principal balance outstanding in the actual number of days elapsed. Interest shall be billed to the Borrower monthly beginning February 1, 1996 and shall be due and payable as indicated by such billing. Billings may estimate a rate and balance for periods between the billing date and the end of the period which is covered by such billing and if actual rates and balances vary from the estimate, actual charges shall be adjusted and reflected in subsequent billings.

     8. NEGATIVE COVENANTS. During the Forbearance Period, without the prior written consent of the Bank, the Borrower and Riviera shall not:

         (a) RESTRICTION ON LIENS. Create or permit to be created or allow to exist any new, additional or expanded lien upon any property or assets now owned or acquired in the future by the Borrower and Riviera.

         (b) RESTRICTION ON INDEBTEDNESS. Create, incur, assume, suffer to exist, have outstanding or in any manner become liable in respect of any indebtedness for money other than the Obligations or indebtedness incurred in the ordinary course of the business of the Borrower for necessary materials and services.

         (c) CAPITAL ASSET EXPENDITURE. Expend sums for the acquisition of capital assets, including payments under any new lease of real or personal property.

         (d) SALE AND LEASEBACK. Enter into any new agreement providing for the leasing by the Borrower of property which has been or is to be sold or transferred by the Borrower or lessor of the property.

         (e) TRANSACTIONS WITH AFFILIATES. Enter into, or permit or suffer to exist, any transaction or arrangement with any Affiliate, except on terms which are no less favorable to the Borrower than could be obtained from persons who are not Affiliates in arm's length transactions.

     9. NO OVERDRAFTS. Borrower and Riviera agree that they will not create any overdrafts in any accounts at NBD. Furthermore, Borrower and Riviera acknowledge and agree that NBD shall not, under any circumstances, be required to honor any checks or other items presented to NBD for payment for which there are insufficient available funds in Borrower's account at NBD for payment and NBD may return any such items so presented. In the event that such items are not returned, this shall not create any right or expectation that such overdrafts will be tolerated or permitted in the future.


     10. TAXES. Borrower and Riviera represent that they are paying all taxes on a timely basis except as set forth on Exhibit 11 attached hereto.


     11. EVENTS OF DEFAULT. In addition to any other defaults or Events of Default contained in any of the Loan Documents, the following shall constitute an Event of Default under this Agreement and each of the Loan Documents:


          (a) any further or additional Events of Default, events of acceleration or defaults provided for in any of the Loan Documents (including a worsening of any of the Existing Defaults for any reason other than the impact of the restructuring transaction between the Borrower and Heller Financial Leasing, Inc. and Banc One Leasing Corporation entered into in April of 1994);


          (b) if any representation or warranty made by Borrower or Riviera in this Agreement or in connection with the negotiation hereof is untrue as of the date made or hereafter becomes untrue;


          (c) the Borrower and/or Riviera shall at any time fail to observe, perform or comply with any Dominion of Funds Agreement with NBD;


          (d) the Borrowing Base Deficiency increases prior to February 15, 1996, or after February 15, 1996, there shall exist at any time a Borrowing Base Deficiency;


          (e) Any lender, supplier, creditor or lessor shall (i) accelerate any obligations of the Borrower or Riviera, due to a default by Borrower or Riviera under any agreement with any creditor in excess of $25,000 to such creditor or shall otherwise take any action of any kind or nature to enforce or begin enforcement of its rights or remedies against Borrower or Riviera by reason of such default, or (ii) receive from Borrower or Riviera any prepayments of obligations, any extraordinary payments of outstanding indebtedness or fees, or fees or interest above the level paid to such creditor by Borrower or Riviera as of January 1, 1994;


          (f) Any creditor, including, but not limited to, any governmental taxing authority, shall cause a lien to be filed on any of the Collateral (other than a lien for taxes not yet due and payable); and

     12. RELEASE. As of the date hereof, the Borrower and Riviera represent and warrant that they are aware of, and possess, no claims or causes of action against the Bank. Notwithstanding this representation and as further consideration for the agreements and understandings herein, the Borrower and Riviera, individually, jointly and severally, and on behalf of each of their respective officers, directors, employees, agents, executors, successors and assigns, hereby release NBD, its officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns from any liability, claim, right or cause of action which now exists or hereafter arises, whether known or unknown, arising from events occurring prior to and in any way related to facts in existence as of the date hereof. By way of example and not limitation, the foregoing includes any claims in any way related to actions taken or omitted to be taken by NBD under the Loan Documents, or this Agreement and the business relationship with NBD.


     13. AUTHORIZATION TO DEBIT ACCOUNT. In the event that any payment called for by the Loan Documents, this Agreement (or any agreement referred to or incorporated herein) or any other present or future agreements between NBD or any of its affiliates and the Borrower and/or Riviera are not paid when and as called for under the terms of such agreement, then NBD may debit any of such accounts of the Borrower and/or Riviera at NBD or any of its affiliates for such amount. In the event of such a debit, NBD or any of its affiliates will use its best efforts to notify the Borrower and/or Riviera of such debit within two (2) business days. The fact that NBD or any of its affiliates had debited any of the accounts of the Borrower and/or Riviera at NBD or any of its affiliates shall in no way whatsoever waive or diminish any default for failure to make such payments when and as due.


     14. SETOFF. Upon the occurrence of a default, NBD is hereby authorized at any time and from time to time, without notice to the Borrower or Riviera (any such notice being expressly waived), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by NBD to or for the credit or the account of the Borrower and/or Riviera against any and all of the Obligations, now or hereafter existing, including those under this Agreement or the Loan Documents or any of the Notes or any other agreement or instrument, irrespective of whether or not NBD shall have made any demand under this Agreement or any Note or otherwise. The Bank agrees to promptly notify the Borrower and/or Riviera after any such setoff and application provided that the failure to give such notice shall not affect the validity of such setoff and application and shall not create any claims or liabilities against NBD. The rights of NBD under this section shall not require maturity of any indebtedness and are in addition to other rights and remedies (including, without limitation, other rights of setoff) which NBD may have.


     15. VERIFICATION OF ACCOUNTS/AUDITS. The Borrower and Riviera agree that NBD, through its employees or authorized agents, shall be permitted to send a letter to and otherwise contact each of its respective account debtors to verify account receivable balances. In addition, NBD, an accountant or accounting firm retained by NBD and other advisors, representatives or agents of NBD shall be permitted full and complete access to the Borrower's and Riviera's facilities and books and records to conduct audits as often as NBD reasonably desires. The reasonable cost of such audits ("Audit Fees"), whether conducted by NBD (in which case NBD shall be entitled to make a reasonable charge, plus out-of-pocket costs and expenses), an accountant or accounting firm retained by NBD or other advisors, representatives or agents of NBD (including, but not limited to, Curtis Enterprises Inc.) shall be part of the Obligations and shall be secured by all of the Collateral.


     16. EXPENSES, FEES AND COSTS; INDEMNIFICATION. The Borrower and Riviera, jointly and severally, shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by NBD, including fees of counsel and court costs, in any way arising from or in connection with this Agreement, any of the Collateral, any of the Loan Documents, any of the Obligations or the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand, including, without limitation, (a) Audit Fees; (b) all fees and expenses (including recording fees and insurance policy fees) of NBD and counsel for NBD for the preparation, examination, approval, negotiation, execution and delivery of, or the closing of any of the transactions contemplated by, this Agreement or any of the Loan Documents; (c) all fees and out-of-pocket disbursements incurred by NBD, including attorneys' fees and accountants' fees, in any way arising from or in connection with any action taken by NBD to monitor, advise, administer, enforce or collect any of the Obligations (including under this Agreement and the Loan Documents) or any other obligations of the Borrower or Riviera, whether joint, joint and several, or several, under this Agreement, any of the Loan Documents or any other existing or future document or agreement, or arising from or relating to the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand, including any actions to lift the automatic stay or to otherwise in any way monitor or participate in any bankruptcy, reorganization or insolvency proceeding of the Borrower or Riviera;
(d) all expenses and fees (including attorneys' fees) incurred in relation to, in connection with, in defense of and/or in prosecution of any litigation instituted by any one or more of the Borrower, Riviera, Holding, Rieth, NBD or any third party against or involving NBD arising from, relating to, or in connection with any of the Obligations or any Guarantor's obligations, this Agreement, any of the Collateral, any of the Loan Documents or the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand, including any so-called "lender liability" action, any claim and delivery or other action for possession of, or foreclosure on, any of the Collateral, post-judgment enforcement of any rights or remedies including enforcement of any judgments, and prosecution of any appeals (whether discretionary or as of right and whether in connection with pre-judgment or post-judgment matters); (e) all costs, expenses and fees incurred by NBD or its agents in connection with appraisals and reappraisals of all or any of the Collateral (and the Borrower and Riviera shall fully cooperate with such appraisers and make their property available for appraisal in connection with as many appraisals as NBD may request); (f) all costs, expenses and fees incurred by NBD and/or its counsel in connection with consultants, expert witnesses or other professionals retained by NBD and/or its counsel in order to assist, advise and/or give testimony with respect to any matter relating to the Collateral, the Loan Documents, or the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand (and the Borrower and Riviera shall fully cooperate with such consultant, expert witness or other professional and shall make their premises, books and records, accounting systems, computer systems and other media for the recordation of information available to such persons); and (g) all costs, expenses and fees incurred by NBD in connection with any environmental investigations including but not limited to Phase I, Phase II and Phase III environmental audits (and the Borrower and Riviera agree that NBD and/or its agents may enter on their premises at any time to conduct such environmental investigations). Nothing contained in this paragraph shall, or is intended to, expand the liability of Rieth and Holding beyond that contained in the Limited Guaranty Documents.


          All of the foregoing costs, expenses and reimbursement obligations, set forth in this section (the "Costs") shall be part of the Obligations, and shall be secured by all of the Collateral. The costs shall be paid within 10 days of written request from NBD.


          For purposes hereof "Claims" shall mean any demand, claim, action or cause of action, damage, liability, loss, cost, debt, expense, obligation, tax, assessment, charge, lawsuit, contract, agreement, undertaking or deficiency, of any kind or nature, whether known or unknown, fixed, actual, accrued or contingent, liquidated or unliquidated (including interest, penalties, attorneys' fees and other costs and expenses incident to proceedings or investigations relating to any of the foregoing or the defense of any of the foregoing), whether or not litigation has commenced.


     17. OTHER DOCUMENTS. The Borrower and Riviera agree to execute and deliver any and all documents reasonably deemed necessary or appropriate by NBD or counsel to NBD to carry out the intent of and/or to implement the Loan Documents or this Agreement, including, but not limited to, such documentation necessary to grant NBD a lien, mortgage and/or security interest in any assets of the Borrower and Riviera presently not subject to a lien, mortgage or encumbrance in favor of NBD to secure the Obligations.


     18. CROSS DEFAULT/REMEDIES. An Event of Default under the terms of this Agreement shall be considered an event of default, an event of acceleration and a default under each document and agreement comprising the Loan Documents and an event of default, an event of acceleration or a default under any document or agreement comprising the Loan Documents, (other than the Existing Defaults), shall be considered an Event of Default under the terms of this Agreement, and all of the other Loan Documents. Upon the occurrence of an Event of Default under this Agreement or any event of default, event of acceleration or default under any document or agreement comprising the Loan Documents, or any document executed in connection herewith, or referenced herein, and without prior notice of or an opportunity to cure such event of default, event of acceleration or default, except as otherwise provided herein, (a) NBD shall have the right to exercise any rights or remedies provided in this Agreement, the Loan

Documents, or applicable law, (including, without limitation, the right to offset any accounts of the Borrower or Riviera with NBD), (b) NBD may deem the Forbearance Period to be expired, and (c) upon NBD's election, but without further notice, all of the Obligations shall be immediately due and payable. IN ANY EVENT, FROM AND AFTER THE CLOSE OF BUSINESS ON JUNE 30, 1996, NBD MAY IMMEDIATELY TAKE ACTION TO ENFORCE ALL OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS, THIS AGREEMENT OR APPLICABLE LAW, INCLUDING, BUT NOT LIMITED TO, COLLECTION OF THE BORROWER'S OBLIGATIONS.


     19. DOCUMENTS CONTINUE. Except as expressly modified and amended by the terms of this Agreement, all of the terms and conditions of the Loan Documents remain in full force and effect and are hereby ratified, confirmed and approved. If there is an express conflict between the terms of this Agreement and the terms of the Loan Documents, the terms of this Agreement shall govern and control.


     20. RESERVATION OF RIGHTS/NO WAIVERS. This Agreement grants a conditional and limited forbearance until June 30, 1996, only, upon the terms and conditions set forth in this Agreement. Notwithstanding anything to the contrary in this Agreement, all of NBD's rights and remedies against the Borrower, Riviera, third parties, and/or the Collateral and/or any rights of NBD under the Limited Guaranty Documents are expressly reserved, including, without limitation, all rights and remedies resulting from, or arising in connection with, the Existing Defaults. Likewise, nothing herein shall be deemed to constitute a waiver of any defaults existing as of the date hereof, a further worsening of the Existing Defaults or new events of default, events of acceleration or defaults or shall in any way prejudice the rights or remedies of NBD under the Loan Documents or applicable law. Further, NBD shall have the right to waive any conditions set forth in this Agreement and/or the Loan Documents, in its sole and unfettered discretion. And any such waiver shall not prejudice, waive or reduce any other right or remedy which NBD may have against the Borrower or Riviera, or any rights of NBD under the Limited Guaranty Documents. However, the other parties to this Agreement and the Loan Documents, understand that no waiver by NBD of the rights or any condition of this Agreement and/or the Loan Documents shall be effective unless the same shall be contained in writing signed by an authorized agent of NBD.


     21. CREDIT INQUIRIES. In the event customers, buyers, potential financing sources or other parties make inquiry of NBD as to the current lending relationship between NBD, on the one hand, and the Borrower or Riviera, on the other hand, the parties agree that NBD may refer such inquiries to the Borrower or Riviera.


     22. AUTHORITY. Each party executing this Agreement in a representative capacity represents and warrants that he or she has authority to execute this Agreement and legally bind the entity he or she represents.

     23.  MISCELLANEOUS.

          (a) This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and may be modified or amended only by a writing signed by the party to be charged.


          (b) This Agreement is governed by the internal laws of the State of Michigan (without regard to conflicts of law principles).


          (c) This Agreement may be executed in counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument, and facsimile copies of signatures shall be treated as original signatures for all purposes.


          (d) This Agreement is binding on each of the Borrower and Riviera and their respective successors and assigns and shall inure to the benefit of NBD and its successors and assigns.


          (e) If any provision of this Agreement is in conflict with any applicable statute or rule of law or otherwise unenforceable, such offending provision shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Agreement.


          (f) Defined terms used in this Agreement without definition shall have the meanings given to them under the Credit Agreement.


     24. NO OTHER PROMISES OR INDUCEMENTS. There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Agreement other than those which are set forth in this Agreement.


     25. WAIVER OF JURY TRIAL AND ACKNOWLEDGEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. NBD, THE BORROWER AND RIVIERA EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES BETWEEN NBD AND ANY OTHER PARTY HERETO ARISING OUT OF OR IN ANY RELATION TO THIS AGREEMENT OR ANY OTHER AGREEMENTS OR RELATIONSHIPS BETWEEN THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.

          EACH OF THE BORROWER AND RIVIERA ACKNOWLEDGES THAT (1) IT HAS BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL AND OTHER ADVISORS OF ITS CHOICE AND, AFTER CONSULTING WITH SUCH COUNSEL AND ADVISORS, KNOWINGLY, VOLUNTARILY AND WITHOUT DURESS, COERCION, UNLAWFUL RESTRAINT, INTIMIDATION OR COMPULSION, ENTERS INTO THIS AGREEMENT, BASED UPON SUCH ADVICE AND COUNSEL AND IN THE EXERCISE OF ITS BUSINESS JUDGMENT, (2) THIS AGREEMENT HAS BEEN ENTERED INTO IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH THE PARTIES HERETO ACKNOWLEDGE, (3) IT HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND IS NOT RELYING ON THE OPINIONS OR ADVICE OF NBD OR ITS AGENTS OR REPRESENTATIVES IN ENTERING INTO THIS AGREEMENT.


     26. STATUTE OF FRAUDS. THIS WRITTEN FORBEARANCE AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.



                                          NBD BANK




                                          By:   Timothy G. Skillman
                                             ---------------------------

                                             Its: Vice President
                                                 -----------------------
[Signatures continue on following pages]

[Signatures continued from previous page]



                                      RIVIERA DIE & TOOL, INC.

                                      By:       Peter C. Canepa
                                         ------------------------------

                                      Its: C.F.O.
                                           ----------------------------

Subscribed and sworn to before me this ____  day of February, 1996.




Carol S. Simonson
---------------------------
Notary Public, Kent County, Michigan
My Commission Expires Oct. 5, 2000



                                      RIVIERA TOOL COMPANY

                                      By:       Peter C. Canepa
                                         ------------------------------

                                      Its: C.F.O.
                                           ----------------------------


Subscribed and sworn to before me this 9th day of February, 1996.




Carol S. Simonson
---------------------------
Notary Public, Kent County, Michigan
My Commission Expires Oct. 5, 2000

                    FIFTEENTH AMENDMENT TO CREDIT AGREEMENT
                       AND RESTATED FORBEARANCE AGREEMENT



     NBD Bank, formerly known as NBD Bank, N.A., successor by merger to the interests of NBD Grand Rapids, N.A. ("NBD" or the "Bank"), Riviera Die & Tool, Inc. (formerly known as R.D.T., Inc.), a Michigan Corporation (the "Borrower"), and Riviera Tool Company, a Michigan Corporation ("Riviera") enter into this Fourteenth Amendment to Credit Agreement and Restated Forbearance Agreement (the "Agreement") effective as of the 1st day of April, 1996.



                                    RECITALS

     A. The Borrower and the Bank entered into a Credit Agreement dated April 20, 1988, as amended by a First Amendment to Credit Agreement dated August 31, 1988, a Second Amendment to Credit Agreement dated January 30, 1989, a Third Amendment to Credit Agreement dated January 30, 1990, a Fourth Amendment to Credit Agreement dated May 16, 1991, a Fifth Amendment to Credit Agreement dated July 31, 1992, a Sixth Amendment to Credit Agreement dated January 31, 1993, a Seventh Amendment to Credit Agreement dated March 31, 1993, an Eighth Amendment to Credit Agreement dated July 26, 1993, a Ninth Amendment to Credit Agreement dated March 4, 1994, a Forbearance Agreement dated April 14, 1994 (the "Original Forbearance Agreement"), a Tenth Amendment to Credit Agreement and Restated Forbearance Agreement dated May 5, 1994, an Eleventh Amendment to Credit Agreement and Restated Forbearance Agreement dated as of December 1, 1994, and a Twelfth Amendment to Credit Agreement and Restated Forbearance Agreement dated as of May 1, 1995, a Thirteenth Amendment to Credit Agreement and Restated Forbearance Agreement dated as of September 1, 1995, and a Fourteenth Amendment to Credit Agreement and Restated Forbearance Agreement effective as of January 1, 1996 (collectively, the "Credit Agreement") by which the Bank has made certain credit facilities available to the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement.



     B. Pursuant to the Credit Agreement, the Borrower has executed two (2) promissory notes: (i) the Fourteenth Amended and Restated Working Capital Revolving Credit Note in the original principal amount of $9,000,000.00 dated as of January 1, 1996 (the "Working Capital Revolving Credit Note"); and (ii) a Fifth Amended and Restated Term Note in the original principal amount of $816,962.00 dated as of January 1, 1996 (the "Term Note").



     C. In connection with the Credit Agreement, Riviera executed and delivered to the Bank a Guaranty dated April 20, 1988, pursuant to which, among other things, Riviera guarantied all of the Borrower's obligations (including the Obligations as defined below) to the Bank, whether then existing or thereafter arising or created (the "Riviera Guaranty").



     D. In addition, Kenneth Rieth ("Rieth") and Riviera Holding Company ("Holding") (collectively, Rieth and Holding may be hereinafter referred to as the "Limited Guarantors") each executed and delivered Guaranties and Continuing Pledge Agreements (the "Limited Guaranty Documents") dated August 4, 1992 and July 26, 1993.



     E. As of March 25, 1996, there was (i) $9,688,762.66 in principal indebtedness owing by the Borrower under the Working Capital Revolving Credit Note and (ii) $576,962.00 in principal indebtedness owing by the Borrower pursuant to the Term Note. These sums, together with accrued but unpaid interest, costs and expenses (including attorneys' fees), as well as all other present and future obligations of the Borrower to the Bank, including, but not limited to, obligations arising under or in connection with the Loan Documents (as defined below) or any other document executed in connection therewith or subsequent thereto by the Borrower in favor of the Bank are hereinafter referred to as the "Obligations".



     F. On April 20, 1988, the Borrower executed and delivered to NBD a Security Agreement (Accounts, General Intangibles and Chattel Paper), a Security Agreement (Inventory) and a Security Agreement (Equipment), as amended by a First Amendment to each of the above-described Security Agreements dated January 30, 1989 (the "Borrower Security Agreements") wherein Borrower granted to NBD a valid, perfected, indefeasible and enforceable first priority lien and security interest in favor of the Bank in all of the Borrower's present and future personal property, including, but not limited to, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof with the exception of certain property described in Section 5.8 of the Credit Agreement. For convenience, all of the collateral referred to in the Borrower Security Agreements, together with all other collateral described in and/or granted in connection with any of the Loan Documents (as hereinafter defined), together with all collateral heretofore, simultaneously herewith or hereafter granted to the Bank by the Borrower to secure any of the Borrower's or any other parties' present or future obligations to the Bank, is collectively referred to as the "Borrower Collateral".



     G. On April 20, 1988, Riviera executed and delivered to NBD a Security Agreement (Accounts, General Intangibles and Chattel Paper), a Security Agreement (Inventory) and a Security Agreement (Equipment) (the "Riviera Security Agreements") wherein Riviera granted to NBD a valid, perfected, indefeasible and enforceable first priority lien and security interest in favor of the Bank in all of Riviera's present and future personal property, including, but not limited to, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof. For convenience, all of the collateral referred to in the Riviera Security Agreements, together with all other collateral described in and/or granted in connection with any of the Loan Documents (as hereinafter defined), together with all collateral heretofore, simultaneously herewith or hereafter granted to the Bank by Riviera to secure any of Riviera's or any other parties' present or future obligations to the Bank, is collectively referred to as the "Riviera Collateral".

     H. The Borrower and Riviera acknowledge and agree that (i) the Obligations are due the Bank without setoff, recoupment, defense or counterclaim, in law or equity, of any nature or kind; (ii) the Obligations are secured by valid, perfected, indefeasible, enforceable first priority liens and security interests (except as permitted by Section 5.8 of the Credit Agreement) in favor of the Bank in, among other things, (a) all of the Borrower's present and future personal property, including, without limitation, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof, and (b) all of Riviera's present and future personal property, including, without limitation, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof, and (c) the collateral described in the Limited Guaranty Documents. For convenience, the Credit Agreement, the Working Capital Revolving Credit Note, the Term Note (collectively, the "Notes"), the Borrower Security Agreements, the Riviera Guaranty, the Riviera Security Agreements, the Limited Guaranty Documents, the Original Forbearance Agreement, this Agreement and any other document executed therewith or subsequent thereto by the Borrower in favor of the Bank are hereinafter referred to as the "Loan Documents". For convenience, all of the Borrower Collateral, the Riviera Collateral and the collateral referenced in the Limited Guaranty Documents shall hereinafter be referred to as the "Collateral".



     I. The Borrower and Riviera reaffirm, ratify, confirm and approve their obligations and duties under the Loan Documents as modified by this Agreement.



     J. Borrower and Riviera, jointly, jointly and severally and severally, reaffirm, ratify and confirm the liens, assignments and security interests granted to NBD under the Loan Documents and confirm that any and all collateral granted to NBD by any party for the purpose of securing repayment of all or any part of the Borrower's or Riviera's obligations (including the Obligations) owed to NBD, including, but not limited to the Collateral, shall constitute and serve as collateral for any and all of the obligations and duties of the Borrower and Riviera to NBD (including the Obligations), whether now existing or hereafter arising.



     K. Borrower and Riviera each acknowledge that prior to November 1, 1995, there were defaults under the Loan Documents as follows (collectively, the "Existing Defaults"):


          (1) The Working Capital of Riviera and the Borrower, determined on a consolidated basis, is less than $200,000 (minus $3,083,000 as of October 31, 1995.



          (2) As of December 28, 1995, the aggregate principal amount outstanding under the Working Capital Revolving Credit, exceeded the Borrowing Base by ($222,000) (the "Borrowing Base Deficiency").

Borrower and Riviera represent and warrant that, to the best of their knowledge, after due inquiry and investigation, they are unaware of any other Events of Default (as defined in the Credit Agreement) or defaults under any of the Loan Documents or this Agreement or of any event that, with the passage of time, notice, or both, would become an Event of Default or a default under the Loan Documents or this Agreement.



     L. Borrower and Riviera also acknowledge that based on the Existing Defaults, NBD has the right, without further notice, to accelerate all of the Obligations, demand payment in full and enforce its rights under the Loan Documents and applicable law.



     M. Borrower and Riviera further acknowledge and agree that the actions taken by the Bank to date are reasonable and appropriate under the circumstances, are within NBD's rights under the Loan Documents and applicable law and do not constitute interference with or control over the business operations of any of the parties hereto.



     N. Borrower and Riviera have requested that NBD continue to forbear from enforcing its rights and remedies under the Loan Documents and applicable law for an additional period through June 30, 1996, to afford such parties an opportunity to consummate a sale of Borrower or its assets or refinancing from one or more third parties which will result in payment of the Obligations in full. Borrower has represented to NBD that it has entered into a Letter of Intent with EWI, Inc. dated June 22, 1995 (which continues in full force and effect as of the date hereof) to sell substantially all of the assets of Borrower and is continuing negotiations for the sale of Borrower. Borrower has further represented that it believes these efforts will result in payment in full of the Obligations as well as the obligations of New Leap Corporation, Leap Technologies, Inc. and Riviera Plastic Products Company to NBD.



     O. Borrower and Riviera have additionally requested that the Bank extend the November 30, 1995 maturity date on the Working Capital Revolving Credit Note and the Term Note until June 30, 1996.



     P. The Borrower and Riviera acknowledge and agree that (i) NBD has fully performed all of its obligations under the Loan Documents and all other agreements between NBD and such parties; (ii) any future loans will be made at NBD's sole and unfettered discretion; and (iii) NBD has not made any representations of any kind or nature that funding in any amount will continue or that the Forbearance Period (as defined in Section 1 below) will be extended beyond June 30, 1996. NBD HAS INFORMED BORROWER AND RIVIERA THAT IT DOES NOT INTEND TO EXTEND THE FORBEARANCE PERIOD BEYOND JUNE 30, 1996, AND THAT THEY SHOULD PAY NBD IN FULL ON OR BEFORE THAT DATE. NBD HAS ADVISED THE PARTIES THAT FROM AND AFTER JUNE 30, 1996, NBD MAY TAKE ANY AND ALL STEPS TO SATISFY THE OBLIGATIONS INCLUDING, BUT NOT LIMITED TO, ENFORCEMENT PROCEEDINGS, CESSATION OF ADVANCES OR REDUCTION OF ADVANCE RATES UNDER THE BORROWING

BASE, REDUCTION IN THE CAP ON THE WORKING CAPITAL REVOLVING CREDIT, INCREASED INTEREST RATES AND FEES OR SUCH OTHER ACTIONS AS NBD MAY, IN ITS SOLE DISCRETION, DEEM APPROPRIATE,


     NOW, THEREFORE, based on the foregoing Recitals (which are incorporated in this Agreement as and shall constitute representations, warranties and covenants of the respective parties to this Agreement, as the case may be), and for other good and valuable consideration, the parties hereto agree as follows:



     1.   FORBEARANCE. Subject to the following conditions precedent in this
Section 1 and subject to the other terms of this Agreement, NBD agrees to forbear from enforcing its rights and remedies based on the Existing Defaults, through the earlier of (i) a further or additional default or Event of Default under the Loan Documents (including a worsening of the Existing Defaults); (ii) a default or Event of Default under this Agreement; or (iii) June 30, 1996 (the "Forbearance Period"):



          (a) Simultaneously with the execution of this Agreement, receipt by NBD of an executed Fifteenth Amended and Restated Working Capital Revolving Credit Note in substantially the form attached hereto as Exhibit 1(a);



          (b) Simultaneously with the execution of this Agreement, receipt by NBD of an executed copy of the Reaffirmation and Release Agreement in substantially the form attached hereto as Exhibit 1(c);



          (c) Simultaneously with the execution of this Agreement, receipt by NBD of a fully-executed copy of this Agreement acknowledged by counsel to the Borrower and Riviera;



          (d) Simultaneously with the execution of this Agreement, Borrower shall make all payments currently due under the Loan Documents.



          (e) NBD receives such other additional documentation necessary to carry out the intent and purposes of this Agreement.



     2. ALL OBLIGATIONS DUE. ALL OF THE OBLIGATIONS INCLUDING, WITHOUT LIMITATION, OBLIGATIONS UNDER THE CREDIT AGREEMENT, THE WORKING CAPITAL REVOLVING CREDIT NOTE, THE TERM NOTE AND THIS AGREEMENT SHALL BE DUE AND PAYABLE ON THE EARLIER OF (i) A DEFAULT, AN EVENT OF DEFAULT OR BREACH OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, OR (ii) JUNE 30, 1996.



     3. NO FURTHER FORBEARANCE IMPLIED. THE BORROWER AND RIVIERA ACKNOWLEDGE THAT (a) NBD DOES NOT INTEND, NOR DOES NBD HAVE ANY

OBLIGATION, TO EXTEND LOANS, ADVANCES OR OTHER FINANCIAL ACCOMMODATIONS TO THE PARTIES HERETO BEYOND JUNE 30, 1996, (b) NBD DOES NOT INTEND TO FORBEAR FROM ENFORCING ITS RIGHTS AND REMEDIES AFTER JUNE 30, 1996, AND NOTHING CONTAINED HEREIN OR OTHERWISE IS INTENDED TO BE A PROMISE OR AGREEMENT TO MAKE ADVANCES UNDER THE WORKING CAPITAL REVOLVING CREDIT NOTE AFTER JUNE 30, 1996 OR TO EXTEND THE TERMS OF THIS AGREEMENT BEYOND JUNE 30, 1996, (c) ALL OF THE OBLIGATIONS ARE DUE, ABSENT AN EARLIER DEFAULT UNDER THE LOAN DOCUMENTS, ON OR BEFORE JUNE 30, 1996, AND (d) NBD INTENDS TO TAKE ANY STEPS NECESSARY TO ASSURE SATISFACTION OF THE OBLIGATIONS IN FULL BY JUNE 30, 1995 OR AS SOON THEREAFTER AS POSSIBLE. THE BORROWER, RIVIERA, RIETH AND HOLDING HAVE BEEN ADVISED THAT THEY SHOULD PURSUE ALTERNATIVE FINANCING SOURCES.



     4. COLLATERAL. As noted in the Recitals, Borrower and Riviera have granted to NBD a valid, perfected, indefeasible, enforceable first priority lien and security interest in and to all of their respective personal property (except as permitted by Section 5.8 of the Credit Agreement). As an accommodation to the Borrower, NBD, from time to time, has executed and filed UCC-3 partial releases with respect to certain specific equipment. Notwithstanding the filing of these partial releases, the Borrower hereby ratifies and grants to NBD a continuing security interest in all of its personal property, including such equipment referenced in the UCC-3 partial releases.



     5.   AMENDMENTS TO CREDIT AGREEMENT.

               (i) Section 2.1 of the Credit Agreement is hereby amended in its entirety to read as follows:



               "2.1   Loan.  Subject to all of the terms and conditions hereof,
          the Bank may, in its sole and unfettered discretion, lend to the Borrower from time to time through June 30, 1996, such sums in multiples of Twenty-Five Thousand Dollars ($25,000.00) as may be requested from time to time by the Borrower in a manner specified by the Bank, provided that the aggregate principal amount outstanding at any time pursuant to the provisions of this Section 2.1 shall not exceed the lesser of (a) through and including May 31, 1996, Ten Million Five Hundred Thousand Dollars ($10,500,000.00) and (b) commencing June 1, 1996 and continuing thereafter, Nine Million Dollars ($9,000,000.00) (the "Working Capital Revolving Credit") or the Borrowing Base. In the event the principal amount outstanding at any time shall exceed said amounts, the Borrower shall forthwith pay to the Bank an amount sufficient to eliminate such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, prepay pursuant to Section 2.3, and reborrow under this Section 2.1. Upon the execution of this Agreement, the Borrower shall execute and deliver to the Bank a revolving credit demand note in the form of Exhibit 1(a) attached hereto (the "Fifteenth Amended and Restated Working Capital Revolving Credit Note"), the terms of which are incorporated herein by reference. All commitments by the Bank on behalf of the Borrower by way of instrument certification, letter of credit or similar device shall be considered loans pursuant to this Section 2.1."



     6. NEGATIVE COVENANTS. During the Forbearance Period, without the prior written consent of the Bank, the Borrower and Riviera shall not:



          (a) RESTRICTION ON LIENS. Create or permit to be created or allow to exist any new, additional or expanded lien upon any property or assets now owned or acquired in the future by the Borrower and Riviera.



          (b) RESTRICTION ON INDEBTEDNESS. Create, incur, assume, suffer to exist, have outstanding or in any manner become liable in respect of any indebtedness for money other than the Obligations or indebtedness incurred in the ordinary course of the business of the Borrower for necessary materials and services.



          (c) CAPITAL ASSET EXPENDITURE. Expend sums for the acquisition of capital assets, including payments under any new lease of real or personal property.



          (d) SALE AND LEASEBACK. Enter into any new agreement providing for the leasing by the Borrower of property which has been or is to be sold or transferred by the Borrower or lessor of the property.



          (e) TRANSACTIONS WITH AFFILIATES. Enter into, or permit or suffer to exist, any transaction or arrangement with any Affiliate, except on terms which are no less favorable to the Borrower than could be obtained from persons who are not Affiliates in arm's length transactions.



     7. NO OVERDRAFTS. Borrower and Riviera agree that they will not create any overdrafts in any accounts at NBD. Furthermore, Borrower and Riviera acknowledge and agree that NBD shall not, under any circumstances, be required to honor any checks or other items presented to NBD for payment for which there are insufficient available funds in Borrower's account at NBD for payment and NBD may return any such items so presented. In the event that such items are not returned, this shall not create any right or expectation that such overdrafts will be tolerated or permitted in the future.

     8. TAXES. Borrower and Riviera represent that they are paying all taxes on a timely basis except as set forth on Exhibit 9 attached hereto.

     9. EVENTS OF DEFAULT. In addition to any other defaults or Events of Default contained in any of the Loan Documents, the following shall constitute an Event of Default under this Agreement and each of the Loan Documents:

         (a) any further or additional Events of Default, events of acceleration or defaults provided for in any of the Loan Documents (including a worsening of any of the Existing Defaults for any reason other than the impact of the restructuring transaction between the Borrower and Heller Financial Leasing, Inc. and Banc One Leasing Corporation entered into in April of 1994);

         (b) if any representation or warranty made by Borrower or Riviera in this Agreement or in connection with the negotiation hereof is untrue as of the date made or hereafter becomes untrue;

         (c) the Borrower and/or Riviera shall at any time fail to observe, perform or comply with any Dominion of Funds Agreement with NBD;

         (d)  there shall exist at any time a Borrowing Base Deficiency;

         (e) any lender, supplier, creditor or lessor shall (i) accelerate any obligations of the Borrower or Riviera, due to a default by Borrower or Riviera under any agreement with any creditor in excess of $25,000 to such creditor or shall otherwise take any action of any kind or nature to enforce or begin enforcement of its rights or remedies against Borrower or Riviera by reason of such default, or (ii) receive from Borrower or Riviera any prepayments of obligations, any extraordinary payments of outstanding indebtedness or fees, or fees or interest above the level paid to such creditor by Borrower or Riviera as of January 1, 1994;

         (f) any creditor, including, but not limited to, any governmental taxing authority, shall cause a lien to be filed on any of the Collateral (other than a lien for taxes not yet due and payable); and

     10. RELEASE. As of the date hereof, the Borrower and Riviera represent and warrant that they are aware of, and possess, no claims or causes of action against the Bank. Notwithstanding this representation and as further consideration for the agreements and understandings herein, the Borrower and Riviera, individually, jointly and severally, and on behalf of each of their respective officers, directors, employees, agents, executors, successors and assigns, hereby release NBD, its officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns from any liability, claim, right or cause of action which now exists or hereafter arises, whether known or unknown, arising from events occurring prior to and in any way related to facts in existence as of the date hereof. By way of example and not limitation, the foregoing includes any claims in any way related to actions taken or omitted to be taken by NBD under the Loan Documents, or this Agreement and the business relationship with NBD.

     11. AUTHORIZATION TO DEBIT ACCOUNT. In the event that any payment called for by the Loan Documents, this Agreement (or any agreement referred to or incorporated herein) or any other present or future agreements between NBD or any of its affiliates and the Borrower and/or Riviera are not paid when and as called for under the terms of such agreement, then NBD may debit any of such accounts of the Borrower and/or Riviera at NBD or any of its affiliates for such amount. In the event of such a debit, NBD or any of its affiliates will use its best efforts to notify the Borrower and/or Riviera of such debit within two (2) business days. The fact that NBD or any of its affiliates had debited any of the accounts of the Borrower and/or Riviera at NBD or any of its affiliates shall in no way whatsoever waive or diminish any default for failure to make such payments when and as due.

     12. SETOFF. Upon the occurrence of a default, NBD is hereby authorized at any time and from time to time, without notice to the Borrower or Riviera (any such notice being expressly waived), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by NBD to or for the credit or the account of the Borrower and/or Riviera against any and all of the Obligations, now or hereafter existing, including those under this Agreement or the Loan Documents or any of the Notes or any other agreement or instrument, irrespective of whether or not NBD shall have made any demand under this Agreement or any Note or otherwise. The Bank agrees to promptly notify the Borrower and/or Riviera after any such setoff and application provided that the failure to give such notice shall not affect the validity of such setoff and application and shall not create any claims or liabilities against NBD. The rights of NBD under this section shall not require maturity of any indebtedness and are in addition to other rights and remedies (including, without limitation, other rights of setoff) which NBD may have.

     13. VERIFICATION OF ACCOUNTS/AUDITS. The Borrower and Riviera agree that NBD, through its employees or authorized agents, shall be permitted to send a letter to and otherwise contact each of its respective account debtors to verify account receivable balances. In addition, NBD, an accountant or accounting firm retained by NBD and other advisors, representatives or agents of NBD shall be permitted full and complete access to the Borrower's and Riviera's facilities and books and records to conduct audits as often as NBD reasonably desires. The reasonable cost of such audits ("Audit Fees"), whether conducted by NBD (in which case NBD shall be entitled to make a reasonable charge, plus out-of-pocket costs and expenses), an accountant or accounting firm retained by NBD or other advisors, representatives or agents of

NBD (including, but not limited to, Curtis Enterprises Inc.) shall be part of the Obligations and shall be secured by all of the Collateral.

     14. EXPENSES, FEES AND COSTS; INDEMNIFICATION. The Borrower and Riviera, jointly and severally, shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by NBD, including fees of counsel and court costs, in any way arising from or in connection with this Agreement, any of the Collateral, any of the Loan Documents, any of the Obligations or the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand, including, without limitation, (a) Audit Fees; (b) all fees and expenses (including recording fees and insurance policy fees) of NBD and counsel for NBD for the preparation, examination, approval, negotiation, execution and delivery of, or the closing of any of the transactions contemplated by, this Agreement or any of the Loan Documents; (c) all fees and out-of-pocket disbursements incurred by NBD, including attorneys' fees and accountants' fees, in any way arising from or in connection with any action taken by NBD to monitor, advise, administer, enforce or collect any of the Obligations (including under this Agreement and the Loan Documents) or any other obligations of the Borrower or Riviera, whether joint, joint and several, or several, under this Agreement, any of the Loan Documents or any other existing or future document or agreement, or arising from or relating to the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand, including any actions to lift the automatic stay or to otherwise in any way monitor or participate in any bankruptcy, reorganization or insolvency proceeding of the Borrower or Riviera; (d) all expenses and fees (including attorneys' fees) incurred in relation to, in connection with, in defense of and/or in prosecution of any litigation instituted by any one or more of the Borrower, Riviera, Holding, Rieth, NBD or any third party against or involving NBD arising from, relating to, or in connection with any of the Obligations or any Guarantor's obligations, this Agreement, any of the Collateral, any of the Loan Documents or the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand, including any so-called "lender liability" action, any claim and delivery or other action for possession of, or foreclosure on, any of the Collateral, post-judgment enforcement of any rights or remedies including enforcement of any judgments, and prosecution of any appeals (whether discretionary or as of right and whether in connection with pre-judgment or post-judgment matters);
(e) all costs, expenses and fees incurred by NBD or its agents in connection with appraisals and reappraisals of all or any of the Collateral (and the Borrower and Riviera shall fully cooperate with such appraisers and make their property available for appraisal in connection with as many appraisals as NBD may request); (f) all costs, expenses and fees incurred by NBD and/or its counsel in connection with consultants, expert witnesses or other professionals retained by NBD and/or its counsel in order to assist, advise and/or give testimony with respect to any matter relating to the Collateral, the Loan Documents, or the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand (and the Borrower and Riviera shall fully cooperate with such consultant, expert witness or other professional and shall make their premises, books and records, accounting systems, computer systems and other media for the recordation of information available to such persons); and (g) all costs, expenses and fees incurred by NBD in connection with any environmental investigations including but not limited to Phase I, Phase II and Phase III environmental audits (and the Borrower and Riviera agree that NBD and/or its agents may enter on their premises at any time to conduct such environmental investigations). Nothing contained in this paragraph shall, or is intended to, expand the liability of Rieth and Holding beyond that contained in the Limited Guaranty Documents.

          All of the foregoing costs, expenses and reimbursement obligations, set forth in this section (the "Costs") shall be part of the Obligations, and shall be secured by all of the Collateral. The costs shall be paid within 10 days of written request from NBD.

          For purposes hereof "Claims" shall mean any demand, claim, action or cause of action, damage, liability, loss, cost, debt, expense, obligation, tax, assessment, charge, lawsuit, contract, agreement, undertaking or deficiency, of any kind or nature, whether known or unknown, fixed, actual, accrued or contingent, liquidated or unliquidated (including interest, penalties, attorneys' fees and other costs and expenses incident to proceedings or investigations relating to any of the foregoing or the defense of any of the foregoing), whether or not litigation has commenced.

     15. OTHER DOCUMENTS. The Borrower and Riviera agree to execute and deliver any and all documents reasonably deemed necessary or appropriate by NBD or counsel to NBD to carry out the intent of and/or to implement the Loan Documents or this Agreement, including, but not limited to, such documentation necessary to grant NBD a lien, mortgage and/or security interest in any assets of the Borrower and Riviera presently not subject to a lien, mortgage or encumbrance in favor of NBD to secure the Obligations.

     16. CROSS DEFAULT/REMEDIES. An Event of Default under the terms of this Agreement shall be considered an event of default, an event of acceleration and a default under each document and agreement comprising the Loan Documents and an event of default, an event of acceleration or a default under any document or agreement comprising the Loan Documents, (other than the Existing Defaults), shall be considered an Event of Default under the terms of this Agreement, and all of the other Loan Documents. Upon the occurrence of an Event of Default under this Agreement or any event of default, event of acceleration or default under any document or agreement comprising the Loan Documents, or any document executed in connection herewith, or referenced herein, and without prior notice of or an opportunity to cure such event of default, event of acceleration or default, except as otherwise provided herein, (a) NBD shall have the right to exercise any rights or remedies provided in this Agreement, the Loan Documents, or applicable law, (including, without limitation, the right to offset any accounts of the Borrower or Riviera with NBD), (b) NBD may deem the Forbearance Period to be expired, and (c) upon NBD's election, but without further notice, all of the Obligations shall be immediately due and payable. IN ANY EVENT, FROM AND AFTER THE CLOSE OF BUSINESS ON JUNE 30, 1996, NBD MAY IMMEDIATELY TAKE ACTION TO ENFORCE

ALL OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS, THIS AGREEMENT OR APPLICABLE LAW, INCLUDING, BUT NOT LIMITED TO, COLLECTION OF THE BORROWER'S OBLIGATIONS.

     17. DOCUMENTS CONTINUE. Except as expressly modified and amended by the terms of this Agreement, all of the terms and conditions of the Loan Documents remain in full force and effect and are hereby ratified, confirmed and approved. If there is an express conflict between the terms of this Agreement and the terms of the Loan Documents, the terms of this Agreement shall govern and control.

     18. RESERVATION OF RIGHTS/NO WAIVERS. This Agreement grants a conditional and limited forbearance until June 30, 1996, only, upon the terms and conditions set forth in this Agreement. Notwithstanding anything to the contrary in this Agreement, all of NBD's rights and remedies against the Borrower, Riviera, third parties, and/or the Collateral and/or any rights of NBD under the Limited Guaranty Documents are expressly reserved, including, without limitation, all rights and remedies resulting from, or arising in connection with, the Existing Defaults. Likewise, nothing herein shall be deemed to constitute a waiver of any defaults existing as of the date hereof, a further worsening of the Existing Defaults or new events of default, events of acceleration or defaults or shall in any way prejudice the rights or remedies of NBD under the Loan Documents or applicable law. Further, NBD shall have the right to waive any conditions set forth in this Agreement and/or the Loan Documents, in its sole and unfettered discretion. And any such waiver shall not prejudice, waive or reduce any other right or remedy which NBD may have against the Borrower or Riviera, or any rights of NBD under the Limited Guaranty Documents. However, the other parties to this Agreement and the Loan Documents, understand that no waiver by NBD of the rights or any condition of this Agreement and/or the Loan Documents shall be effective unless the same shall be contained in writing signed by an authorized agent of NBD.

     19. CREDIT INQUIRIES. In the event customers, buyers, potential financing sources or other parties make inquiry of NBD as to the current lending relationship between NBD, on the one hand, and the Borrower or Riviera, on the other hand, the parties agree that NBD may refer such inquiries to the Borrower or Riviera.

     20. AUTHORITY. Each party executing this Agreement in a representative capacity represents and warrants that he or she has authority to execute this Agreement and legally bind the entity he or she represents.

     21.  MISCELLANEOUS.

          (a) This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and may be modified or amended only by a writing signed by the party to be charged.

          (b) This Agreement is governed by the internal laws of the State of Michigan (without regard to conflicts of law principles).

          (c) This Agreement may be executed in counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument, and facsimile copies of signatures shall be treated as original signatures for all purposes.

          (d) This Agreement is binding on each of the Borrower and Riviera and their respective successors and assigns and shall inure to the benefit of NBD and its successors and assigns.

          (e) If any provision of this Agreement is in conflict with any applicable statute or rule of law or otherwise unenforceable, such offending provision shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Agreement.

          (f) Defined terms used in this Agreement without definition shall have the meanings given to them under the Credit Agreement.

     22. NO OTHER PROMISES OR INDUCEMENTS. There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Agreement other than those which are set forth in this Agreement.

     23. WAIVER OF JURY TRIAL AND ACKNOWLEDGEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. NBD, THE BORROWER AND RIVIERA EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES BETWEEN NBD AND ANY OTHER PARTY HERETO ARISING OUT OF OR IN ANY RELATION TO THIS AGREEMENT OR ANY OTHER AGREEMENTS OR RELATIONSHIPS BETWEEN THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.

          EACH OF THE BORROWER AND RIVIERA ACKNOWLEDGES THAT (1) IT HAS BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL AND OTHER ADVISORS OF ITS CHOICE AND, AFTER CONSULTING WITH SUCH COUNSEL AND ADVISORS, KNOWINGLY, VOLUNTARILY AND WITHOUT DURESS, COERCION, UNLAWFUL RESTRAINT, INTIMIDATION OR COMPULSION, ENTERS INTO THIS AGREEMENT, BASED UPON SUCH ADVICE AND COUNSEL AND IN THE EXERCISE OF ITS BUSINESS JUDGMENT, (2) THIS AGREEMENT HAS BEEN

ENTERED INTO IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH THE PARTIES HERETO ACKNOWLEDGE, (3) IT HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND IS NOT RELYING ON THE OPINIONS OR ADVICE OF NBD OR ITS AGENTS OR REPRESENTATIVES IN ENTERING INTO THIS AGREEMENT.

     24. STATUTE OF FRAUDS. THIS WRITTEN FORBEARANCE AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                                        NBD BANK


                                        By: [SIG]
                                           ------------------------

                                           Its: Vice President
                                               --------------------

                                        RIVIERA DIE & TOOL, INC.

                                        By:   [SIG]
                                           ------------------------

                                           Its: C.F.O.
                                               --------------------


Subscribed and sworn to before me this 27th day of March, 1996.


Carol S. Simonson
--------------------

Notary Public, Kent County,
              ------        ----
My Commission expires:
                      ----------


[Signatures continue on following pages]

[Signatures continued from prior page]



                                        RIVIERA TOOL COMPANY


                                        By: [SIG]
                                           ------------------------

                                           Its: C.F.O.
                                               --------------------



Subscribed and sworn to before me this 27th day of March, 1996.


Carol S. Simonson
--------------------

Notary Public, Kent  County,
               -----        ----
My Commission expires:
                      ----------

                    SIXTEENTH AMENDMENT TO CREDIT AGREEMENT
                       AND RESTATED FORBEARANCE AGREEMENT



     NBD Bank, formerly known as NBD Bank, N.A., successor by merger to the interests of NBD Grand Rapids, N.A. ("NBD" or the "Bank"), Riviera Die & Tool, Inc. (formerly known as R.D.T., Inc.), a Michigan Corporation (the "Borrower") and Riviera Tool Company, a Michigan Corporation ("Riviera") enter into this Sixteenth Amendment to Credit Agreement and Restated Forbearance Agreement (the "Agreement") dated as of the 4th day of October, 1996.


                                    RECITALS

     A. The Borrower and the Bank entered into a Credit Agreement dated April 20, 1988, as amended by a First Amendment to Credit Agreement dated August 31, 1988, a Second Amendment to Credit Agreement dated January 30, 1989, a Third Amendment to Credit Agreement dated January 30, 1990, a Fourth Amendment to Credit Agreement dated May 16, 1991, a Fifth Amendment to Credit Agreement dated July 31, 1992, a Sixth Amendment to Credit Agreement dated January 31, 1993, a Seventh Amendment to Credit Agreement dated March 31, 1993, an Eighth Amendment to Credit Agreement dated July 26, 1993, a Ninth Amendment to Credit Agreement dated March 4, 1994, a Forbearance Agreement dated April 14, 1994 (the "Original Forbearance Agreement"), a Tenth Amendment to Credit Agreement and Restated Forbearance Agreement dated May 5, 1994, an Eleventh Amendment to Credit Agreement and Restated Forbearance Agreement dated as of December 1, 1994, and a Twelfth Amendment to Credit Agreement and Restated Forbearance Agreement dated as of May 1, 1995, a Thirteenth Amendment to Credit Agreement and Restated Forbearance Agreement dated as of September 1, 1995, a Fourteenth Amendment to Credit Agreement and Restated Forbearance Agreement effective as of January 1, 1996, and a Fifteenth Amendment to Credit Agreement and Restated Forbearance Agreement dated effective as of April 1, 1996, as amended by a letter agreement dated September 24, 1996 (collectively, the "Credit Agreement") by which the Bank has made certain credit facilities available to the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement.



     B. Pursuant to the Credit Agreement, the Borrower has executed two (2) promissory notes: (i) the Fifteenth Amended and Restated Working Capital Revolving Credit Note in the original principal amount of $10,500,000.00 dated as of April 1, 1996 (the "Working Capital Revolving Credit Note"); and (ii) a Fifth Amended and Restated Term Note in the original principal amount of $696,962.00 dated as of January 1, 1996 (the "Term Note").



     C. In connection with the Credit Agreement, Riviera executed and delivered to the Bank a Guaranty dated April 20, 1988, pursuant to which, among other things, Riviera guarantied all of the Borrower's obligations (including the Obligations as defined below) to the Bank, whether then existing or thereafter arising or created (the "Riviera Guaranty").

     D. In addition, Rieth and Holding (collectively, Rieth and Holding may be hereinafter referred to as the "Limited Guarantors") each executed and delivered Guaranties and Continuing Pledge Agreements dated August 4, 1992 and July 26, 1993 (the "Limited Guaranty Documents").



     E. As of October 7, 1996, there was (i) $10,045,885.36 in principal indebtedness owing by the Borrower under the Working Capital Revolving Credit Note and (ii) $296,962.00 in principal indebtedness owing by the Borrower pursuant to the Term Note. These sums, together with accrued but unpaid interest, costs and expenses (including attorneys' fees), as well as all other present and future obligations of the Borrower to the Bank, including, but not limited to, obligations arising under or in connection with the Loan Documents (as defined below) or any other document executed in connection therewith or subsequent thereto by the Borrower in favor of the Bank are hereinafter referred to as the "Obligations".



     F. On April 20, 1988, the Borrower executed and delivered to NBD a Security Agreement (Accounts, General Intangibles and Chattel Paper), a Security Agreement (Inventory) and a Security Agreement (Equipment), as amended by a First Amendment to each of the above-described Security Agreements dated January 30, 1989 (the "Borrower Security Agreements") wherein Borrower granted to NBD a valid, perfected, indefeasible and enforceable first-priority lien and security interest in favor of the Bank in all of the Borrower's present and future personal property, including, but not limited to, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof with the exception of certain property described in Section 5.8 of the Credit Agreement. For convenience, all of the collateral referred to in the Borrower Security Agreements, together with all other collateral described in and/or granted in connection with any of the Loan Documents (as hereinafter defined), together with all collateral heretofore, simultaneously herewith or hereafter granted to the Bank by the Borrower to secure any of the Borrower's or any other parties' present or future obligations to the Bank, is collectively referred to as the "Borrower Collateral".


     G. On April 20, 1988, Riviera executed and delivered to NBD a Security Agreement (Accounts, General Intangibles and Chattel Paper), a Security Agreement (Inventory) and a Security Agreement (Equipment) (the "Riviera Security Agreements") wherein Riviera granted to NBD a valid, perfected, indefeasible and enforceable first priority lien and security interest in favor of the Bank in all of Riviera's present and future personal property, including, but not limited to, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof. For convenience, all of the collateral referred to in the Riviera Security Agreements, together with all other collateral described in and/or granted in connection with any of the Loan Documents (as hereinafter defined), together with all collateral heretofore, simultaneously herewith or hereafter granted to the Bank by Riviera to secure any of Riviera's or any other parties' present or future obligations to the Bank, is collectively referred to as the "Riviera Collateral".



     H. The Borrower and Riviera acknowledge and agree that (i) the Obligations are due the Bank without setoff, recoupment, defense or counterclaim, in law or equity, of any nature or kind; (ii) the Obligations are secured by valid, perfected, indefeasible, enforceable first priority liens and security interests (except as permitted by Section 5.8 of the Credit Agreement) in favor of the Bank in, among other things, (a) all of the Borrower's present and future personal property, including, without limitation, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof, and (b) all of Riviera's present and future personal property, including, without limitation, accounts, chattel paper, general intangibles, documents, instruments, inventory, equipment, fixtures and all other tangible and intangible personal property and all proceeds and products thereof, and (c) the collateral described in the Limited Guaranty Documents. For convenience, the Credit Agreement, the Working Capital Revolving Credit Note, the Term Note (collectively, the "Notes"), the Borrower Security Agreements, the Riviera Guaranty, the Riviera Security Agreements, the Limited Guaranty Documents, the Original Forbearance Agreement, this Agreement and any other document executed therewith or subsequent thereto by the Borrower in favor of the Bank are hereinafter referred to as the "Loan Documents". For convenience, all of the Borrower Collateral, the Riviera Collateral and the collateral referenced in the Limited Guaranty Documents shall hereinafter be referred to as the "Collateral".



     I. The Borrower and Riviera reaffirm, ratify, confirm and approve their obligations and duties under the Loan Documents as modified by this Agreement.



     J. Borrower and Riviera, jointly, jointly and severally and severally, reaffirm, ratify and confirm the liens, assignments and security interests granted to NBD under the Loan Documents and confirm that any and all collateral granted to NBD by any party for the purpose of securing repayment of all or any part of the Borrower's or Riviera's obligations (including the Obligations) owed to NBD, including, but not limited to the Collateral, shall constitute and serve as collateral for any and all of the obligations and duties of the Borrower and Riviera to NBD (including the Obligations), whether now existing or hereafter arising.



     K. Borrower and Riviera each acknowledge that currently there are defaults under the Loan Documents as follows (collectively, the "Existing Defaults"):



          1. Consolidated working capital was ($2,335,297.00) as of July 31, 1996 instead of not less than $1,000,000.00 as required by the Loan Documents.



          2. Tangible Net Worth was $5,662,833.00 as of July 31, 1996 instead of not less than $6,000,000.00.

          3. Leverage Ratio was 3.06:1 as of July 31, 1996 instead of not greater than 2.25:1.



          4. The amount outstanding under the Working Capital Revolving Credit Note did not permanently reduce to $9,000,000.00 or below by May 31, 1996.



          5.   The Obligations were not satisfied in full by June 30, 1996.

Borrower and Riviera represent and warrant that, to the best of their knowledge, after due inquiry and investigation, they are unaware of any other Events of Default (as defined in the Credit Agreement) or defaults under any of the Loan Documents or this Agreement or of any event that, with the passage of time, notice, or both, would become an Event of Default or a default under the Loan Documents or this Agreement.



     L. Borrower and Riviera also acknowledge that based on the Existing Defaults, NBD has the right, without further notice, to accelerate all of the Obligations, demand payment in full and enforce its rights under the Loan Documents and applicable law.



     M. Borrower and Riviera further acknowledge and agree that the actions taken by the Bank to date are reasonable and appropriate under the circumstances, are within NBD's rights under the Loan Documents and applicable law and do not constitute interference with or control over the business operations of any of the parties hereto.



     N. Around June 1996, Borrower and Riviera contacted NBD to discuss their desire to merge Borrower into Riviera, with Riviera to be the surviving entity, in accordance with the Agreement of Merger attached as Exhibit N hereto (the "Merger"). Borrower and Riviera have since confirmed to NBD their desire to complete the Merger. As part of this Merger, Holding will be issued a certificate representing 730,000 shares of common stock in the post-merger Riviera, representing 50% of all issued common stock immediately after the Merger, in exchange for its current 50% ownership of Riviera. This new stock in Riviera shall be subject to the Continuing Pledge Agreement given by Holding in favor of NBD dated May 5, 1994, as well as all covenants regarding stock issued or held by Borrower, Riviera or Holding under the Loan Documents. Borrower and Riviera have additionally informed NBD that, subject to NBD's consent, they hope ultimately to issue and sell publicly new stock in Riviera, and apply the proceeds of such sale, together with the proceeds of the refinancing of the Obligations with a new lender, to satisfy the Borrower's Obligations in full.



     O. Borrower and Riviera acknowledge that, under the terms of the Loan Documents, the Merger will constitute a default absent NBD's consent. Borrower and Riviera acknowledge that currently NBD has agreed to consent only to the Merger, and has not consented to the issuance or public sale of new stock of Riviera, as survivor of the Merger.

     P. Borrower and Riviera have requested that NBD continue to forbear from enforcing its rights and remedies under the Loan Documents and applicable law for an additional period through November 30, 1996, to afford such parties an opportunity to complete the contemplated Merger. Borrower has further represented that it believes these efforts will ultimately result in payment in full of the Obligations.



     Q. Borrower and Riviera have additionally requested that the Bank extend the October 4, 1996 maturity date on the Working Capital Revolving Credit Note and the Term Note until November 30, 1996.



     R. The Borrower and Riviera acknowledge and agree that (i) NBD has fully performed all of its obligations under the Loan Documents and all other agreements between NBD and such parties; (ii) any future loans will be made at NBD's sole and unfettered discretion; and (iii) NBD has not made any representations of any kind or nature that funding in any amount will continue or that the Forbearance Period (as defined in Section 1 below) will be extended beyond November 30, 1996. NBD HAS INFORMED BORROWER AND RIVIERA THAT IT DOES NOT INTEND TO EXTEND THE FORBEARANCE PERIOD BEYOND NOVEMBER 30, 1996, AND THAT THEY SHOULD PAY NBD IN FULL ON OR BEFORE THAT DATE. NBD HAS ADVISED THE PARTIES THAT FROM AND AFTER NOVEMBER 30,1996, NBD MAY TAKE ANY AND ALL STEPS TO SATISFY THE OBLIGATIONS INCLUDING, BUT NOT LIMITED TO, ENFORCEMENT PROCEEDINGS, CESSATION OF ADVANCES OR REDUCTION OF ADVANCE RATES UNDER THE BORROWING BASE, REDUCTION IN THE CAP ON THE WORKING CAPITAL REVOLVING CREDIT, INCREASED INTEREST RATES AND FEES OR SUCH OTHER ACTIONS AS NBD MAY, IN ITS SOLE DISCRETION, DEEM APPROPRIATE.



     Based on the foregoing Recitals (which are incorporated in this Agreement as and shall constitute representations, warranties and covenants of the respective parties to this Agreement, as the case may be), and for other good and valuable consideration, the parties hereto agree as follows:



                                   AGREEMENT

     1.   FORBEARANCE. Subject to the following conditions precedent in this
Section 1 and subject to the other terms of this Agreement, NBD agrees to forbear from enforcing its rights and remedies based on the Existing Defaults, until the earlier of (i) a further or additional default or Event of Default under the Loan Documents (including a worsening of the Existing Defaults); (ii) a default or Event of Default under this Agreement; or (iii) November 30, 1996 (the "Forbearance Period"):

          (a) Simultaneously with the execution of this Agreement, receipt by NBD of an executed Sixteenth Amended and Restated Working Capital Revolving Credit Note in substantially the form attached hereto as Exhibit 1(a);



          (b) Simultaneously with the execution of this Agreement, receipt by NBD of an executed Sixth Amended and Restated Term Note in substantially the form attached hereto as Exhibit 1(b);



          (c) Simultaneously with the execution of this Agreement, receipt by NBD of each additional document listed on the Preliminary Closing List attached as Exhibit 1(c) hereto, in form and substance satisfactory to NBD and fully executed as appropriate;



          (d) Simultaneously with the execution of this Agreement, receipt by NBD of a fully-executed copy of this Agreement acknowledged by counsel to the Borrower and Riviera;



          (e) Simultaneously with the execution of this Agreement, receipt by NBD of UCC-3 terminations for all UCC financing statements filed by Comerica Bank against Borrower or Riviera.



          (f) Simultaneously with the execution of this Agreement, Borrower shall make all payments currently due under the Loan Documents, and shall additionally pay to NBD the $50,000.00 forbearance fee and the $25,000,00 fee for non-reduction of working capital borrowings, both as discussed more fully in Paragraph 11 below.



          (g) Simultaneously with the execution of this Agreement, receipt by NBD of insurance policies on the life of Rieth assigned to NBD aggregating $2,500,000.00.



          (h) Simultaneously with the execution of this Agreement, receipt by NBD of evidence of updated insurance covering the assets of Borrower naming NBD as lender loss payee.



          (i) NBD receives such other additional documentation necessary to carry out the intent and purposes of this Agreement.



     2.   ASSUMPTION OF OBLIGATIONS.

          (a). By signing below Riviera acknowledges and assumes all of the Obligations of Borrower under the Loan Documents. Riviera acknowledges that it shall be solely liable for such obligations as if it had been the original signatory to the Loan Documents. Notwithstanding this assignment and assumption, Riviera Die & Tool, Inc. shall remain liable for any and all of the Obligations to the extent they are determined not to be the responsibility of Riviera.

          (b). All references to "Borrower" in the Loan Documents (including this Sixteenth Amendment) shall be deemed to be references to Borrower and Riviera, as successor by merger to Borrower.



          (c). Subject to the terms and effectiveness of this Sixteenth Amendment, Lender consents to the Merger of Riviera as contemplated by the Agreement of Merger attached as Exhibit 2(c) hereto insofar as required by the Loan Documents.



     3. ALL OBLIGATIONS DUE. ALL OF THE OBLIGATIONS INCLUDING, WITHOUT LIMITATION, OBLIGATIONS UNDER THE CREDIT AGREEMENT, THE WORKING CAPITAL REVOLVING CREDIT NOTE, THE TERM NOTE AND THIS AGREEMENT SHALL BE DUE AND PAYABLE ON THE EARLIER OF (i) A DEFAULT, AN EVENT OF DEFAULT OR BREACH OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, OR (ii) NOVEMBER 30, 1996.



     4. NO FURTHER FORBEARANCE IMPLIED. THE BORROWER AND RIVIERA ACKNOWLEDGE THAT (a) NBD DOES NOT INTEND, NOR DOES NBD HAVE ANY OBLIGATION, TO EXTEND LOANS, ADVANCES OR OTHER FINANCIAL ACCOMMODATIONS TO THE PARTIES HERETO BEYOND NOVEMBER 30, 1996, (b) NBD DOES NOT INTEND TO FORBEAR FROM ENFORCING ITS RIGHTS AND REMEDIES AFTER NOVEMBER 30, 1996, AND NOTHING CONTAINED HEREIN OR OTHERWISE IS INTENDED TO BE A PROMISE OR AGREEMENT TO MAKE ADVANCES UNDER THE WORKING CAPITAL REVOLVING CREDIT NOTE AFTER NOVEMBER 30, 1996 OR TO EXTEND THE TERMS OF THIS AGREEMENT BEYOND NOVEMBER 30, 1996, (c) ALL OF THE OBLIGATIONS ARE DUE, ABSENT AN EARLIER DEFAULT UNDER THE LOAN DOCUMENTS, ON OR BEFORE NOVEMBER 30, 1996, AND
(d) NBD INTENDS TO TAKE ANY STEPS NECESSARY TO ASSURE SATISFACTION OF THE OBLIGATIONS IN FULL BY NOVEMBER 30, 1996 OR AS SOON THEREAFTER AS POSSIBLE. THE BORROWER, RIVIERA, RIETH AND HOLDING HAVE BEEN ADVISED THAT THEY SHOULD PURSUE ALTERNATIVE FINANCING SOURCES.



     5. COLLATERAL. As noted in the Recitals, Borrower and Riviera have granted to NBD a valid, perfected, indefeasible, enforceable first priority lien and security interest in and to all of their respective personal property (except as permitted by Section 5.8 of the Credit Agreement). As an accommodation to the Borrower, NBD, from time to time, has executed and filed UCC-3 partial releases with respect to certain specific equipment. Notwithstanding the filing of these partial releases, the Borrower hereby ratifies and grants to NBD a continuing security interest in all of its personal property, including such equipment referenced in the UCC-3 partial releases.

     6.    AMENDMENTS TO CREDIT AGREEMENT.


               (i) Section 2.1 of the Credit Agreement is hereby amended in its entirety to read as follows:



               "2.1    Loan. Subject to all of the terms and conditions hereof,
          the Bank may, in its sole and unfettered discretion, lend to the Borrower from time to time through November 30, 1996, such sums in multiples of Twenty-Five Thousand Dollars ($25,000.00) as may be requested from time to time by the Borrower in a manner specified by the Bank, provided that the aggregate principal amount outstanding at any time pursuant to the provisions of this Section 2.1 shall not exceed the lesser of (1)(a) through and including October 31, 1996, Ten Million Five Hundred Thousand Dollars ($10,500,000.00) and (b) commencing November 1, 1996 and continuing thereafter, Nine Million Dollars ($9,000,000.00) (the "Working Capital Revolving Credit") and
          (2) the Borrowing Base. If the principal amount outstanding at any time exceeds said amounts, the Borrower shall forthwith pay to the Bank an amount sufficient to eliminate such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, prepay pursuant to Section 2.3, and reborrow under this Section 2.1. Upon the execution of the Sixteenth Amendment to Credit Agreement and Restated Forbearance Agreement, the Borrower shall execute and deliver to the Bank a revolving credit demand note in the form of Exhibit l(a) attached hereto (the "Sixteenth Amended and Restated Working Capital Revolving Credit Note"), the terms of which are incorporated herein by reference. All commitments by the Bank on behalf of the Borrower by way of instrument certification, letter of credit or similar device shall be considered loans pursuant to this
          Section 2.1."



     7. NEGATIVE COVENANTS. During the Forbearance Period, without the prior written consent of the Bank, the Borrower and Riviera shall not:



          (a) RESTRICTION ON LIENS. Create or permit to be created or allow to exist any new, additional or expanded lien upon any property or assets now owned or acquired in the future by the Borrower and Riviera.



          (b) RESTRICTION ON INDEBTEDNESS. Create, incur, assume, suffer to exist, have outstanding or in any manner become liable in respect of any indebtedness for money other than the Obligations or indebtedness incurred in the ordinary course of the business of the Borrower for necessary materials and services.



          (c) CAPITAL ASSET EXPENDITURE. Expend sums for the acquisition of capital assets, including payments under any new lease of real or personal property.



          (d) SALE AND LEASEBACK. Enter into any new agreement providing for the leasing by the Borrower of property which has been or is to be sold or transferred by the Borrower or lessor of the property.



          (e) TRANSACTIONS WITH AFFILIATES. Enter into, or permit or suffer to exist, any transaction or arrangement with any Affiliate, except on terms which are no less favorable to the Borrower than could be obtained from persons who are not Affiliates in arm's length transactions.


          (f) STOCK. Issue any new stock of any class in Borrower, or offer any stock of Borrower for sale publicly.


     8. NO OVERDRAFTS. Borrower and Riviera agree that they will not create any overdrafts in any accounts at NBD. Furthermore, Borrower and Riviera acknowledge and agree that NBD shall not, under any circumstances, be required to honor any checks or other items presented to NBD for payment for which there are insufficient available funds in Borrower's account at NBD for payment and NBD may return any such items so presented. In the event that such items are not returned, this shall not create any right or expectation that such overdrafts will be tolerated or permitted in the future.



     9.  TAXES.   Borrower and Riviera represent that they are paying all
taxes on a timely basis except as set forth on Exhibit 9 attached hereto.


     10. EVENTS OF DEFAULT.   In addition to any other defaults or Events of
Default contained in any of the Loan Documents, the following shall constitute an Event of Default under this Agreement and each of the Loan Documents:



         (a) any further or additional Events of Default, events of acceleration or defaults provided for in any. of the Loan Documents (including a worsening of any of the Existing Defaults for any reason other than the impact of the restructuring transaction between the Borrower and Heller Financial Leasing, Inc. and Banc One Leasing Corporation entered into in April of 1994);



         (b) if any representation or warranty made by Borrower or Riviera in this Agreement or in connection with the negotiation hereof is untrue as of the date made or hereafter becomes untrue;

          (c) the Borrower and/or Riviera shall at any time fail to observe, perform or comply with any Dominion of Funds Agreement with NBD;


          (d)    there shall exist at any time a Borrowing Base Deficiency;


          (e) any lender, supplier, creditor or lessor shall (i) accelerate any obligations of the Borrower or Riviera, due to a default by Borrower or Riviera under any agreement with any creditor in excess of $25,000 to such creditor or shall otherwise take any action of any kind or nature to enforce or begin enforcement of its rights or remedies against Borrower or Riviera by reason of such default, or (ii) receive from Borrower or Riviera any prepayments of obligations, any extraordinary payments of outstanding indebtedness or fees, or fees or interest above the level paid to such creditor by Borrower or Riviera as of January 1, 1994;



          (f) any creditor, including, but not limited to, any governmental taxing authority, shall cause a lien to be filed on any of the Collateral (other than a lien for taxes not yet due and payable); and



     11. CREDIT FEES. As partial consideration for NBD's agreement to extend the Forbearance Period as provided hereunder, Borrower and Riviera shall pay to NBD a $50,000.00 forbearance fee simultaneously with execution of this Agreement, and shall pay an additional $50,000.00 forbearance fee on or before October 31, 1996; provided, however that the $50,000.00 fee due and payable on October 31, 1996 shall be deferred to November 30, 1996 if on or prior to October 31, 1996 Borrower has presented to NBD a commitment letter satisfactory to NBD at its discretion providing new financing in an amount sufficient to satisfy all of the Obligations in full on or before November 30, 1996; provided further that if the Obligations are satisfied in full on or before November 30, 1996, the $50,000.00 fee otherwise owing on that date shall then be waived. Borrower and Riviera must additionally pay to NBD an additional $25,000.00 fee simultaneous with execution of this Agreement since borrowings under the Working Capital Revolving Credit did not permanently reduce to $9,000,000.00 or below on or before September 30, 1996 as previously agreed by Borrower.



     12. RELEASE. AS OF THE DATE HEREOF, THE BORROWER AND RIVIERA REPRESENT AND WARRANT THAT THEY ARE AWARE OF, AND POSSESS, NO CLAIMS OR CAUSES OF ACTION AGAINST THE BANK. NOTWITHSTANDING THIS REPRESENTATION AND AS FURTHER CONSIDERATION FOR THE AGREEMENTS AND UNDERSTANDINGS HEREIN, THE BORROWER AND RIVIERA, INDIVIDUALLY, JOINTLY AND SEVERALLY, AND ON BEHALF OF EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, EXECUTORS, SUCCESSORS AND ASSIGNS, HEREBY RELEASE NBD, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS FROM ANY LIABILITY, CLAIM,

RIGHT OR CAUSE OF ACTION WHICH NOW EXISTS OR HEREAFTER ARISES, WHETHER KNOWN OR UNKNOWN, ARISING FROM EVENTS OCCURRING PRIOR TO AND IN ANY WAY RELATED TO FACTS IN EXISTENCE AS OF THE DATE HEREOF. BY WAY OF EXAMPLE AND NOT LIMITATION, THE FOREGOING INCLUDES ANY CLAIMS IN ANY WAY RELATED TO ACTIONS TAKEN OR OMITTED TO BE TAKEN BY NBD UNDER THE LOAN DOCUMENTS, OR THIS AGREEMENT AND THE BUSINESS RELATIONSHIP WITH NBD.



     13. AUTHORIZATION TO DEBIT ACCOUNT. In the event that any payment called for by the Loan Documents, this Agreement (or any agreement referred to or incorporated herein) or any other present or future agreements between NBD or any of its affiliates and the Borrower and/or Riviera are not paid when and as called for under the terms of such agreement, then NBD may debit any of such accounts of the Borrower and/or Riviera at NBD or any of its affiliates for such amount. In the event of such a debit, NBD or any of its affiliates will use its best efforts to notify the Borrower and/or Riviera of such debit within two (2) business days. The fact that NBD or any of its affiliates had debited any of the accounts of the Borrower and/or Riviera at NBD or any of its affiliates shall in no way whatsoever waive or diminish any default for failure to make such payments when and as due.



     14. SETOFF. Upon the occurrence of a default, NBD is hereby authorized at any time and from time to time, without notice to the Borrower or Riviera (any such notice being expressly waived), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by NBD to or for the credit or the account of the Borrower and/or Riviera against any and all of the Obligations, now or hereafter existing, including those under this Agreement or the Loan Documents or any of the Notes or any other agreement or instrument, irrespective of whether or not NBD shall have made any demand under this Agreement or any Note or otherwise. The Bank agrees to promptly notify the Borrower and/or Riviera after any such setoff and application provided that the failure to give such notice shall not affect the validity of such setoff and application and shall not create any claims or liabilities against NBD. The rights of NBD under this section shall not require maturity of any indebtedness and are in addition to other rights and remedies (including, without limitation, other rights of setoff) which NBD may have.



     15. VERIFICATION OF ACCOUNTS/AUDITS. The Borrower and Riviera agree that NBD, through its employees or authorized agents, shall be permitted to send a letter to and otherwise contact each of its respective account debtors to verify account receivable balances. In addition, NBD, an accountant or accounting firm retained by NBD and other advisors, representatives or agents of NBD shall be permitted full and complete access to the Borrower's and Riviera's facilities and books and records to conduct audits as often as NBD reasonably desires. The reasonable cost of such audits ("Audit Fees"), whether conducted by NBD (in which case NBD shall be entitled to make a reasonable charge, plus out-of-pocket costs and expenses), an accountant or accounting firm retained by NBD or other advisors, representatives or agents of

NBD (including, but not limited to, Curtis Enterprises Inc.) shall be part of the Obligations and shall be secured by all of the Collateral.



     16. EXPENSES, FEES AND COSTS; INDEMNIFICATION. The Borrower and Riviera, jointly and severally, shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by NBD, including fees of counsel and court costs, in any way arising from or in connection with this Agreement, any of the Collateral, any of the Loan Documents, any of the Obligations or the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand, including, without limitation, (a) Audit Fees; (b) all fees and expenses (including recording fees and insurance policy fees) of NBD and counsel for NBD for the preparation, examination, approval, negotiation, execution and delivery of, or the closing of any of the transactions contemplated by, this Agreement or any of the Loan Documents; (c) all fees and out-of-pocket disbursements incurred by NBD, including attorneys' fees and accountants' fees, in any way arising from or in connection with any action taken by NBD to monitor, advise, administer, enforce or collect any of the Obligations (including under this Agreement and the Loan Documents) or any other obligations of the Borrower or Riviera, whether joint, joint and several, or several, under this Agreement, any of the Loan Documents or any other existing or future document or agreement, or arising from or relating to the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand, including any actions to lift the automatic stay or to otherwise in any way monitor or participate in any bankruptcy, reorganization or insolvency proceeding of the Borrower or Riviera;
(d) all expenses and fees (including attorneys' fees) incurred in relation to, in connection with, in defense of and/or in prosecution of any litigation instituted by any one or more of the Borrower, Riviera, Holding, Rieth, NBD or any third party against or involving NBD arising from, relating to, or in connection with any of the Obligations or any Guarantor's obligations, this Agreement, any of the Collateral, any of the Loan Documents or the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand, including any so-called "lender liability" action, any claim and delivery or other action for possession of, or foreclosure on, any of the Collateral, post-judgment enforcement of any rights or remedies including enforcement of any judgments, and prosecution of any appeals (whether discretionary or as of right and whether in connection with pre-judgment or post-judgment matters); (e) all costs, expenses and fees incurred by NBD or its agents in connection with appraisals and reappraisals of all or any of the Collateral (and the Borrower and Riviera shall fully cooperate with such appraisers and make their property available for appraisal in connection with as many appraisals as NBD may request); (f) all costs, expenses and fees incurred by NBD and/or its counsel in connection with consultants, expert witnesses or other professionals retained by NBD and/or its counsel in order to assist, advise and/or give testimony with respect to any matter relating to the Collateral, the Loan Documents, or the business relationship between NBD, on the one hand, and any one or more of the Borrower, Riviera, Holding or Rieth, on the other hand (and the Borrower and Riviera shall fully cooperate with such consultant, expert witness or other professional and shall make their premises, books and records, accounting systems, computer systems and other media for the recordation of information available to such persons); and (g) all costs, expenses and fees incurred by NBD in connection with any environmental investigations including but not limited to Phase I, Phase II and Phase III environmental audits (and the Borrower and Riviera agree that NBD and/or its agents may enter on their premises at any time to conduct such environmental investigations). Nothing contained in this paragraph shall, or is intended to, expand the liability of Rieth or Holding beyond that contained in the Limited Guaranty Documents.



          All of the foregoing costs, expenses and reimbursement obligations, set forth in this section (the "Costs") shall be part of the Obligations, and shall be secured by all of the Collateral. The costs shall be paid within 10 days of written request from NBD.



          For purposes hereof "Claims" shall mean any demand, claim, action or cause of action, damage, liability, loss, cost, debt, expense, obligation, tax, assessment, charge, lawsuit, contract, agreement, undertaking or deficiency, of any kind or nature, whether known or unknown, fixed, actual, accrued or contingent, liquidated or unliquidated (including interest, penalties, attorneys' fees and other costs and expenses incident to proceedings or investigations relating to any of the foregoing or the defense of any of the foregoing), whether or not litigation has commenced.



     17. OTHER DOCUMENTS. The Borrower and Riviera agree to execute and deliver any and all documents reasonably deemed necessary or appropriate by NBD or counsel to NBD to carry out the intent of and/or to implement the Loan Documents or this Agreement, including, but not limited to, such documentation necessary to grant NBD a lien, mortgage and/or security interest in any assets of the Borrower and Riviera presently not subject to a lien, mortgage or encumbrance in favor of NBD to secure the Obligations.



     18. CROSS DEFAULT/REMEDIES. An Event of Default under the terms of this Agreement shall be considered an event of default, an event of acceleration and a default under each document and agreement comprising the Loan Documents and an event of default, an event of acceleration or a default under any document or agreement comprising the Loan Documents, (other than the Existing Defaults), shall be considered an Event of Default under the terms of this Agreement, and all of the other Loan Documents. Upon the occurrence of an Event of Default under this Agreement or any event of default, event of acceleration or default under any document or agreement comprising the Loan Documents, or any document executed in connection herewith, or referenced herein, and without prior notice of or an opportunity to cure such event of default, event of acceleration or default, except as otherwise provided herein, (a) NBD shall have the right to exercise any rights or remedies provided in this Agreement, the Loan Documents, or applicable law, (including, without limitation, the right to offset any accounts of the Borrower or Riviera with NBD), (b) NBD may deem the Forbearance Period to be expired, and (c) upon NBD's election, but without further notice, all of the Obligations shall be immediately due and payable. IN ANY EVENT, FROM AND AFTER THE CLOSE OF BUSINESS ON NOVEMBER 30, 1996, NBD MAY IMMEDIATELY TAKE ACTION TO

ENFORCE ALL OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS, THIS AGREEMENT OR APPLICABLE LAW, INCLUDING, BUT NOT LIMITED TO, COLLECTION OF THE BORROWER'S OBLIGATIONS.



     19. DOCUMENTS CONTINUE. Except as expressly modified and amended by the terms of this Agreement, all of the terms and conditions of the Loan Documents remain in full force and effect and are hereby ratified, confirmed and approved. If there is an express conflict between the terms of this Agreement and the terms of the Loan Documents, the terms of this Agreement shall govern and control.



     20. RESERVATION OF RIGHTS/NO WAIVERS. This Agreement grants a conditional and limited forbearance until November 30, 1996, only, upon the terms and conditions set forth in this Agreement. Notwithstanding anything to the contrary in this Agreement, all of NBD's rights and remedies against the Borrower, Riviera, third parties, and/or the Collateral and/or any rights of NBD under the Limited Guaranty Documents are expressly reserved, including, without limitation, all rights and remedies resulting from, or arising in connection with, the Existing Defaults. Likewise, nothing herein shall be deemed to constitute a waiver of any defaults existing as of the date hereof, a further worsening of the Existing Defaults or new events of default, events of acceleration or defaults or shall in any way prejudice the rights or remedies of NBD under the Loan Documents or applicable law. Further, NBD shall have the right to waive any conditions set forth in this Agreement and/or the Loan Documents, in its sole and unfettered discretion. And any such waiver shall not prejudice, waive or reduce any other right or remedy which NBD may have against the Borrower or Riviera, or any rights of NBD under the Limited Guaranty Documents. However, the other parties to this Agreement and the Loan Documents, understand that no waiver by NBD of the rights or any condition of this Agreement and/or the Loan Documents shall be effective unless the same shall be contained in writing signed by an authorized agent of NBD.



     21. CREDIT INQUIRIES. In the event customers, buyers, potential financing sources or other parties make inquiry of NBD as to the current lending relationship between NBD, on the one hand, and the Borrower or Riviera, on the other hand, the parties agree that NBD may refer such inquiries to the Borrower or Riviera.


     22. AUTHORITY. Each party executing this Agreement in a representative capacity represents and warrants that he or she has authority to execute this Agreement and legally bind the entity he or she represents.



     23.   MISCELLANEOUS.

           (a) This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and may be modified or amended only by a writing signed by the party to be charged.

          (b) This Agreement is governed by the internal laws of the State of Michigan (without regard to conflicts of law principles).



          (c) This Agreement may be executed in counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument, and facsimile copies of signatures shall be treated as original signatures for all purposes.



          (d) This Agreement is binding on each of the Borrower and Riviera and their respective successors and assigns and shall inure to the benefit of NBD and its successors and assigns.



          (e) If any provision of this Agreement is in conflict with any applicable statute or rule of law or otherwise unenforceable, such offending provision shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Agreement.



          (f) Defined terms used in this Agreement without definition shall have the meanings given to them under the Credit Agreement.



     24. NO OTHER PROMISES OR INDUCEMENTS. There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Agreement other than those which are set forth in this Agreement.



     25. REAFFIRMATION OF GUARANTY. Riviera hereby reaffirms each and every term of its Guaranty (as more fully described herein) as it relates to the payment and performance of the Obligations of Borrower owing to NBD, and further affirms that the terms of its Guaranty extend to payment and performance of any Obligations of Borrower that may remain after its merger with and into Riviera.


     26. WAIVER OF JURY TRIAL AND ACKNOWLEDGEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. NBD, THE BORROWER AND RIVIERA EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES BETWEEN NBD AND ANY OTHER PARTY HERETO ARISING OUT OF OR IN ANY RELATION TO THIS AGREEMENT OR ANY OTHER AGREEMENTS OR RELATIONSHIPS BETWEEN THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.

          EACH OF THE PARTIES ACKNOWLEDGE THAT (1) IT HAS BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL AND OTHER ADVISORS OF ITS CHOICE AND, AFTER CONSULTING WITH SUCH COUNSEL AND ADVISORS, KNOWINGLY, VOLUNTARILY AND WITHOUT DURESS, COERCION, UNLAWFUL RESTRAINT, INTIMIDATION OR COMPULSION, ENTERS INTO THIS AGREEMENT, BASED UPON SUCH ADVICE AND COUNSEL AND IN THE EXERCISE OF ITS BUSINESS JUDGMENT, (2) THIS AGREEMENT HAS BEEN ENTERED INTO IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH THE PARTIES HERETO ACKNOWLEDGE, (3) IT HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND IS NOT RELYING ON THE OPINIONS OR ADVICE OF NBD OR ITS AGENTS OR REPRESENTATIVES IN ENTERING INTO THIS AGREEMENT.



     27. STATUTE OF FRAUDS. THIS WRITTEN FORBEARANCE AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.



     28. CONDITIONS PRECEDENT. The following sections of this Agreement and additional documents executed in connection herewith shall be effective only following effectuation of the Merger: Section 2, Amendment to Stock Pledge Agreement of Kenneth Rieth, Amendment to Stock Pledge Agreement of Riviera Holding Company, and Amended and Restated Security Agreement. Additionally, the Borrower shall notify NBD (and counsel to the Borrower shall notify counsel to NBD) immediately following effectuation of the Merger, and shall sign replacement notes in the name of the post-Merger entity immediately upon receipt of same from NBD.






                                     NBD BANK

                                     By:
                                         --------------------------

                                         Its:
                                              ---------------------


[Signatures continued on next page]

[Signatures continued from previous page]



                                   RIVIERA DIE & TOOL, INC.




                                   By:  Peter C. Canepa
                                      ------------------------------

                                   Its: C.F.O.
                                       -----------------------------



Subscribed and sworn to before me this 31st day of October, 1996.


Carol S. Simonson
----------------------------------
Notary Public,           County,
               ---------         ---
My Commission expires:
         CAROL S. SIMONSON
Notary Public, Kent County, Michigan
My Commission Expires Oct 5, 2000





                                   RIVIERA TOOL COMPANY




                                   By:  Peter C. Canepa
                                      ------------------------------

                                   Its: C.F.O.
                                       -----------------------------



Subscribed and sworn to before me this 31st day of October, 1996.



Carol S. Simonson
----------------------------------
Notary Public,            County,
               ---------         ---
My Commission expires:
         CAROL S. SIMONSON
Notary Public, Kent County, Michigan
My Commission Expires Oct 5, 2000

                       SIXTEENTH AMENDED AND RESTATED
                    WORKING CAPITAL REVOLVING CREDIT NOTE



$10,500,000.00                                         Grand Rapids, Michigan
Maturity Date: November 30, 1996                          As of June 30, 1996



     FOR VALUE RECEIVED, the undersigned promises to pay to the order of NBD BANK, formerly known as NBD BANK, N.A., a national banking association (the "Bank"), at 200 Ottawa Avenue, N.W., Grand Rapids, Michigan 49503, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Ten Million Five Hundred Thousand Dollars ($10,500,000.00), or so much of such sum as has been advanced and is outstanding, plus accrued but unpaid interest thereon as specified below, on September 30, 1996. The indebtedness outstanding hereunder from time to time prior to maturity (whether by acceleration or otherwise) or the occurrence of an Event of Default under the Loan Agreements (as hereinafter defined) shall bear interest in lawful money of the United States, on the basis of a year of 360 days for the actual number of days elapsed in a month, at the rate of 4 percentage points in excess of the Prime Rate; and after maturity or the occurrence of an Event of Default under the Loan Agreements, at the rate of 7 percentage points in excess of the Prime Rate, until paid; however, in no event shall the rate of interest be in excess of the highest rate permitted by law. For purposes hereof, the "Prime Rate" is that rate of interest which the Bank shall from time to time announce to be the Bank's Prime Rate. The Prime Rate is set by the Bank based upon various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may make loans at, above or below the Prime Rate. Any change in the Prime Rate shall immediately effect a change in the rate of interest payable hereunder.

     The undersigned shall pay all accrued interest monthly, commencing on July 1, 1996 and continuing on the first day of each month thereafter until and including September 30, 1996, when the entire outstanding principal balance plus all accrued but unpaid interest shall be due and payable in full.

     Principal of and interest on this Sixteenth Amended and Restated Working Capital Revolving Credit Note (this "Note") shall be payable in lawful money of the United States of America. The undersigned agrees to pay all costs of collection and enforcement of this Note, including reasonable attorneys' fees and court costs.

     This Note is given pursuant to, and is subject to the terms and conditions of, a Credit Agreement dated April 20, 1988, as amended by a First Amendment to Credit Agreement dated August 31, 1988, a Second Amendment to Credit Agreement dated January 30, 1989, a Third Amendment to Credit Agreement dated January 30, 1990, a Fourth Amendment to Credit Agreement dated May 16, 1991, a Fifth Amendment to Credit Agreement dated July 31, 1992, a Sixth Amendment to Credit Agreement dated January 31, 1993, a Seventh Amendment to Credit Agreement dated March 31, 1993, an Eighth Amendment to Credit Agreement dated July 26, 1993, a Ninth Amendment to Credit Agreement dated March 4, 1994, Forbearance Agreement dated April 14, 1994, a Tenth Amendment to Credit Agreement and Restated

Forbearance Agreement dated May 5, 1994, an Eleventh Amendment to Credit Agreement and Restated Forbearance Agreement dated as of December 1, 1994, a Twelfth Amendment to Credit Agreement and Restated Forbearance Agreement dated as of May 1, 1995, a Thirteenth Amendment to Credit Agreement and Restated Forbearance Agreement dated as of September 1, 1995, a Fourteenth Amendment to Credit Agreement and Forbearance Agreement dated as of January 1, 1996, a Fifteenth Amendment to Credit Agreement and Restated Forbearance Agreement dated effective as of January 1, 1996 and a Sixteenth Amendment to Credit Agreement and Restated Forbearance Agreement dated as of June 30, 1996 (collectively, as they may be further modified, amended, and restated from time to time, referred to as the "Loan Agreements"). Capitalized terms used but not defined in this Note shall have the same meanings as in the Loan Agreements. This Note is secured by, among other collateral, the collateral granted to the Bank under the terms of the Loan Agreements (and all agreements referred to or incorporated therein). The failure to make any payment when due under this Note or the occurrence of any default under the Loan Agreements (or any other agreements referred to or incorporated therein) shall be deemed a default hereunder, and in any such events, the holder of this Note shall be entitled to accelerate the maturity of the debt evidenced hereby and have all rights and remedies afforded by law or available under the Loan Agreements (and all other agreements referred to or incorporated therein).


     This Note is in substitution and exchange for the Fifteenth Amended and Restated Working Capital Revolving Credit Note dated as of April 1,
1996, in the original principal amount of $10,500,000.00 (the "Old Note") and shall not in any circumstances be deemed a novation or to have paid, terminated, extinguished or discharged the undersigned's indebtedness evidenced by the Loan Agreements, all of which indebtedness shall continue under and be evidenced and governed by this Note. The Old Note is consolidated, amended and restated in this Note. Any reference in any other document or instrument including but not limited to the Loan Agreements (and any agreement referred to or incorporated therein) to the Old Note shall constitute a reference to this Note.



     The undersigned, and all endorsers and guarantors, hereby severally waive valuation and appraisement, presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and expressly agree that the maturity of this Note, or any payment due under this Note, may be extended from time to time without in any way affecting the liability of the undersigned or said endorsers or guarantors.

     This Note, made in the State of Michigan, shall be governed and construed according to the internal laws of Michigan.



                        RIVIERA TOOL COMPANY,
                        successor by merger to Riviera Die & Tool, Inc. f/k/a R.D.T., Inc., a Michigan corporation

                        By:  Peter C. Canepa
                           ---------------------------------

                             Name:  Peter C. Canepa
                                  --------------------------

                             Title:   CFO
                                   -------------------------


                             5460 Executive Parkway S.E.
                             Grand Rapids, Michigan 49512

                     SIXTH AMENDED AND RESTATE TERM NOTE


$296,962.00                                              Grand Rapids, Michigan
Maturity Date: November 30, 1996                            As of June 30, 1996



     FOR VALUE RECEIVED, the undersigned promises to pay to the order of NBD BANK, formerly known as NBD BANK, N.A., a national banking association (the "Bank"), at 200 Ottawa Avenue, N.W., Grand Rapids, Michigan 49503, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Two Hundred Ninety-Six Thousand Nine Hundred Sixty-Two and 00/100 ($296,962.00), plus interest as specified below, payable in equal consecutive monthly installments of principal of $40,000 each, commencing on July 1, 1996, plus all accrued and unpaid interest thereon, and continuing on the first day of each month thereafter through and including September 1, 1996, with a final installment equal to the then outstanding principal balance plus all accrued and unpaid interest, on September 30, 1996, the Maturity Date.


     The indebtedness outstanding hereunder from time to time prior to maturity (whether by acceleration or otherwise) or the occurrence of a default under the Loan Agreements (as hereinafter defined) shall bear interest in lawful money of the United States, on the basis of a year of 360 days for the actual number of days elapsed in a month, at the per annum rate of 4 percentage points in excess of the Prime Rate, and after maturity or the occurrence of a default under the Loan Agreements, at the per annum rate of 7 percentage points in excess of the Prime Rate, until paid. However, in no event shall the rate of interest be in excess of the highest rate permitted by law. For purposes hereof, the "Prime Rate" is that rate of interest which the Bank shall from time to time announce to be the Bank's Prime Rate. The Prime Rate is set by the Bank based upon various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may make loans at, above or below the Prime Rate. Any change in the Prime Rate shall immediately effect a change in the rate of interest payable hereunder.



     Principal of and interest on this Sixth Amended and Restated Term Note (this "Note") shall be payable in lawful money of the United States of America. The undersigned agrees to pay all costs of collection and enforcement of this Note including reasonable attorneys' fees and court costs.



     At maturity of this Note, a balloon payment will be due. The Bank has made no representations or promises to the undersigned, expressed or implied, that the Bank will extend or postpone the due date of this Note or provide the undersigned with any other loan or alternative financing with respect to the balloon payment due at the maturity of this Note.


     This Note is given pursuant to, and is subject to the terms and conditions of, a Credit Agreement dated April 20, 1988, as amended by a First Amendment to Credit Agreement dated August 31, 1988, a Second Amendment to Credit Agreement dated January 30, 1989, a Third Amendment to Credit Agreement dated January 30, 1990, a Fourth Amendment to Credit

Agreement dated May 16, 1991, a Fifth Amendment to Credit Agreement dated
July 31, 1992, a Sixth Amendment to Credit Agreement dated January 31, 1993, a Seventh Amendment to Credit Agreement dated March 31, 1993, an Eighth Amendment to Credit Agreement dated July 26, 1993, a Ninth Amendment to Credit Agreement dated March 4, 1994, Forbearance Agreement dated April 14, 1994, a Tenth Amendment to Credit Agreement and Restated Forbearance Agreement dated May 5, 1994, an Eleventh Amendment to Credit Agreement and Restated Forbearance Agreement dated as of December 1, 1994, a Twelfth Amendment to Credit Agreement and Restated Forbearance Agreement dated as of May 1, 1995, a Thirteenth Amendment to Credit Agreement and Restated Forbearance Agreement dated as of September 1, 1995, a Fourteenth Amendment to Credit Agreement and Forbearance Agreement dated as of January 1, 1996, a Fifteenth Amendment to Credit Agreement dated effective as of April 1, 1996 and a Sixteenth Amendment to Credit Agreement and Restated Forbearance Agreement dated as of June 30, 1996 (collectively, as they may be further modified, amended and restated from time to time, referred to as the "Loan Agreements"). Capitalized terms used but not defined in this Note shall have the same meanings as in the Loan Agreements. This Note is secured by, among other collateral, the collateral granted to the Bank under the terms of the Loan Agreements (and all agreements referred to or incorporated therein). The failure to make any payment when due under this Note or the occurrence of any default under the Loan Agreements (or any other agreements referred to or incorporated therein) shall be deemed a default hereunder, and in any such events, the holder of this Note shall be entitled to accelerate the maturity of the debt evidenced hereby and have all rights and remedies afforded by law or available under the Loan Agreements (and all other agreements referred to or incorporated therein).



     This Note is in substitution and exchange for a Fifth Amended and Restated Term Note dated as of January 1, 1996, in the original principal amount of $696,962.00 (the "Old Note"), and shall not be deemed a novation or to have paid, terminated, extinguished or discharged the undersigned's indebtedness evidenced by the Old Note, all of which indebtedness shall continue under and be evidenced and governed by this Note. The Old Note is amended and restated in its entirety by this Note. Any reference in any other document or instrument (including but not limited to the Loan Agreements) to the Old Note shall constitute a reference to this Note.



     This Note may be prepaid in whole or in part at any time. All partial prepayments shall be applied to the scheduled installments of principal in inverse order of maturity.



     The undersigned, and all endorsers and guarantors, hereby severally waive valuation and appraisement, presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and expressly agree that the maturity of this Note, or any payment due under this Note, may be extended from time to time without in any way affecting the liability of the undersigned or said endorsers or guarantors.

     This Note, made in the State of Michigan, shall be governed and construed according to the internal laws of Michigan.



                        RIVIERA TOOL COMPANY,
                        successor by merger to Riviera Die & Tool, Inc. f/k/a R.D.T., Inc., a Michigan corporation



                        By:  /s/ PETER C. CANEPA
                           ------------------------------------


                                Name:  Peter C. Canepa
                                     --------------------------


                                        Title:  CFO
                                              -----------------

                                        5460 Executive Parkway S.E.
                                        Grand Rapids, Michigan 49512

                            AMENDED AND RESTATED

                         GENERAL SECURITY AGREEMENT


                          (All Business Collateral)

                                  RECITALS

     A. On or about April 20, 1988, Riviera Die & Tool, Inc., formerly known as R.D.T., Inc. ("Die"), and Riviera Tool Company, formerly known as Riviera Die & Tool, Inc. ("Riviera") each separately executed each of the following documents in favor of NBD Bank, formerly know as NBD Bank, N.A. ("NBD"), granting a first priority, properly perfected security interest in substantially all of their respective personal property:



     1.    Security Agreement (Accounts, General Intangibles and Chattel
           Paper);

     2.    Security Agreement (Inventory); and


     3.    Security Agreement (Equipment).

The foregoing are collectively referred to as the "Original Security
Documents".

     B. In or about June 1996, Die and Riviera, Die's parent corporation and guarantor of Die's obligations to NBD, contacted NBD to request that NBD consent to a merger of Die and Riviera, with Riviera to be the surviving corporation. NBD consented to this merger pursuant to the terms of a Sixteenth Amendment to Credit Agreement and Restated Forbearance Agreement (the "Sixteenth Amendment") of even date herewith.


     C. As a condition of the Sixteenth Amendment, NBD, Die and Riviera desire to enter into this Amended and Restated General Security
Agreement (All Business Collateral) in the name of both Die and Riviera to continue the grant of security under the Original Security Documents and to clarify that NBD continues to hold a security interest in and against any and all personal property that Die may continue to own individually after its merger into Riviera, and any and all personal property that Riviera may continue to own individually after the merger.


     WHEREFORE, based on the foregoing land other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Die and Riviera hereby agree as follows:


                        1. GRANT OF SECURITY INTEREST

     The undersigned, Riviera Tool Company, a Michigan corporation, as successor by merger to Riviera Die & Tool, Inc., f/k/a R.D.T., Inc., with offices at 5460 Executive Parkway S.E., Grand Rapids, Michigan, 48512 (hereinafter collectively referred to as "Debtor"), grants to NBD Bank, a Michigan banking corporation, with offices at 611 Woodward Avenue, Detroit, Michigan

48226 (hereinafter referred to as "NBD"), a first lien and security interest in all of Debtor's now owned and hereafter acquired or arising: goods, equipment, vehicles, fixtures, inventory, documents, general intangibles (including all federal and state tax refunds, royalty payments such as under patent, trade mark or other licensing arrangements, patents, trademarks and copyrights [including but not limited to the patents, trademarks and copyrights listed on Exhibit A attached to and made a part of this Agreement], proceeds of condemnation, awards, proceeds of judgments and proceeds of fire and other property insurance, such as business interruption insurance, all causes of action (including, without limitation, causes of action and recoveries under 11 U.S.C. Sections 542 - 550 and 553), and all earned and unearned insurance premium refunds) accounts, accounts receivable, contract rights, chattel paper, choses in action and instruments, and all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, all returned or repossessed goods, the sale of which gave rise to, and all proceeds and products of the foregoing wherever located ("Collateral") to secure all Debtor's present and future debts, obligations and liabilities to NBD, its parent corporation, its subsidiaries, and its affiliates (including NBD Equipment Finance, Inc.) (each, an "NBD Affiliate" and collectively, the "NBD Affiliates"), or any one or more of the foregoing, howsoever evidenced, including, without limitation (1) all of Debtor's obligations to NBD under a Credit Agreement, executed by Die, dated April 20, 1988, a Sixteenth Amendment to Credit Agreement and Restated Forbearance Agreement, executed by Debtor, dated June 30, 1996 (as may be amended or restated from time to time, and along with all prior amendments and/or restatements, the "Loan Agreement") and under all documents executed in connection therewith or referred to or incorporated therein or other agreements between Debtor and NBD (and/or NBD Affiliates) of even date or given hereafter; (2) all obligations now or hereafter guaranteed or endorsed by Debtor; and (3) all costs of enforcement of the rights granted to NBD under this General Security Agreement (this "Agreement"), such as reasonable attorneys' fees and court costs (all of Debtor's obligations to NBD and NBD Affiliates described in this paragraph are referred to collectively as the "Obligations").


                           2. DEBTOR'S WARRANTIES



     Debtor warrants that while any of the Obligations are unpaid:

     (a) OWNERSHIP. Debtor is the owner of the Collateral free of all encumbrances and security interests (except NBD's security interest and Permitted Liens as defined in the Loan Agreement), and chattel paper constituting Collateral evidences a perfected security interest in the goods covered by it, free from all other encumbrances and security interests, and no financing statement (other than NBD's or Permitted Liens) is on file covering the Collateral or any of it. If inventory is represented or covered by documents of title, Debtor is the owner of the documents, free of all encumbrances and security interests other than NBD's security interest and warehouseman's charges, if any, not delinquent.

     (b) SALE OF GOODS OR SERVICES RENDERED. Each account and chattel paper constituting Collateral arose from the performance of services by Debtor or
from a bona fide sale   or lease of goods, which have been delivered or shipped
to the account debtor and for which Debtor has genuine invoices, shipping documents or receipts.


     (c) ENFORCEABILITY. Each account, contract right and chattel paper constituting Collateral is genuine and enforceable against the account debtor according to its terms. It and the transaction out of which it arose comply with all applicable laws and regulations. The amount represented by Debtor to NBD as owing by each account debtor is the amount actually owing, and is not subject to setoff, credit, allowance or adjustment, except discount for prompt payment, nor has any account debtor returned the goods or disputed liability.


     (d) DUE DATE. No payment on any account or chattel paper constituting Collateral is more than 60 days overdue, there has been no default according to the terms of any such Collateral and no step has been taken to foreclose the security interest it evidences or otherwise enforce its payment.


     (e) FINANCIAL CONDITION OF ACCOUNT DEBTOR. Debtor has no notice or knowledge of anything which might impair the credit standing of any account debtor.



     (f) CONDITION. The inventory constituting Collateral is in good condition and, in the case of goods held for sale (other than trade-ins or repossessed goods), is new and unused except as NBD may otherwise consent in writing.


     (g) OTHER AGREEMENTS. Debtor is not in default under any agreement for the payment of money.


     (h) AUTHORITY TO CONTRACT. The execution and delivery of this Agreement and any instruments evidencing Obligations will not violate or constitute a breach of Debtor's Articles of Incorporation, Bylaws or any agreement or restriction to which Debtor is a party or is subject.



     (i) ACCURACY OF INFORMATION. All information, certificates or statements given to NBD pursuant to this Agreement shall be true and complete in all material respects, when given.



     (j) ADDRESSES. The address of Debtor's chief executive office, is as set forth above. The other address(es) of Debtor's businesses, if any are ______________________________________. Such locations shall not be changed without prior written consent of NBD, but the Collateral, wherever located, is covered by this Agreement.


     (k) CHANGE OF NAME OR ADDRESS. Debtor shall provide NBD 30 days prior written notice of any change in its name or address.

     (l)   FIXTURES.       All fixtures, if any, will be affixed to real
estate, the legal description of which is contained on Exhibit B attached hereto and made a part hereof, and the name of the record owner thereof, if not Debtor, is specified on Exhibit B.



                           3. SALE AND COLLECTIONS



     (a) SALE OF INVENTORY. So long as no event of default exists as to any of the Obligations or under this Agreement, Debtor may: (i) sell inventory in the ordinary course of Debtor's business; or (ii) with the prior written consent of NBD, lease inventory on terms approved by NBD.


     (b) VERIFICATION AND NOTIFICATION. NBD may verify Collateral in any manner, at any time, and from time to time, and Debtor shall assist NBD in so doing. Anything contained herein to the contrary notwithstanding, NBD may at any time, and Debtor shall, thereafter, upon request of NBD, notify the account debtors to make payment directly to NBD, and NBD may enforce collection of, settle, compromise, extend or renew the indebtedness of such account debtors. Until account debtors are otherwise notified, Debtor, as agent for NBD, shall make collections on the Collateral. NBD may also, at any time, notwithstanding any other provision of this Agreement, notify the bailee of any Inventory of its security interest therein.


     (c) DEPOSIT WITH NBD. If an Event of Default has occurred and notice of such Event of Default has been given in writing to Debtor, then all proceeds of Collateral received by Debtor shall be held by Debtor upon an express trust for NBD, shall not be commingled with any other funds or property of Debtor, and shall be turned over to NBD in precisely the form received (but endorsed by Debtor if necessary for collection) not later than the business day following the day of their receipt. If Debtor fails to endorse any item NBD, as Debtor's attorney in fact, may endorse all such items. All proceeds of Collateral received by NBD directly or from Debtor shall be applied against the Obligations in such order and at such times as NBD shall determine.


     (d) CLEARANCE OF CHECKS. All checks and other items shall be credited to Debtor's account after allowing two (2) business days for clearance thereof.



                            4. DEBTOR'S COVENANTS



     Debtor agrees:

     (a) MAINTENANCE OF COLLATERAL. Debtor shall: maintain the Collateral in good condition and repair and not permit its value to be impaired; keep it free from all liens, encumbrances and security interests (other than NBD's security interest and Permitted Liens);

defend it against all claims and legal proceedings by persons other than NBD; pay and discharge when due all taxes, license fees, levies and other charges upon it; not sell, lease or otherwise dispose of it or permit it to become a fixture or an accession to other goods, except for sales or leases of inventory as provided in this Agreement; not permit it to be used in violation of any applicable law, regulation or policy of insurance; and, as to Collateral consisting of instruments and chattel paper, preserve rights in it against prior parties. Loss of or damage to the Collateral shall not release Debtor from any of the Obligations.



     (b) INSURANCE. Debtor shall keep the Collateral and NBD's interest in it insured under policies with such provisions, for such amounts and by such insurers as shall be satisfactory to NBD from time to time, and shall furnish duplicate originals of all such policies of insurance to NBD, with lender's loss payable or standard mortgagee endorsements showing NBD's interest in such form as NBD shall approve. If an insured casualty has occurred then
(i) Debtor assigns (and directs any insurer to pay) to NBD the proceeds of all such insurance and any premium refund, (ii) authorizes NBD to endorse in the name of Debtor any instrument for such proceeds or refunds and, at the option of NBD, to apply such proceeds and refunds to any unpaid balance of the Obligations, whether or not due, and/or to restoration of the Collateral, returning any excess to Debtor, and (iii) authorizes NBD, in the name of Debtor or otherwise, to make, adjust and/or settle claims under any credit insurance financed by NBD or any insurance on the Collateral, or cancel the same. All such insurance policies shall contain a provision that no cancellation or material alteration therein may be effected without giving NBD 30 days prior written notice thereof.



     (c) MAINTENANCE OF SECURITY INTEREST. Debtor shall pay all expenses, and, upon request, take any action reasonably deemed advisable by NBD to preserve the Collateral or to establish, determine priority of, perfect, continue perfected, terminate and/or enforce NBD's interest in it or rights under this Agreement.


     (d) COLLATERAL RECORDS AND STATEMENTS. Debtor shall keep accurate and complete records respecting the Collateral. At such times as NBD may require, Debtor shall furnish to NBD a statement certified by the chief financial officer of Debtor, and in such form and containing such information as may be prescribed by NBD, showing the current status and value of the Collateral.



     (e) INSPECTION OF COLLATERAL. At reasonable times, during business hours, NBD may examine the Collateral and Debtor's records pertaining to it, wherever located, and make copies of records. Debtor shall assist NBD in so doing.


     (f) UNITED STATES CONTRACTS. If any accounts or contract rights constituting Collateral arose out of contracts with the United States or any of its departments, agencies or instrumentalities, Debtor will notify NBD and execute writings required by NBD in order that all money due or to become due under such contracts shall be assigned to NBD and proper notice of the assignment given under the Federal Assignment of Claims Act, as amended, or similar law now or hereafter in force.

     (g) MODIFICATIONS. Without the prior written consent of NBD, Debtor shall not alter, modify, extend, renew or cancel any Collateral.


     (h) RETURNS AND REPOSSESSIONS. Debtor shall promptly notify NBD of the return to or repossession by Debtor of goods underlying any Collateral and if requested by NBD, Debtor shall hold and dispose of them only as NBD directs.



                              5. RIGHTS OF NBD



     (a) AUTHORITY TO PERFORM FOR DEBTOR. Upon the occurrence of an Event of Default or if Debtor fails to perform any of Debtor's duties set forth in this Agreement or in any evidence of or document or agreement relating to the Obligations, NBD is authorized, in Debtor's name or otherwise, to take any such action including, without limitation, signing Debtor's name or paying any amount so required, and the cost shall be one of the Obligations secured by this Agreement and shall be payable by Debtor upon demand, with interest at the default rate specified in the Loan Agreement .



     (b) POWERS OF ATTORNEY. Debtor irrevocably appoints any officer of NBD as Debtor's attorney, with power to receive, open and dispose of all mail addressed to Debtor; to notify the Post Office authorities to change the address for delivery of all mail addressed to Debtor to such address as NBD may designate; and to endorse the name of Debtor upon any instruments which may come into NBD's possession. Debtor agrees that Obligations may be created by drafts drawn on NBD by shippers of inventory to Debtor. Debtor authorizes NBD to honor any such draft when accompanied by invoices aggregating the amount of the draft and describing inventory to be shipped to Debtor. Debtor irrevocably appoints any employee of NBD as Debtor's attorney, with full power to sign Debtor's name on any instrument evidencing an Obligation, or any renewals or extensions, for the amount of such drafts honored by NBD. Such instruments may be payable at fixed times or on demand, and shall bear interest at the rate from time to time fixed by NBD. Debtor agrees, upon request of NBD, to execute any such instruments. All such powers of attorney being coupled with an interest shall be irrevocable so long as any Obligation remains outstanding to NBD. All acts of any such attorney are ratified and approved, and he or she will not be liable for any act or omission or for any error of judgment or mistake of fact or law.



     (c) LEASE OF LEDGERS. In addition to NBD's other Collateral, Debtor hereby grants NBD a lease and first security interest in all of Debtor's books of accounts, ledgers, computer software, computer printouts and other computerized records and cabinets in which there are reflected or maintained the Collateral in which NBD has a security interest, or which relate to any other Collateral NBD may hold from Debtor and all supporting evidence and documents relating to such security in the form of written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like. For convenience, these documents are called "Business Records".
The Business Records, presently included in this Agreement, are described as follows:



     accounts receivable subsidiary ledger including unpaid invoice file, cash receipts journal, cash disbursements journal and filing cabinets containing : customer orders, correspondence, paid invoice file and any other books and records, filing cabinets, or places of storage of data and information, including all computer storage facilities, records and software usually located at 5460 Executive Parkway
     S.E., Grand Rapids, Michigan 49512 or elsewhere.



     (d) NON-LIABILITY OF NBD. NBD has no duty to determine the validity of any invoice, the authority of any shipper to ship goods to Debtor or compliance with any order of Debtor. NBD has no duty to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. Debtor releases NBD from any liability for any act or omission relating to the Obligations, the Collateral or this Agreement, except NBD's willful misconduct.


                            6. EVENTS OF DEFAULT

     The occurrence of an Event of Default or a default under (1) the Loan Agreement or (2) under any other agreement between Debtor and NBD or Debtor and any NBD Affiliate shall be deemed a default hereunder, as shall the non-performance or inability to perform any of the covenants and agreements of the Debtor in this Agreement. After the occurrence of default, all of the Obligations due from the Debtor to NBD and each NBD Affiliate shall be immediately due and payable at NBD's discretion.



                                 7. REMEDIES



     Upon the occurrence of an Event of Default, NBD shall have all rights and remedies for default provided by the Uniform Commercial Code ("UCC") as well as any other applicable law and any evidence of or document or agreement relating to the Obligations. With respect to such rights and remedies:



     (a) ASSEMBLING COLLATERAL. NBD may require Debtor to assemble the Collateral and to make it available to NBD at any convenient place designated by NBD.


     (b) NOTICE OF DISPOSITION. Written notice, when required by law, sent to any address of Debtor, shown as provided for in this Agreement, at least 15 calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is reasonable notice.


     (c) EXPENSES AND APPLICATION OF PROCEEDS. Debtor shall reimburse NBD for any expense incurred by NBD in protecting or enforcing its rights under this Agreement, including, without limitation, reasonable attorneys' fees and court costs, and all expenses of taking possession, holding, preparing for disposition and disposing of the Collateral. After deduction of such expenses, NBD may apply the proceeds of disposition to the Obligations in such order and amounts as it elects.


     (d) WAIVER. NBD may permit Debtor to remedy any default without waiving the default so remedied, and NBD may waive any default without waiving any other subsequent or prior default by Debtor.

                              8. PERSONS BOUND

     This Agreement benefits NBD, its successors and assigns, and binds the Debtor and its personal representatives, successors and assigns. Neuter terms as used herein shall also refer, where applicable, to the feminine gender and the masculine gender and the singular reference shall also include the plural of any word if the context so requires.


                              9. INTERPRETATION

     To the extent permissible under the UCC, the validity, construction and enforcement of this Agreement shall be determined and governed by the internal laws of Michigan. All terms not otherwise defined have the meanings assigned to them by the Michigan Uniform Commercial Code. Invalidity of any provision of this Agreement shall not affect the validity of any other provision.



                         10. LOAN AGREEMENT CONTROLS


     Anything contained in this Agreement to the contrary notwithstanding, in the event of an express conflict between the terms hereof and the terms of the Loan Agreement, the terms and provisions of the Loan Agreement shall govern and control. Terms defined in the Loan Agreement shall have the same meaning in this Agreement.


     Signed and delivered this ___ day of__________, 1996.

RIVIERA DIE & TOOL, INC.           RIVIERA TOOL COMPANY, successor by
                                   merger to Riviera Die & Tool, Inc., f/k/a
                                   R.D.T., Inc.



By: Peter C. Canepa                By:   Peter C. Canepa
   ------------------------           ---------------------------------


     Name: Peter C. Canepa              Name:  Peter C. Canepa
          -----------------                  --------------------------

     Title:   CFO                       Title: CFO
           ----------------                   -------------------------


ACCEPTED AT DETROIT, MICHIGAN
ON THE DATE WRITTEN ABOVE:



NBD BANK
a Michigan bank corporation



By:
   ----------------------------

     Name:
          ---------------------

     Title:
           -------------------



Exhibit A - List of Patents, Trademarks, and Copyrights
Exhibit B - Legal Description and Name of Record Owner